Exhibit 17(i)

EXECUTION VERSION

FORM OF CREDIT AGREEMENT

dated as of [            ]

among

CLEARBRIDGE ENERGY MLP OPPORTUNITY FUND INC.,

the Lenders party hereto

and

THE BANK OF NOVA SCOTIA,

as the Administrative Agent

THE BANK OF NOVA SCOTIA,

as Lead Arranger and Bookrunner

Prepared by:

Bryan Cave Leighton Paisner LLP

1290 Avenue of the Americas

New York, New York 10104-3300

i

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EXHIBITS:

Exhibit A	Form of Assignment and Assumption
Exhibit B	Form of Note
Exhibit C	[Reserved]
Exhibit D	Form of Written Borrowing Request
Exhibit E	Form of Closing Certificate
Exhibit F	Form of Federal Reserve Form FR U-1
Exhibit G	Form of Compliance Certificate
Exhibit H	Form of U.S. Tax Compliance Certificate
Exhibit I	Form of Security Agreement
Exhibit J	[Reserved]
Exhibit K	Form of Termination Notice
Exhibit L	Form of Applicable Margin Change Notice
Exhibit M	Form of Commitment Fee Change Notice
Exhibit N	Form of Collateral Agency and Intercreditor Agreement
Exhibit O	Form of Preferred Stock Supplement

SCHEDULES:

Schedule 1	List of Lenders and Commitments

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CREDIT AGREEMENT, dated as of May 29, 2018, among ClearBridge Energy MLP Opportunity Fund Inc., a Maryland corporation, the Lenders party hereto, and The Bank of Nova Scotia, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

The parties hereto agree as follows:

ARTICLE 1.

DEFINITIONS

Section 1.1 Defined Terms

(a) As used in this Credit Agreement, the following terms have the meanings specified in the Intercreditor Agreement: “Applicable Note Documents”, “Applicable Note Obligation”, “Applicable Senior Notes”, “Continuing Control Agreement”, “Note Documents”, “Noteholder”, “Note Purchase Agreement”, “Note Security Agent”, “Note Security Agreement”, “Senior Note” and “Temporary Control Agreement”.

(b) As used in this Credit Agreement, the following terms have the meanings specified below:

“ABR Loan” means a Loan (or any portion thereof) bearing interest based on the Alternate Base Rate.

“Adjusted Asset Coverage” means, as of any date, the ratio on such date of (a) Adjusted Total Net Assets to (b) the greater of (i) Adjusted Senior Debt, and (ii) one Dollar ($1).

“Adjusted LIBO Rate” means, with respect to any LIBOR Loan for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Adjusted Senior Debt” means, as of any date, the sum (without duplication) of (i) each of the following on such date: (a) all Senior Debt plus (b) all Financial Contract Liabilities, plus (c) all Secured Liabilities, plus (d) all Segregated Liabilities, minus (ii) the Borrower’s obligations with respect to the Statutory Preferred Stock to the extent such obligations are included in clause (i) immediately above.

“Adjusted Total Net Assets” means, as of any date (a) Total Net Assets, minus (b) the sum (without duplication) of the following: (i) the Value of all Excluded Assets (but not less than zero), plus (ii) the Excluded Investment Value (but not less than zero), plus (iii) the amount or Value of all declared but unpaid Restricted Payments, plus (iv) the excess, if any, of (1) the Value of all of the Borrower’s assets that are subject to any Lien (other than an Ordinary Course Lien), that are segregated, or that are on deposit to satisfy margin requirements, minus (2) the sum of all Secured Liabilities (excluding, to the extent otherwise included therein, liabilities of the Borrower under the Loan Documents) and all Segregated Liabilities.

“Administrative Agent” has the meaning set forth in the preamble of this Credit Agreement.

“Administrative Details Form” means an Administrative Details Form in a form supplied or approved by the Administrative Agent.

“Affected Loan” has the meaning set forth in Section 3.5.

“Affected Person” means the Borrower, or any officer, director, trustee or employee of the Borrower that will act in any capacity with respect to this Credit Agreement.

“Affiliate” of a Person means (a) any other Person directly or indirectly owning, controlling, or holding with power to vote, greater than 50% of the outstanding voting securities of such Person, (b) any other Person greater than 50% of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such Person, or (c) any Person directly or indirectly controlling, controlled by, or under common control with, such other Person. For purposes of this defined term, “control” means the power to exercise a controlling influence over the management or policies of a company, and “controlling” and “controlled” shall have correlative meanings.

“Alternate Base Rate” means, for any day, a rate per annum equal to the highest of (a) the Prime Rate in effect on such day, (b) 2.00% plus the Federal Funds Effective Rate in effect on such day, and (c) 2.00% plus the Overnight Eurodollar Rate in effect on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate, or the Overnight Eurodollar Rate shall be effective from and including the effective date of such change.

“Anti-Corruption Law” means, with respect to any Affected Person, the FCPA and any law, rule or regulation of any jurisdiction concerning or relating to bribery or corruption that are applicable to such Affected Person.

“Anti-Terrorism Law” means, with respect to any Person, any applicable law, rule or regulation related to financing terrorism including (a) the Patriot Act, (b) The Currency and Foreign Transactions Reporting Act (31 U.S.C. §§ 5311-5330) (also known as the “Bank Secrecy Act”), (c) the Trading With the Enemy Act (50 U.S.C. § 1 et seq.), (d) the International Economic Emergency Powers Act (15 U.S.C. § 1701 et seq.) and (e) Executive Order 13224 (effective September 24, 2001).

“Applicable Accounting Principles” means, with respect to the Borrower at any time, those accounting principles required by the ICA and prescribed by the SEC for the Borrower and, to the extent not so required or prescribed, GAAP.

“Applicable Custodian” means (a) during the Transition Period, the Existing Custodian and/or the New Custodian, and (b) thereafter, the New Custodian.

“Applicable Margin” means (a) during the Initial Margin Period, a rate per annum equal to (i) with respect to each LIBOR Loan, 0.70% and (ii) with respect to each ABR Loan, 0.00%, and (b) during each Subsequent Margin Period, if any, a rate per annum equal to (i) with respect to each LIBOR Loan, the “New Applicable LIBOR Margin” (as defined in the Applicable Margin Change Notice in respect of the Applicable Margin Change Effective Date which is the first day of such Subsequent Margin Period), and (ii) with respect to each ABR

Loan, the “New Applicable ABR Margin” (as defined in the Applicable Margin Change Notice in respect of the Applicable Margin Change Effective Date which is the first day of such Subsequent Margin Period).

“Applicable Margin Change Effective Date” has the meaning set forth in Section 2.9(a).

“Applicable Margin Change Notice” means a notice from the Administrative Agent to the Borrower substantially in the form of Exhibit L.

“Applicable Money Market” means any money market applicable to LIBOR Loans.

“Applicable Rate” means, with respect to each (a) LIBOR Loan, the Adjusted LIBO Rate plus the Applicable Margin, and (b) ABR Loan, the Alternate Base Rate plus the Applicable Margin.

“Approved Amount” means (a) in connection with any borrowing, conversion, continuation or prepayment of any Loan, $1,000,000 or an integral multiple of $100,000 in excess thereof.

“Asset-backed Security” means a type of bond or note that is based on one or more pools of assets, or collateralized by the cash flows from one or more pools of underlying assets, and includes collateralized bond obligations, collateralized loan obligations, collateralized mortgage obligations, and credit linked notes.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.4), and accepted by the Administrative Agent, in substantially the form of Exhibit A or any other form approved by the Administrative Agent.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank Loan” means a debt obligation commonly referred to as a “bank loan”, other than a security (as defined in the Securities Act) and other than any participation or sub-participation in a debt obligation.

“BNY Mellon” means The Bank of New York Mellon.

“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means ClearBridge Energy MLP Opportunity Fund Inc., a Maryland corporation.

“Borrowing” means Loans made, converted, or continued on the same date, and with respect to LIBOR Loans, as to which a single Interest Period is in effect.

“Borrowing Request” means a request in accordance with Section 2.2 for a Loan or a conversion or continuation of a Loan and, if required in writing, in the form of Exhibit D.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed, provided that, when used in connection with a LIBOR Loan or the determination of the Overnight Eurodollar Rate, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.

“Change in Law” means the occurrence, after the date of this Credit Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means the occurrence of one or more of the following events on or after the Effective Date: (a) the failure of the Investment Adviser to be, or to be an Affiliate of, Legg Mason Partners Fund Advisor, LLC (the “Parent”); (b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions), including by way of merger or consolidation, of all or substantially all of the assets of the Investment Adviser or, together with any Affiliates thereof, the Parent to any Person or group of related Persons (other than another Affiliate of the Parent) for purposes of Section 13(d) of the Exchange Act (a “Group”); (c) the approval by the Managing Body of, or the holders of equity interests issued by, the Parent or the Investment Adviser of any plan or proposal for the liquidation or dissolution of the Parent or such Investment Adviser, as the case may be; or (d) any Person (other than an Affiliate of the Parent) or Group shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 25% of the aggregate ordinary voting power represented by the equity interests issued by the Parent.

“Code” means the Internal Revenue Code of 1986.

“Collateral Agent” means The Bank of Nova Scotia, or any other Person appointed pursuant to the Intercreditor Agreement, in its capacity as the collateral agent on behalf of each Security Agent.

“Commitment” means, with respect to each Lender, the commitment of such Lender hereunder to make Loans to the Borrower in an aggregate amount not exceeding the amount (a) set forth adjacent to its name on Schedule 1 on the Effective Date, or (b) under any Assignment and Assumption pursuant to which such Lender shall have assumed the Commitment of another Lender, as such commitment may be changed from time to time pursuant to Section 2.3 or pursuant to an Assignment and Assumption. The initial aggregate amount of the Commitments of the Lenders on the Effective Date is $75,000,000.

“Commitment Fee Change Effective Date” has the meaning set forth in Section 2.9(b).

“Commitment Fee Change Notice” means a notice from the Administrative Agent to the Borrower substantially in the form of Exhibit M.

“Commitment Fee Rate” means, with respect to each Lender, (a) during the Initial Fee Period, a rate per annum equal to (i) as of any date upon which the aggregate outstanding principal balance of the Loans equals or exceeds 75% of the Commitment, 0.15%, and (ii) as of any other date, 0.25%, and (b) during each Subsequent Fee Period, if any, a rate per annum equal to the “New Commitment Fee Rate” (as defined in the Commitment Fee Change Notice in respect of the Commitment Fee Change Effective Date which is the first day of such Subsequent Fee Period).

“Commitment Termination Date” means the earlier to occur of (a) the Termination Notice Effective Date, and (b) such earlier date on which the Lenders’ obligations to make Loans shall have otherwise terminated or been terminated in accordance herewith.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Credit Parties” means, collectively, the Administrative Agent and the Lenders.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or any State thereof from time to time in effect.

“Default” means any event or condition that constitutes an Event of Default or that, upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means, subject to Section 2.7(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.7(b)) upon delivery of written notice of such determination to the Borrower and each Lender.

“Delayed Settlement Loan Collateral” means, as of any date, any Investment of the Borrower in a Bank Loan with respect to which the Borrower has entered into a sale or trade and such sale or trade has not, (a) in the case of any Bank Loan trading on “par documents”, settled within fourteen (14) Business Days of the date of such sale or trade, or (b) in the case of any other Bank Loan, settled within twenty-one (21) Business Days of the date of such sale or trade.

“Designated Section(s)” has the meaning set forth in a Preferred Stock Supplement.

“Dollars” or “$” refers to lawful money of the United States of America.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” has the meaning set forth in Section 5.1.

“Electronic Platform” means an electronic system for the delivery of information (including documents), such as DebtDomain or IntraLinks On-Demand WorkspacesTM, that may or may not be provided or administered by the Administrative Agent or an Affiliate thereof.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.4(b)(v) (subject to such consents, if any, as may be required under Section 10.4(b)(iii)).

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Group” means, with respect to any Person, such Person and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with such Person, are treated as a single employer under Section 414 of the Code.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning assigned to such term in Section 8.1.

“Excluded Assets” means, with respect to the Borrower at any time, (a) all commercial tort claims, cooperative interests, goods, letter-of-credit rights and letters of credit, (b) all property other than Investments, (c) all deferred organizational and offering expenses, (d) all Investments that are in default (except to the extent that the Borrower is required or permitted to attribute a value thereto pursuant to the ICA, the rules thereunder and Applicable Accounting Principles) or determined to be worthless pursuant to any applicable policy of the Borrower, and (e) all property of the Borrower in which the Administrative Agent does not have a security interest, for the benefit of itself and the Lenders, that has been perfected in accordance with the terms of, and that has the requisite priority required by, the Security Agreement.

“Excluded Investment Value” means as of any date and with respect to each of the following Investments (other than Excluded Assets) of the Borrower:

(a) the excess, if any, of (i) the sum (without duplication) of the aggregate Value of (x) all Illiquid Investments plus (y) the aggregate Value of all Level III Assets, over (ii) an amount equal to 10% of Total Net Assets;

(b) the excess, if any, of (i) the aggregate Value of all Delayed Settlement Loan Collateral, over (ii) an amount equal to 5% of Total Net Assets;

(c) the excess, if any, of (i) the aggregate Value of all Investments of the Borrower with respect to which any ten Persons (other than (a) the United States of America, or (b) shares in any Money Market Fund) is an Issuer (collectively, the “Ten Issuers”, and each individually a “Ten Issuer”), over (ii) an amount equal to 55% of Total Net Assets;

(d) the excess, if any, of (i) the aggregate Value of all Investments of the Borrower with respect to which any Ten Issuer is an Issuer, over (ii) an amount equal to 15% of Total Net Assets;

(e) the excess, if any, of (i) the aggregate Value of all Investments of the Borrower with respect to which any single Person (other than (a) the United States of America, (b) shares in any Money Market Fund, or (c) any Ten Issuer) is an Issuer, over (ii) an amount equal to 5% of Total Net Assets;

(f) the aggregate Value of all (i) Private Label Asset-backed Securities that are not rated BBB- or higher by S&P and Baa3 or higher by Moody’s, (ii) all collateralized debt obligations, and (iii) all collateralized loan obligations;

(g) the excess, if any, of (i) the aggregate Value of all Private Label Asset-backed Securities which are rated BBB- or higher by S&P and Baa3 or higher by Moody’s, over (ii) an amount equal to 15% of Total Net Assets;

(h) the aggregate Value of all Investments of the Borrower in any equity security (other than a Money Market Fund) that is not traded on a recognized national security exchange;

(i) the aggregate Value of all Investments of the Borrower in the sovereign debt of any Restricted Nation or any political subdivision thereof;

(j) the excess, if any, of (i) the aggregate Value of all Investments of the Borrower with respect to all Persons organized under the laws of any single Limited Nation, over (ii) an amount equal to 15% of Total Net Assets; and

(k) the excess, if any, of (i) the aggregate Value of all Investments of the Borrower denominated in the official currency (other than Euros) of any single Limited Nation, over (ii) an amount equal to 15% of Total Net Assets.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 3.8(b)) or (ii) such Lender changes its lending office (other than pursuant to a request by the Borrower under Section 3.8(a)), except in each case to the extent that, pursuant to Section 3.4, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.4(g), and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Custodian” means State Street, as custodian under the Temporary Control Agreement.

“Existing Custody Account” means the “Collateral Accounts” under, and as such term is defined in, the Temporary Control Agreement.

“Existing Custody Agreement” means the Custodian Services Agreement, dated as of October 5, 2012, between the Borrower and State Street, in its capacity as custodian thereunder.

“Existing Preferred Stock” means the (i) 49 shares of the Borrower’s “Series A Mandatory Redeemable Preferred Stock”, $.001 par value per share, with a liquidation preference of $100,000 per share, (ii) 41 shares of the Borrower’s “Series B Mandatory Redeemable Preferred Stock”, $.001 par value per share, with a liquidation preference of $100,000 per share, and (iii) 140 shares of the Borrower’s “Series C Mandatory Redeemable Preferred Stock”, $.001 par value per share, with a liquidation preference of $100,000 per share.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Credit Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with the foregoing, and any legislation or regulations adopted or promulgated by any Governmental Authority pursuant to any such intergovernmental agreement.

“FCPA” means the Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd-1, et seq.

“Federal Funds Effective Rate” means, for any day, the higher of (x) 0.0%, or (y) a rate per annum (expressed as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Effective Rate

for such day shall be such rate on such transactions on the next preceding Business Day as so published on the Business Day succeeding such next preceding Business Day, and (b) if such rate is not so published for any day, the Federal Funds Effective Rate for such day shall be the average of the quotations for such day on such transactions received by the Administrative Agent.

“Federal Reserve Form” means, with respect to any Lender, a Form FR U-1 duly completed by such Lender and executed by the Borrower, the statements made in which shall, in the reasonable opinion of such Lender, permit the transactions contemplated hereby in compliance with Regulation U, together with all instruments, certificates and other documents executed or delivered in connection therewith or attached thereto.

“Financial Contract” means (a) any rate, basis, commodity, currency, debt, equity or other swap or swaption, (b) any put, cap, collar or floor agreement, (c) any rate, basis, commodity, currency, debt, equity or other futures or forward agreement, (d) any rate, basis, commodity, currency, debt, equity or other option, (e) any derivative, (f) any financial instrument whose value is derived from the value of something else, (g) any contract under which the parties agree to payments between or among them based upon the value of an underlying asset or other data at a particular point or points in time, (h) any “swap agreement” within the meaning of Section 101(53B) of the Bankruptcy Code of the United States, (i) any foreign currency contract, repurchase agreement, reverse repurchase agreement, dollar roll, credit-linked note, indexed security, collateralized debt obligation, firm or standby commitment agreement, securities lending agreement, or when-issued contract, or (j) any other similar arrangement.

“Financial Contract Liability” means, at any time and with respect to each Financial Contract to which the Borrower is a party, the liability of the Borrower in respect of such Financial Contract determined on a mark-to-market basis, provided that if for purposes of financial reporting such liability or other obligation is required to be reported by the Borrower on a notional basis, then such liability will be the notional amount of such Financial Contract.

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

“Fundamental Policies” means, collectively (a) the policies and objectives for, and limits and restrictions on, investing by the Borrower set forth in its Offering Document as in effect on the Effective Date and which may be changed only by a vote of a majority of the Borrower’s outstanding voting securities (as defined in Section 2(a)(42) of the ICA), and (b) all policies limiting the incurrence of Indebtedness by the Borrower set forth in its Offering Document as in effect on the Effective Date.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, arbitrator, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other payment obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation, provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guaranteed” has a meaning correlative thereto.

“ICA” means the Investment Company Act of 1940.

“Illiquid Investment” means, as of any date, any investment that has any material condition to or restriction on the ability of the Borrower or any assignee thereof to sell, assign, transfer, pledge, hypothecate or otherwise encumber or liquidate the same in a commercially reasonable time and manner (other than customary securities law arrangements or restrictions), whether or not such condition or restriction is intrinsic to such investment, including without limitation, with respect to each investment other than a Bank Loan, any condition or restriction that could reasonably be expected to (i) prohibit or delay the settlement of any such sale, assignment, transfer, pledge, hypothecation, encumbrancing or liquidation for more than seven (7) days, or (ii) require any payment (other than a nominal amount) in connection therewith, shall be deemed to be such a material condition or restriction, and in the event that the Borrower enters into any arrangement pursuant to which any investment (other than a Bank Loan) is to be sold or otherwise transferred by the Borrower and such sale or transfer is not settled within seven (7) days, such investment shall be deemed to be an Illiquid Investment.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by or otherwise in respect of bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (h) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (i) all Financial Contract Liabilities of such Person, (j) all obligations of such Person in respect of Senior Securities Representing Indebtedness, and (k) all Guarantees by such Person of any of the foregoing. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document, and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” has the meaning assigned to such term in Section 10.3(b).

“Indirect Fund” means an investment company (the “acquiring company”) that beneficially owns (a) in excess of 3.0% of the voting stock of any other investment company (other than a money market fund), (b) one or more securities, issued by another investment company (other than a money market fund), the aggregate value of which exceeds 5.0% of the total assets of the acquiring company, or (c) one or more securities, issued by other investment companies (other than money market funds), the aggregate value of which exceeds 10.0% of the total assets of the acquiring company.

“Initial Fee Period” means the period from the Effective Date to but excluding the first Commitment Fee Change Effective Date, if any.

“Initial Margin Period” means the period from the Effective Date to but excluding the first Applicable Margin Change Effective Date, if any.

“Intercreditor Agreement” has the meaning set forth in Section 5.1(h).

“Interest Payment Date” means (a) with respect to each ABR Loan, the last Business Day of each calendar quarter, (b) with respect to each LIBOR Loan, the last day of the Interest Period applicable to such LIBOR Loan and, in the case of a LIBOR Loan with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, and (c) with respect to all Loans, the Maturity Date.

“Interest Period” means, with respect to any LIBOR Loan, the period commencing on the date of the making of such LIBOR Loan (or the last date upon which any other Loan was converted to, or continued as, such LIBOR Loan) and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; provided that, (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.

“Investment” means, with respect to any Person, any direct or indirect portfolio investment by such Person in, or portfolio exposure (including through Financial Contracts) of such Person to (a) currencies, commodities, loans or securities, or any indexes on currencies, commodities, loans, securities, interest rates, or indexes, (b) any Financial Contract, or (c) any other medium for investment.

“Investment Adviser” means, with respect to the Borrower, the investment adviser or investment manager therefor.

“IRS” means the United States Internal Revenue Service.

“Issuer” means, with respect to any Investment of the Borrower, (a) in the event such Investment is a Financial Contract, the counterparty thereto or reference entity or reference obligor thereunder, (b) in the event such Investment is a security (other than a Financial Contract), the issuer thereof, and (c) in the event such Investment is a loan, the borrower thereof.

“Lenders” means the Persons listed on Schedule 1 and any Eligible Assignee that shall have become a party hereto pursuant to an Assignment and Assumption, other than any Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Level III Asset” means, at any time, any Investment of the Borrower (a) for which there are no Level 1 Inputs or Level 2 Inputs (in each case within the meaning of Topic ASC 820), or (b) the value of which is determined by reference to Level 3 Inputs (within the meaning of Topic ASC 820).

“LIBO Rate” means, with respect to any LIBOR Loan for any Interest Period, the higher of (a) 0.0%, or (b) the rate per annum equal to the ICE Benchmark Administration Limited LIBOR Rate (or such successor thereto if the ICE Benchmark Administration Limited is no longer making such a rate available) appearing on the applicable Bloomberg screen (or other commercially available source as reasonably designated by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) at approximately 11:00 a.m., London time two (2) Business Days prior to the commencement of such Interest Period, as the rate for Dollar deposits in the London interbank market with a maturity comparable to such Interest Period, provided that in the event such rate does not appear on such screen (or on any successor or substitute page on such screen or otherwise on such screen), the “LIBO Rate” with respect to such LIBOR Loan during such Interest Period shall be determined by reference to such other comparable publicly available service for displaying interest rates applicable to Dollar deposits in the London interbank market as may be selected by the Administrative Agent, provided further that in the absence of such availability, the “LIBO Rate” shall be determined by reference to the rate at which Dollar deposits of $1,000,000 in immediately available funds for a maturity comparable to such Interest Period are offered by the principal office of institution serving as the Administrative Agent to leading banks in the London interbank market at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, provided further that in the event the principal office of such institution is not making such offers, “LIBO Rate” shall mean such other rate reflecting the Lenders’ cost of funds as determined by the Administrative Agent using any reasonable or prevailing method.

“LIBOR Loan” means a Loan (or any portion thereof) bearing interest based on the Adjusted LIBO Rate.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset.

“Limited Nation” means any nation other than an Unlimited Nation.

“Loan” means a loan made pursuant to Section 2.2.

“Loan Documents” means this Credit Agreement, the Notes, the Security Documents, each Preferred Stock Supplement, if any, and all other agreements evidencing or securing the obligations of the Borrower hereunder or thereunder, together with all amendments, supplements or other modifications thereto.

“Losses” has the meaning assigned to such term in Section 10.3(b).

“Managing Body” means, with respect to any Person, the board of directors thereof, the board of trustees thereof, or other similar managing body thereof.

“Margin Stock” has the meaning assigned to such term in Regulation U.

“Material Adverse Effect” means a material adverse effect on (a) the property, assets, income or financial condition of the Borrower, (b) the ability of the Borrower to perform any of its monetary or other material obligations under any Loan Document or (c) the rights of, or benefits available to, any Credit Party under any Loan Document.

“Material Indebtedness” means (i) Indebtedness of the Borrower, other than Indebtedness under the Loan Documents (a) in an aggregate principal amount exceeding the Threshold Amount, or (b) in respect of any of the Applicable Senior Notes, and/or (ii) obligations of the Borrower in respect of the Preferred Stock.

“Maturity Date” means the earlier to occur of (a) the Commitment Termination Date, and (b) the date on which the outstanding principal balance of the Loans shall become due and payable in accordance herewith.

“Maximum Borrowing Value” means, at any time with respect to the Borrower’s assets constituting (a) Margin Stock, the “current market value” (within the meaning of Regulation U) thereof at such time, and (b) Non-Margin Assets, the “good faith loan value” (within the meaning of Regulation U) thereof at such time, provided that, with respect to each Non-Margin Asset, until such time, if any, as the Administrative Agent shall have notified the Borrower in writing of the Administrative Agent’s reasonable determination of the good faith loan value of such Non-Margin Asset, the Borrower may assume that the good faith loan value of such Non-Margin Asset is equal to 85% of the book value thereof.

“Measurement Date” means (a) except as otherwise provided in clause (b) below, the date of the most recent audited financial statements of the Borrower which were furnished to the Administrative Agent prior to the date of this Credit Agreement, or (b) in the event that the Commitment Termination Date shall have been extended pursuant to Section 2.3(d) or otherwise, the date of the most recent annual audited financial statements of the Borrower which were delivered to the Administrative Agent as of the date the Commitment Termination Date was most recently so extended.

“Money Market Fund” means, as of any date, any open-end investment company registered under the ICA that meets the requirements of Rule 2a-7 under the ICA.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA that is subject to ERISA and to which any member of an ERISA Group is then making or accruing an obligation to make contributions.

“Net Asset Value” means, at any time, an amount equal to Adjusted Total Net Assets minus Adjusted Senior Debt.

“New Articles Supplementary” has the meaning set forth in a Preferred Stock Supplement.

“New Custodian” means BNY Mellon, in its capacity as custodian under the New Custody Agreement.

“New Custody Account” means the “Account” under, and as such term is defined in, the Continuing Control Agreement.

“New Custody Agreement” means that certain Custodian Services Agreement, dated as of January 1, 2018, by and between the Borrower and BNY Mellon, as custodian thereunder.

“New Preferred Stock” has the meaning set forth in a Preferred Stock Supplement.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all or all affected Lenders in accordance with the terms of Section 10.2 and (ii) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Margin Assets” means assets of the Borrower which do not constitute Margin Stock, provided, that, for purposes of this definition, “Non-Margin Assets” shall not include “puts, calls or combinations thereof” within the meaning of Regulation U.

“Non-Recourse Person” has the meaning assigned to such term in Section 1.4.

“Note” means, with respect to any requesting Lender, a promissory note, substantially in the form of Exhibit B, made by the Borrower and payable to such Lender, including all replacements thereof and substitutions therefor.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Offering Document” means the prospectus (including the statement of additional information), and all supplements, amendments and modifications thereto, as filed with the SEC, and including modifications of the Borrower’s investment objectives, strategies and restrictions contained in shareholder reports, press releases or proposals contained in a proxy statement of the Borrower (such proposals having been approved by shareholders of the Borrower) of the Borrower.

“Ordinary Course Lien” means any Lien referred to in Section 7.2(a), (b), (c), (d) or (e)(x)(i) or (e)(y)(i).

“Ordinary Liabilities” means, with respect to the Borrower as of any date, “all liabilities and indebtedness” (within the meaning of the first sentence of Section 18(h) of the ICA) of the Borrower other than (a) Senior Debt, (b) Financial Contract Liabilities, (c) Secured Liabilities, and (d) Segregated Liabilities.

“Organization Documents” means, (a) with respect to any corporation, its certificate of incorporation or charter, and by-laws, (b) with respect to any partnership, its partnership agreement, (c) with respect to any limited liability company, its certificate of formation and limited liability company agreement, (d) with respect to any business trust or statutory trust, its certificate of trust, if any, and declaration of trust, and (e) with respect to any other Person, the counterpart documents thereof.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.8(b)).

“Overnight Eurodollar Rate” means, with respect to any ABR Loan as of any date, the higher of (a) 0.0%, and (b) the rate per annum equal to the ICE Benchmark Administration Limited LIBOR Rate (or such successor thereto if the ICE Benchmark Administration Limited is no longer making such a rate available) appearing on the applicable Bloomberg screen (or other commercially available source as reasonably designated by the

Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) at approximately 11:00 a.m., London time on such date (or, if such date is not a Business Day, the immediately preceding Business Day) as the rate for one Business Day Dollar deposits in the London interbank market, provided that in the event such rate does not appear on such screen (or on any successor or substitute page on such screen or otherwise on such screen), the “Overnight Eurodollar Rate” shall be determined by reference to such other comparable publicly available service for displaying overnight interest rates applicable to Dollar deposits in the London interbank market as may be selected by the Administrative Agent, provided further that in the absence of such availability, the “Overnight Eurodollar Rate” shall be determined by reference to the rate at which one Business Day Dollar deposits of $1,000,000 in immediately available funds are offered by the principal office of the institution serving as Administrative Agent to leading banks in the London interbank market at approximately 11:00 a.m., London time, on such date (or, if such date is not a Business Day, the immediately preceding Business Day), provided further that in the event the principal office of such institution is not making such offers, “Overnight Eurodollar Rate” shall mean such other rate reflecting the Lenders’ cost of funds as reasonably determined by the Administrative Agent using any reasonable or prevailing method.

“Participant” has the meaning assigned to such term in Section 10.4(d).

“Participant Register” has the meaning assigned to such term in Section 10.4(d).

“Patriot Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“Permitted Investments” means all Investments of the Borrower, in each case (a) to the extent that the Borrower has the power and authority under its Organization Documents to invest therein, and (b) to the extent the investment therein, ownership thereof, or exposure thereto, by the Borrower is in conformity with the Offering Document.

“Permitted Liens” means Liens permitted by Section 7.2.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is maintained, or contributed to, by any member of an ERISA Group for employees of any member of an ERISA Group.

“Plan Asset Regulations” means the U.S. Department of Labor regulations, 29 C.F.R. §2510.3-101, as modified by Section 3(42) of ERISA, as amended from time to time.

“Preferred Asset Coverage” means, as of any date, the ratio on such date of (a) Total Net Assets to (b) the greater of (i) Senior Securities issued by the Borrower, and (ii) one Dollar ($1).

“Preferred Stock” means the Existing Preferred Stock and all New Preferred Stock, if any.

“Preferred Stock Supplement” means a supplement to this Credit Agreement in the form of Exhibit O hereto, executed and delivered by the Borrower and acknowledged and agreed to by the Administrative Agent.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime commercial lending rate; each change in the Prime Rate being effective from and including the date such change is publicly announced as being effective. The Prime Rate is not intended to be the lowest rate of interest charged by the Administrative Agent or any Lender in connection with extensions of credit to borrowers.

“Private Label Asset-backed Security” means an Asset-backed Security other than a U.S. Government Security.

“Recipient” means the Administrative Agent or any Lender, as applicable.

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, replace, refund or repay, or to issue other indebtedness, in exchange or as a replacement for, such indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Register” has the meaning assigned to such term in Section 10.4(c).

“Regulated Investment Company” has the meaning set forth in Section 851 of the Code.

“Regulation D” means Regulation D of the Board of Governors as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation T” means Regulation T of the Board of Governors as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” means Regulation U of the Board of Governors as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the Board of Governors as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and such Person’s Affiliates.

“Removal Effective Date” has the meaning set forth in Section 9.6(b).

“Required Lenders” means, at any time, one or more Lenders having unused Commitments and outstanding Loans representing greater than 50% of the sum of the unused Commitments and outstanding Loans of all Lenders, provided that if there is more than one

Lender, at least two Lenders shall be required, provided further that for purposes of the foregoing proviso, Lenders that are Affiliates shall be treated as a single Lender, provided further that the unused Commitments and outstanding Loans of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Resignation Effective Date” has the meaning set forth in Section 9.6(a).

“Restricted Nation” means Greece, Ireland, Italy, Portugal and Spain.

“Restricted Payment” means (a) any dividend or other distribution by the Borrower (whether in cash, securities or other property) with respect to any shares, units or other equity interests issued by the Borrower, and (b) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, by the Borrower on account of the purchase, redemption, retirement, acquisition, cancellation, defeasance or termination of any such shares, units or other equity interests; provided, however, that any dividend, distribution or other payment payable solely in shares of common stock of the Borrower shall not constitute a “Restricted Payment”.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc., and any successor thereto.

“Sanctioned Jurisdiction” means, at any time, a country, region or territory which is the subject or target of comprehensive country-based or region-based (not individual- or entity-based) Sanctions which, as of the date hereof, are Cuba, Iran, North Korea, Crimea and Syria.

“Sanctioned Person” means, at any time, any Person that is the subject or target of any Sanction.

“Sanctions” has the meaning set forth in Section 4.15(a).

“SEC” means the U.S. Securities and Exchange Commission and/or any other Governmental Authority succeeding to the functions thereof with respect to the ICA and the Securities Act.

“Secured Liability” means each liability of the Borrower secured by a Lien on property (other than Excluded Assets).

“Securities Act” means the Securities Act of 1933.

“Security Agreement” has the meaning set forth in Section 5.1(f).

“Security Documents” means the Security Agreement, the Continuing Control Agreement, the Temporary Control Agreement, the Intercreditor Agreement, and each other document hereafter executed and delivered by the Borrower to the Administrative Agent granting or perfecting a Lien on any property of the Borrower to secure any obligations or liabilities of the Borrower under any Loan Document.

“Segregated Liability” means each liability or other obligation of the Borrower relating to assets (other than Excluded Assets) that have been segregated or are otherwise subject to margin arrangements (including assets segregated by the Borrower to comply with Section 18 of the ICA with respect to Financial Contracts).

“Senior Debt” means, at any time, the aggregate amount of Senior Securities Representing Indebtedness of the Borrower.

“Senior Security” has the meaning set forth in the first sentence of Section 18(g) of the ICA and related SEC guidance and includes, without limitation, the Preferred Stock.

“Senior Security Representing Indebtedness” has the meaning set forth in the first sentence of Section 18(g) of the ICA and related SEC guidance, and includes, without limitation, principal obligations in respect of the Senior Notes.

“Specified Materials” means, collectively, all materials or information provided by or on behalf of the Borrower, as well as documents and other written materials relating to the Borrower, the Credit Parties or any of their respective subsidiaries or Affiliates or any other materials or matters relating to the Loan Documents (including any amendments or waivers of the terms thereof or supplements thereto).

“State Street” means State Street Bank and Trust Company.

“Status” has the meaning set forth in Section 4.16.

“Statutory Preferred Stock” means all Preferred Stock that (a) for accounting purposes is treated as a liability, and (b) for purposes of the ICA, is treated as a Senior Security and not as a liability or as a Senior Security Representing Indebtedness.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board of Governors to which the Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D). Such reserve percentages shall include those imposed pursuant to such Regulation D. LIBOR Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to the Administrative Agent under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subsequent Fee Period” means, with respect to any Commitment Fee Change Notice, the period commencing on the Commitment Fee Change Effective Date, if any, with respect to such Commitment Fee Change Notice to but excluding the earlier to occur of (a) the Commitment Termination Date (as in effect at the commencement of such period), or (b) the Commitment Fee Change Effective Date, if any, immediately succeeding such Commitment Fee Change Effective Date.

“Subsequent Margin Period” means, with respect to any Applicable Margin Change Notice, the period commencing on the Applicable Margin Change Effective Date, if any, with respect to such Applicable Margin Change Notice to but excluding the earlier to occur of (a) the Commitment Termination Date (as in effect at the commencement of such period), or (b) the Applicable Margin Change Effective Date, if any, immediately succeeding such Applicable Margin Change Effective Date.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Notice” means a notice from the Administrative Agent to the Borrower substantially in the form of Exhibit K hereto.

“Termination Notice Effective Date” means the 179th day after the date of delivery of the first Termination Notice given pursuant to Section 2.3(d) hereof.

“Threshold Amount” means 1.0% of the aggregate Net Asset Value of the Borrower.

“Total Net Assets” means, at any time, (a) the “value of the total assets” (within the meaning of the first sentence of Section 18(h) of the ICA) of the Borrower less (b) the Ordinary Liabilities of the Borrower.

“Transactions” means the (a) execution, delivery and performance by the Borrower of each Loan Document to which it is a party, (b) borrowing of the Loans and (c) use of the proceeds of the Loans.

“Transfer Completion Date” means the first date upon which both of the following shall have occurred: (a) all of the assets contained in the Existing Custody Account and all Restricted Assets (as defined in the Temporary Control Agreement) shall have been transferred to the New Custody Account, and (b) the Borrower shall have executed and delivered to the Collateral Agent (with a copy to the Administrative Agent) a transfer completion certificate in the form of Exhibit F to the Intercreditor Agreement.

“Transition Period” means the period from the Effective Date through the Transfer Completion Date.

“Unlimited Nation” means (a) each G-10 country, (b) Australia, and (c) New Zealand.

“U.S. Government Security” means any debt obligation, other than an Asset-backed Security, the timely repayment of the principal thereof, and interest thereon, is backed by the full faith and credit of the United States of America.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.4(g).

“Value” means, as of any day of determination in respect of any Investment of the Borrower, the value of such Investment computed in the manner such value is required to be computed by the Borrower in accordance with the Borrower’s internal policies, GAAP and applicable law (including the ICA).

“Withholding Agent” means the Borrower and the Administrative Agent.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 1.2 Terms Generally

The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any definition of or reference to any law, rule or regulation shall be construed as referring to such law, rule or regulation as from time to time amended and any successor thereto and in the case of such law, the rules and regulations promulgated from time to time thereunder, (c) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Credit Agreement in its entirety and not to any particular provision hereof, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, and (f) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Credit Agreement.

Section 1.3 Accounting Terms

As used in the Loan Documents and in any certificate, opinion or other document made or delivered pursuant thereto, accounting terms not defined in Section 1.1, and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under Applicable Accounting Principles. If at any time any change in Applicable Accounting Principles would affect the computation of any financial ratio or requirement set forth in this Credit Agreement and (a) the Borrower notifies the Administrative Agent that the Borrower objects to determining compliance with such financial ratio or requirement on the basis of Applicable Accounting Principles in effect immediately after such change becomes effective or (b) the Required Lenders so object, then the Borrower’s compliance with such ratio or requirement shall be determined on the basis of Applicable Accounting Principles in effect immediately before such change becomes effective, until either such notice is withdrawn by the Borrower or the Administrative Agent (on behalf of the Required Lenders), as the case may be, or the Borrower and the Required Lenders otherwise agree. Except as otherwise expressly provided herein, the computation of financial ratios and requirements set forth in this Credit Agreement shall be consistent with the Borrower’s financial statements required to be delivered hereunder.

Section 1.4 Non-Recourse Persons

Each Credit Party hereby agrees for the benefit of each and every trustee, director, and officer of, and each record owner of any outstanding shares of, the Borrower (each a “Non-Recourse Person”) that (a) no Non-Recourse Person shall have any personal liability for any obligation of the Borrower under any Loan Document or other instrument or document delivered pursuant hereto or thereto; and (b) no claim against any Non-Recourse Person or any property thereof may be made for any obligation of the Borrower under any Loan Document or other instrument or document delivered pursuant hereto or thereto, whether for the payment of principal of, or interest on, the Loans or for any fees, expenses or other amounts payable by the Borrower hereunder or thereunder.

ARTICLE 2.

THE CREDITS

Section 2.1 Commitments

Subject to the terms and conditions set forth herein, each Lender severally (and not jointly) agrees to make loans in Dollars to the Borrower from time to time during the period from the Effective Date through the Business Day immediately preceding the Commitment Termination Date, provided that immediately after giving effect thereto (a) the aggregate outstanding principal balance of the Loans made by such Lender would not exceed its Commitment, and (b) the Preferred Asset Coverage would not be less than 2.25:1.00. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Loans.

Section 2.2 Loans

(a) Requesting a Loan. To request a Loan, the Borrower shall submit to the Administrative Agent a Borrowing Request substantially in the form of Exhibit D attached hereto, not later than (i) in the case of an ABR Loan, 1:00 p.m., Eastern time, on the Business Day of the proposed Loan, or (ii) in the case of a LIBOR Loan, 1:00 p.m., Eastern time, three (3) Business Days before the date of the proposed Loan. Each such Borrowing Request shall be irrevocable and shall specify: (A) the requested date for such Loan (which shall be a Business Day), (B) whether such Loan is to be an ABR Loan or a LIBOR Loan, (C) the amount of such Loan, which shall be in an Approved Amount, and (D) with respect to each LIBOR Loan, the Interest Period therefor, provided that, if (x) the Borrower shall fail to specify whether such requested Loan is to be an ABR Loan or a LIBOR Loan, then such Loan shall be made as a

LIBOR Loan with an interest period of one month, or (y) immediately after giving effect to the making of such requested Loan, there would be Loans outstanding with in excess of six (6) different Interest Periods, then such Loan shall be made as an ABR Loan.

(b) Optional Conversion or Continuation of Certain Loans. Subject to Section 2.2(c), prior to the Maturity Date, the Borrower may elect to (i) convert all or any portion of any ABR Loan to a LIBOR Loan, (ii) convert all or any portion of any LIBOR Loan to an ABR Loan, or (iii) continue all or any portion of a LIBOR Loan as a LIBOR Loan having an additional Interest Period, provided that, in each such case, the principal amount to be converted to or continued as a LIBOR Loan shall be in an Approved Amount. Each such election shall be made by the Borrower by a duly executed Borrowing Request to the Administrative Agent, shall be irrevocable and shall (A) be made not later than (x) in the case of a conversion of a Loan to, or the continuation of a Loan as, a LIBOR Loan, 1:00 p.m., Eastern time, three (3) Business Days before the date of the proposed conversion or continuation, or (y) in all other cases not later than 1:00 p.m., Eastern time, on the Business Day of the proposed conversion or continuation, (B) specify the following information (w) the amount of the Loan requested to be converted or continued, (x) the requested date for such conversion or continuation, which shall be a Business Day, (y) whether such Loan is to be converted into an ABR Loan or a LIBOR Loan, or continued as a LIBOR Loan, and (z) in the case of a Loan being converted into or continued as a LIBOR Loan, the Interest Period to be applicable thereto, and (C) be delivered by the Administrative Agent to the Lenders upon receipt, provided that, if (x) prior to the expiration of the Interest Period applicable to an existing LIBOR Loan, the Borrower shall fail to timely elect to continue or convert such LIBOR Loan in accordance herewith, such LIBOR Loan shall, on the last day of such Interest Period, be automatically converted to a LIBOR Loan with an interest period of one month, and (y) immediately after giving effect to any such requested conversion or continuation of any Loan, there would be Loans outstanding with in excess of six (6) different Interest Periods, then such Loan shall be converted to an ABR Loan.

(c) Elections. Notwithstanding anything to the contrary herein contained, the Borrower’s right to make elections pursuant to Section 2.2(b) shall cease (i) upon notice by the Administrative Agent or Required Lenders to the Borrower upon the occurrence or during the continuance of an Event of Default (other than an Event of Default under Section 8.1(h) or (i)) that the Borrower’s right to make elections pursuant to Section 2.2(b) has been terminated, and (ii) automatically and without notice upon the occurrence or during the continuance of an Event of Default under Section 8.1(h) or (i).

(d) Funding. Promptly following receipt of a Borrowing Request in accordance with subsection (a) or (c) of this Section, the Administrative Agent shall advise each applicable Lender of the details thereof and, in the case of a Borrowing Request in accordance with subsection (a) of this Section, of the amount of such Lender’s Loan to be made as part of the requested Borrowing. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 2:00 p.m., Eastern time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower on such proposed date by promptly transferring the amounts so received, in like funds, to a custodial account at an Applicable Custodian in the name of the Borrower or, in the event a Borrowing shall not occur on such date because any condition precedent thereto herein shall not have been met, return the amounts so received to the respective Lenders, without interest.

Section 2.3 Termination or Change of Commitments

(a) Unless previously terminated, the Commitments shall terminate on the Commitment Termination Date.

(b) The Borrower may at any time terminate, or from time to time reduce, without premium or penalty, the Commitments, provided that (i) the Borrower may not terminate or reduce the Commitments if, immediately after giving effect thereto and to any concurrent repayment of the Loans in accordance with Sections 2.4 or 2.5, the aggregate outstanding principal balance of the Loans would exceed the Commitments, and (ii) each such reduction shall be in a minimum amount of $5,000,000 and in an integral multiple of $1,000,000.

(c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three (3) Business Days (or such shorter period as the Administrative Agent may agree in its sole discretion) prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other debt instruments, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Upon receipt of each such notice, the Administrative Agent shall promptly send each Lender a copy thereof. Each termination or reduction of the Commitments shall be accompanied by the payment of accrued and unpaid commitment fees to the extent required by Section 3.2.

(d) The Administrative Agent may at any time deliver to the Borrower a Termination Notice.

Section 2.4 Repayment of Loans

(a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan on the Maturity Date.

(b) In the event that on any date, the Borrower shall fail to be in compliance with Section 7.7, the Borrower shall, within three (3) Business Days, repay the Loans and take such other actions as may be necessary such that, immediately after giving effect to such repayment and other actions, the Borrower shall be in compliance with Section 7.7.

Section 2.5 Voluntary Prepayments

The Borrower shall have the right at any time and from time to time, without premium or penalty (but subject to Section 3.7), to prepay any Loan in whole or in part. The Borrower shall notify the Administrative Agent in writing of any prepayment hereunder not later than 2:00 p.m., Eastern time, three (3) Business Days prior to date of prepayment. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Loan or portion thereof to be prepaid. Each partial prepayment of the Loans pursuant to this Section 2.5 shall be in an Approved Amount. Prepayments shall be accompanied by accrued and unpaid interest to the extent required by Section 3.1.

Section 2.6 Payments Generally

(a) In General. The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal of Loans, interest, fees, or otherwise) prior to 2:00 p.m., Eastern time, on the date when due, in immediately available funds, without setoff or counterclaim. Any amounts received after such time on any date shall be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments (except to the extent payable directly to a Lender under Sections 3.3, 3.4, 3.7 or 10.3) shall be made to the Administrative Agent at its office at 40 King Street West, Toronto, Ontario, Canada M5H 1H1, or such other office as to which the Administrative Agent may notify the Borrower. Except as may be otherwise provided in the defined term “Interest Period”, if any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in Dollars. If at any time insufficient funds are received by and available to the Administrative Agent from the Borrower to pay fully all amounts of principal of Loans, interest, fees and other amounts then due under the Loan Documents, such funds shall be applied to the obligations owing by the Borrower: (i) first, to payment of such amounts (excluding principal, interest and fees), in such order as the Administrative Agent may choose, (ii) second, to such interest and fees then due, and (iii) third, to such principal of the Loans then due. All amounts paid under the Loan Documents shall not be refundable under any circumstances, absent manifest error.

(b) Pro Rata Treatment. Except as may otherwise be expressly provided in this Credit Agreement, each payment or prepayment of principal of any Loan, each payment of interest on the Loans, each payment of fees payable to the Lenders, each reduction of the Commitments and each conversion to or continuation of any Loan shall be allocated pro rata among the Lenders in accordance with their respective Commitments (or, if the Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans). Each Lender agrees that in computing such Lender’s portion of any Loan to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of such Loan to the next higher or lower whole Dollar amount.

(c) (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Loan that such Lender will not make available to the Administrative Agent such Lender’s share of such Loan, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.2(d) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If the Administrative Agent shall have so made funds available, then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, each of such Lender and the Borrower severally agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (x) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (y) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender’s share of such Loan for purposes of this Credit Agreement, and the Borrower’s obligation to repay the Administrative Agent such corresponding amount pursuant to this Section 2.6(c)(i) shall cease.

(ii) Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(iii) Notices. A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this paragraph (c) shall be presumptively correct, absent manifest error.

(d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans and to make payments pursuant to Section 10.3(c) are several and neither joint nor joint and several. The failure of any Lender to make any Loan or make any payment under Section 10.3(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make any Loan or to make any payment under Section 10.3(c).

(e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(f) Sharing. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (i) notify the Administrative Agent of such fact, and (ii) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this paragraph shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Credit Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any subsidiary thereof (as to which the provisions of this paragraph shall apply).

The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

Section 2.7 Defaulting Lenders

(a) Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Credit Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Credit Agreement shall be restricted as set forth in the definition of Required Lenders.

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 8 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.8 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Credit Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Credit Agreement; fifth, so long as no Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Credit Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 5.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the Commitments. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.7(a) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees. No Defaulting Lender shall be entitled to receive any fee pursuant to Section 3.2(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(b) Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to cash collateral), such Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held pro rata by the Lenders in accordance with the Commitments, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Section 2.8 Evidence of Debt

Each Lender, acting solely for this purpose as agent of the Borrower, shall maintain in accordance with its usual practice an account or accounts evidencing the outstanding principal of and accrued interest on each Loan made by such Lender at one of its offices in the United States of America. The entries made in such account or accounts shall, absent manifest error and to the extent not prohibited by applicable law, be prima facie evidence of the existence and amounts of the obligations recorded therein, provided that the failure of such Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans (and interest thereon) in accordance with the terms of this Credit Agreement. Upon the request of any Lender, the Borrower shall execute and deliver to such Lender a Note, which shall evidence the Loans made by such Lender in addition to such accounts or records.

Section 2.9 Pricing Changes

(a) At any time and from time to time the Administrative Agent may send to the Borrower an Applicable Margin Change Notice, and such Applicable Margin Change Notice shall become effective on the date that is the later to occur of the following (such later date with respect to such Applicable Margin Change Notice, the “Applicable Margin Change Effective Date”): (i) the date specified as such in such Applicable Margin Change Notice, and (ii) the 179th day after the date of such Applicable Margin Change Notice.

(b) At any time and from time to time the Administrative Agent may send to the Borrower a Commitment Fee Change Notice, and such Commitment Fee Change Notice shall become effective on the date that is the later to occur of the following (such latest date with respect to such Commitment Fee Change Notice, the “Commitment Fee Change Effective Date”): (i) the date specified as such in such Commitment Fee Change Notice, and (ii) the 179th day after the date of such Commitment Fee Change Notice.

ARTICLE 3.

INTEREST, FEES, YIELD PROTECTION, ETC.

Section 3.1 Interest

(a) Each Loan shall bear interest at a rate per annum equal to the Applicable Rate, provided that if an Event of Default has occurred and is continuing, then, so long as such Event of Default is continuing, (i) the principal balance of such Loan shall bear interest at a rate per annum equal to the Applicable Rate plus 2.00%, and (ii) all other amounts owing under the Loan Documents that are not paid when due, shall bear interest, after as well as before judgment, at a rate per annum equal to the Alternate Base Rate plus 2.00%.

(b) Accrued and unpaid interest on each Loan shall be payable in arrears on each Interest Payment Date applicable thereto, provided that (1) interest accrued and unpaid pursuant to each of clauses (i) and (ii) of paragraph (a) of this Section shall be payable on demand, and (2) in the event of any repayment or prepayment of any Loan, accrued and unpaid interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment. All interest hereunder shall be computed on the basis of a year of 360 days (provided that interest computed by reference to the Prime Rate shall be on the basis of a year of 365 or 366 days, as applicable) for the actual number of days elapsed (including the day a Loan is made but excluding the date of repayment). The Alternate Base Rate, the Federal Funds Effective Rate, the LIBO Rate, the Overnight Eurodollar Rate and the Prime Rate shall each be determined by the Administrative Agent in accordance with the provisions of this Credit Agreement, and such determination shall be conclusive absent manifest error.

Section 3.2 Fees

The Borrower shall pay to the Administrative Agent, for the account of each Lender, a commitment fee, which shall accrue during the period from and including the date on which this Credit Agreement shall have become effective in accordance with Section 10.6 to but excluding the Commitment Termination Date, at a rate per annum equal to the Commitment Fee Rate on the daily amount of the excess of such Lender’s Commitment over the aggregate outstanding principal balance of the Loans of such Lender. Accrued and unpaid commitment fees shall be payable in arrears on the last Business Day of March, June, September and December of each year, each date on which the Commitments are reduced and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

Section 3.3 Increased Costs

(a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender, except any reserve requirement reflected in the Adjusted LIBO Rate;

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Credit Agreement or Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to reduce the amount of any sum received or receivable by such Lender or other Recipient hereunder (whether of principal, interest or any other amount); then, promptly upon request of the Administrative Agent on behalf of such Lender or other Recipient, and after delivery to the Borrower of the certificate required by clause (c) hereof, the Borrower will pay to the Administrative Agent such additional amount or amounts as will compensate such Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b) If any Lender determines in good faith that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Credit Agreement, the Commitments of such Lender or the Loans made by such Lender hereunder, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to liquidity and capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered as a consequence thereof.

(c) A certificate of a Lender or Recipient setting forth such Person’s reasonable good faith determination of the additional amount or amounts necessary to compensate such Person or its holding company, as applicable, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower (with a copy to the Administrative Agent) and shall be conclusive absent manifest error. The amount shown as payable on any such certificate shall be due within ten (10) days after receipt thereof. In determining such additional amounts of compensation, such Person will act reasonably and in good faith.

(d) Failure or delay on the part of any Lender or Recipient to demand compensation pursuant to this Section shall not constitute a waiver of such Person’s right to demand such compensation; provided that the Borrower shall not be required to compensate any such Person pursuant to this Section for any increased costs or reductions incurred more than ninety (90) days prior to the date that such Person notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Person’s intention to claim compensation therefor; and provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 3.4 Taxes

(a) Defined Terms. For purposes of this Section 3.4 (i) the term “applicable law” includes FATCA, and (ii) any reference to an IRS Form means such form or any applicable successor form.

(b) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c) Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the applicable Recipient timely reimburse it for the payment of, any Other Taxes.

(d) Indemnification by the Borrower. The Borrower shall indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.4) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.4(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f) Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 3.4, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g) Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.4(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in such Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, if the Borrower is a U.S. Person:

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Credit Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Credit Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) in the case of a Foreign Lender claiming that its extension of credit will generate U.S. effectively connected income, executed copies of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN-E; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or

Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Credit Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Credit Agreement.

Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.4(g) expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.4 (including by the payment of additional amounts pursuant to this Section 3.4), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i) Survival. Each party’s obligations under this Section 3.4 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 3.5 Alternate Rate of Interest

If the Administrative Agent determines (which determination shall be conclusive absent manifest error) that, with respect to any existing or requested Loan the pricing of which is determined by reference to an Applicable Money Market (each an “Affected Loan”), by reason of one or more circumstances arising after the date hereof affecting such Applicable Money Market, adequate and reasonable means do not exist for ascertaining the rate of interest applicable to such Affected Loan, or that such rate of interest will not adequately and fairly reflect the cost to the Lenders of making, maintaining, converting or continuing such Affected Loan because of (a) any change since the date hereof in any applicable law or governmental rule, regulation, order or directive (whether or not having the force of law) or in the interpretation or administration thereof or (b) other circumstances arising after the date hereof affecting the Lenders or such Applicable Money Market, then the Administrative Agent may give notice thereof to the Borrower (with a copy to each Lender) by telephone or facsimile and (i) upon the giving of such notice, each existing Affected Loan shall automatically be deemed converted into and redenominated as an ABR Loan and shall thereafter bear interest at a rate per annum equal to the Applicable Rate therefor, and (ii) until such notice is rescinded by the Administrative Agent, no Lender shall have any obligation to make any new Loan that would be an Affected Loan. The Administrative Agent agrees that promptly after it shall have determined, with respect to any notice given by it under this Section, that the circumstance or circumstances that gave rise to such notice with respect to an Affected Loan no longer exist, the Administrative Agent shall by notice to the Borrower (with a copy to each Lender) rescind such notice with respect to such Affected Loan.

Section 3.6 Other LIBOR Provisions

Notwithstanding any other provision hereof, if any Change in Law shall make it unlawful for any Lender to make, continue or maintain any LIBOR Loan, to convert any ABR Loan to a LIBOR Loan, or to give effect to its obligations as contemplated hereby with respect to any LIBOR Loan, then, by written notice to the Borrower and the Administrative Agent:

(a) such Lender may, if such Change in Law makes it unlawful to make, continue or maintain, or convert any Loan to, a LIBOR Loan, declare that thereafter (for the duration of such unlawfulness) LIBOR Loans will not be made or continued by such Lender, and Loans of such Lender will not be converted into LIBOR Loans; and

(b) such Lender may, if such Change in Law makes it unlawful for such Lender to maintain LIBOR Loans of such Lender, require that all outstanding LIBOR Loans of such Lender be converted to ABR Loans, in which event all such LIBOR Loans shall be automatically converted to ABR Loans on the last day of the Interest Period applicable thereto or such earlier date if required by any Change in Law.

Section 3.7 Break Funding Payments

In the event of (a) the payment or prepayment (voluntary or otherwise, including as the result of acceleration) of any principal of any LIBOR Loan made by the Borrower other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the failure by the Borrower to borrow or continue any LIBOR Loan, or convert any Loan to a LIBOR Loan, on the date specified in any notice delivered pursuant hereto, (c) the conversion by the Borrower of any LIBOR Loan to an ABR Loan pursuant to Section 3.6(b), or (d) any assignment by such Lender pursuant to Section 3.8(b), then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense (excluding, for the avoidance of doubt, the Applicable Margin) of such Lender attributable to such event. Such loss, cost or expense shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Lender’s LIBOR Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such LIBOR Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate that such Lender would bid were it to bid, at the commencement of such period, for deposits in Dollars of a comparable amount and period from other banks in the eurocurrency market. A certificate of such Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section and the calculation thereof in reasonable detail shall be delivered to the Borrower (with a copy to the Administrative Agent) and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

Section 3.8 Mitigation Obligations; Replacement of Lenders

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.3, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.4, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.3 or 3.4, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 3.3, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.4 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.8(a), or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.4), all of its interests, rights (other than its existing rights to payments pursuant to Section 3.3 or Section 3.4) and obligations under this Credit Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if such Lender accepts such assignment); provided that:

(i) the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 10.4;

(ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.7) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii) in the case of any such assignment resulting from a claim for compensation under Section 3.3 or payments required to be made pursuant to Section 3.4, such assignment will result in a reduction in such compensation or payments thereafter;

(iv) such assignment does not conflict with applicable law; and

(v) in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, at least three (3) Business Days prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

ARTICLE 4.

REPRESENTATIONS AND WARRANTIES

The Borrower, in order to induce each Credit Party to enter into this Credit Agreement and to induce each Lender to make Loans, hereby makes the following representations and warranties to such Credit Party:

Section 4.1 Organization and Power

The Borrower (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and (b) is duly qualified to do business and in good standing in each jurisdiction in which the failure to be so qualified could reasonably be expected to have a Material Adverse Effect. The Borrower has all requisite power and authority to own its property and to carry on its business as now conducted.

Section 4.2 Authority and Execution; EEA Financial Institution

The Borrower has full legal power and authority to enter into, execute, deliver and perform the terms of the Loan Documents to which it is a party, all of which have been duly authorized by all proper and necessary action, and the Borrower is in material compliance with its Organization Documents. The Borrower has duly executed and delivered the Loan Documents to which it is a party. The Borrower is not an EEA Financial Institution.

Section 4.3 Binding Agreement

The Loan Documents constitute the valid and legally binding obligations of the Borrower to the extent it is a party thereto, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or law).

Section 4.4 Litigation

There are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority (whether purportedly on behalf of the Borrower) pending or, to the knowledge of the Borrower, threatened against it or maintained by it that could reasonably be expected to affect the property or rights of the Borrower, which (a) call into question the validity or enforceability of, or otherwise seek to invalidate, any Loan Document, or (b) would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 4.5 Approvals and Consents

No consent, authorization or approval of, filing (other than the filing of each financing statement in connection with the Liens created by the Security Agreement in the office indicated on such financing statement) with, notice to, or exemption by, the holders of any securities issued by the Borrower, any Governmental Authority or any other Person is required to authorize, or is required in connection with, the execution and delivery by the Borrower of, and the performance by the Borrower of its obligations under, the Loan Documents to which it is a party or is required as a condition to the validity or enforceability of the Loan Documents to which it is a party with respect to or against the Borrower or its property or assets, other than any such consent, authorization, approval, filing or notice that has been obtained or completed, as the case may be, by the Borrower. No provision of any applicable treaty, statute, law (including any applicable usury or similar law), rule or regulation of any Governmental Authority will prevent the execution and delivery by the Borrower or performance by the Borrower of its obligations under, or affect the validity with respect to or against the Borrower of, the Loan Documents to which it is a party.

Section 4.6 No Conflict

The Borrower is not in default under any mortgage, indenture, contract, agreement, judgment, decree or order to which it is a party or by which it or any of its property is bound, which defaults, taken as a whole, could reasonably be expected to have a Material Adverse Effect. The execution, delivery and performance by the Borrower of the terms of the Loan Documents to which it is a party, the Loans and the use by the Borrower of the proceeds thereof (a) will not (i) violate any treaty, statutes, law (including any applicable usury or similar law), rule or regulations, including the ICA, of any Governmental Authority applicable to the Borrower or (ii) constitute a default under, conflict with, require any consent under (other than consents which have been obtained), or result in the creation or imposition of, or obligation to create, any Lien (other than pursuant to the Loan Documents) upon the property of the Borrower pursuant to the terms of any such mortgage, indenture, contract, agreement, judgment, decree or order, which defaults, conflicts and consents, if not obtained, could reasonably be expected to have a Material Adverse Effect, and (b) are not inconsistent with the Fundamental Policies.

Section 4.7 Taxes

The Borrower has filed or caused to be filed all tax returns required to be filed and has paid, or has made adequate provision for the payment of, all Taxes shown to be due and payable on said returns or in any assessments made against it (other than those being contested in good faith and by appropriate proceedings diligently conducted, and for which adequate reserves have been set aside in accordance with Applicable Accounting Principles) which, if not so filed or paid, could reasonably be expected to result in a Material Adverse Effect, and no tax Liens have been filed against the Borrower or any of its property. The charges, accruals and reserves on the books of the Borrower with respect to all federal, state, local and other Taxes are adequate, and the Borrower knows of no unpaid assessment which is due and payable against or any claims being asserted against it which could reasonably be expected to have a Material Adverse Effect, except such thereof as are being contested in good faith and by appropriate proceedings diligently conducted, and for which adequate reserves have been set aside in accordance with Applicable Accounting Principles.

Section 4.8 Compliance

The Borrower is not in default with respect to any judgment, order, writ, injunction, decree or decision of any Governmental Authority, which default could reasonably be expected to have a Material Adverse Effect. The Borrower is complying with all applicable statutes and regulations, including the ICA and the Securities Act, of all Governmental Authorities, a violation of which could reasonably be expected to have a Material Adverse Effect.

Section 4.9 Property

The Borrower has good title to all of its property with respect to which the absence of such title could reasonably be expected to result in a Material Adverse Effect, subject to no Liens other than Permitted Liens.

Section 4.10 Federal Reserve Regulations; Use of Loan Proceeds

Except for the Federal Reserve Form to be executed and delivered by the Borrower, no filing or other action is required under the provisions of Regulations T, U or X in connection with the execution and delivery by the Borrower of this Credit Agreement and neither the making of any Loan in accordance with this Credit Agreement nor the use of the proceeds thereof, will violate Regulations T, U or X.

Section 4.11 No Material Adverse Effect

Since the Measurement Date, there has been no event or occurrence that has resulted in a Material Adverse Effect.

Section 4.12 Material Agreements

Each of the following is in full force and effect: (a) the investment advisory agreement between the Borrower and its Investment Adviser, (b) prior to the Transfer Completion Date, the Existing Custody Agreement, (c) the New Custody Agreement, and (d) the administration agreement between the Borrower and its administrator.

Section 4.13 Financial Condition

The statement of assets and liabilities of the Borrower as of the Measurement Date and the related statements of operations and changes in net assets for the fiscal year then ended, copies of which, certified by independent public accountants, have heretofore been furnished to the Administrative Agent, fairly present, in all material respects, the financial position of the Borrower as of such date and the results of its operations for such period in conformity with Applicable Accounting Principles.

Section 4.14 No Misrepresentation

No representation or warranty contained in any Loan Document and no certificate or report from time to time furnished by the Borrower to any Credit Party in connection with the transactions contemplated thereby, contains a misstatement of material fact or, to the best knowledge of the Borrower, omits, when taken as a whole, to state a material fact required to be stated in order to make the statements therein contained not misleading in any material respect in the light of the circumstances under which made.

Section 4.15 Sanctions, Etc.

(a) No Affected Person is, or is individually or in the aggregate owned 50% or more by Persons that are: (i) the subject or target of any economic sanctions administered or enforced by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a Sanctioned Jurisdiction.

(b) No Affected Person or any Person that owns 50% or more (directly or indirectly) of the Borrower or receives (directly or indirectly) any proceeds of any Loan (i) conducts any business or engages in making or receiving any contribution of goods, services or money to or for the benefit of any Sanctioned Person or in any Sanctioned Jurisdiction, in violation of applicable law or (ii) has violated any Sanctions in any respect.

(c) No Affected Person or any Person that owns 50% or more (directly or indirectly) of the Borrower, or receives (directly or indirectly) any proceeds of any Loan (i) has engaged in any transaction, investment, undertaking or activity that conceals the identity, source or destination of the proceeds from any category of prohibited offenses designated by the Organization for Economic Co-operation and Development’s Financial Action Task Force on Money Laundering, or (ii) otherwise violated any applicable law regarding money laundering.

(d) The Borrower, its directors and officers, and to the knowledge of the Borrower, its employees and agents, are in material compliance with the FCPA and each relevant foreign counterpart thereof, and to the knowledge of the Borrower, the Borrower, its directors, officers, employees, and agents have not made a payment, offering, or promise to pay, or authorized the payment of, money or anything of value in violation of the FCPA, including paying, offering to pay or promising to pay money or anything of value (i) in order to assist in obtaining or retaining business for or with, or directing business to, any foreign official, foreign political party, party official or candidate for foreign political office, (ii) to a foreign official, foreign political party or party official or any candidate for foreign political office, and (iii) with the intent to induce the recipient to misuse his or her official position to direct business wrongfully to the Borrower or any other Person.

(e) The Borrower has implemented and maintains policies and procedures reasonably designed to promote and achieve compliance by each Affected Person with all applicable laws regarding Sanctions, money laundering, Anti-Terrorism and Anti-Corruption Laws.

Section 4.16 Investment Company Status

(a) The Borrower has the following status (“Status”): (i) it qualifies as a Regulated Investment Company, (ii) it is a “registered investment company” within the meaning of Section 8 of the ICA, (iii) it is a “closed-end company” and a “non-diversified company” in each case within the meaning of Section 5 of the ICA, (iv) it is not a “business development company” within the meaning of Section 2(a)(48) of the ICA, (v) it is neither an “affiliate” (within the meaning of Section 23A of the Federal Reserve Act) of, nor an “affiliated person” (as defined in Section 2(a)(3) of the ICA) of, any Lender, (vi) it is not an Indirect Fund, (vii) it is in compliance with the Fundamental Policies, and (viii) it is not a party to any inter-fund lending arrangement.

(b) The Borrower is not subject to any statute, rule, regulation or organizational or offering document which prohibits or limits the incurrence of Indebtedness under the Loan Documents, except for the limitations set forth in the ICA, state securities laws to the extent applicable, and the Fundamental Policies.

(c) The Borrower has not issued any of its securities in violation of any Federal or State securities laws applicable thereto, except to the extent that any such violation could not reasonably be expected to have a Material Adverse Effect.

Section 4.17 ERISA

Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Borrower (a) is not, and has not been in the last five (5) years, a member of an ERISA Group, and (b) has no liability in respect of any Plan or Multiemployer Plan subject to ERISA. Assuming that no portion of the assets used to fund any Loan Constitute plan assets within the meaning of the Plan Asset Regulations, none of the following (individually or collectively) constitute a non-exempt “prohibited transaction” within the meaning of Section 406(a) of ERISA or Section 4975(c)(1)(A)-(D) of the Code that would subject the Bank to any tax or penalty under Section 502(i) or (l) of ERISA or Section 4975 of the Code: (i) the execution and delivery of the Loan Documents, (ii) the incurrence by the Borrower of any obligation under the Loan Documents, (iii) the making of any Loan, (iv) the payment by the Borrower of any principal, interest, fee or other sum owing under the Loan Documents, or (v) the consummation of any other transaction described in the Loan Documents.

ARTICLE 5.

CONDITIONS

Section 5.1 Effective Date

The obligation of each Lender to make Loans hereunder shall not become effective until the date (the “Effective Date”) on which each of the following conditions is satisfied, or waived in accordance with Section 10.2 (and, upon such satisfaction or waiver, the Administrative Agent shall notify the Borrower of the Effective Date, and such notice shall be conclusive and binding):

(a) The Administrative Agent shall have received a counterpart of this Credit Agreement signed on behalf of the Borrower and each Lender.

(b) If any Lender shall have requested one, the Administrative Agent shall have received, for the account of such Lender, an original Note, dated the Effective Date, executed on behalf of the Borrower and payable to such Lender.

(c) The Administrative Agent shall have received favorable written opinions (addressed to the Administrative Agent and each Lender and dated the Effective Date) reasonably acceptable to the Administrative Agent from (i) Simpson Thacher & Bartlett LLP, (ii) Ropes & Gray LLP and (iii) Morrison & Foerster LLP, each respectively counsel to the Borrower. The Borrower hereby requests such counsel to deliver such opinion.

(d) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by authorized representatives of the Borrower, substantially in the form of Exhibit E, and in all other respects reasonably satisfactory to the Administrative Agent.

(e) The Administrative Agent shall have received, for the account of each Lender, a copy of an initial Federal Reserve Form, substantially in the form of Exhibit F, duly executed and delivered by or on behalf of the Borrower, in form and substance reasonably acceptable to such Lender.

(f) The Administrative Agent shall have received a security agreement, dated the Effective Date and signed by an authorized representative on behalf of the Borrower, substantially in the form of Exhibit I (the “Security Agreement”).

(g) The Administrative Agent shall have received a collateral agency and intercreditor agreement, substantially in the form of Exhibit N, dated the Effective Date, signed by the Collateral Agent, the Administrative Agent and Wells Fargo Bank, National Association, as the existing 2013 note security agent thereunder, and acknowledged and agreed to by the Borrower (the “Intercreditor Agreement”).

(h) The Administrative Agent shall have received evidence that the Collateral Agent has received copies of the Continuing Control Agreement and the Temporary Control Agreement executed and delivered by all parties thereto.

(i) The Administrative Agent shall have received Uniform Commercial Code, federal tax and judgment lien search reports with respect to each applicable public office where Liens would customarily be filed against the Borrower disclosing that there are no Liens of record (other than Liens reasonably acceptable to the Administrative Agent) in such official’s office covering the Borrower or any asset or property thereof.

(j) Prior to or simultaneously with the Effective Date, (i) the Borrower shall have paid all principal, interest and other sums owing (whether or not then due) by the Borrower under the Credit Agreement, dated as of February 7, 2013, between the Borrower and State Street and all other agreements, instruments and other documents executed or delivered in connection therewith (collectively, the “Existing Credit Documents”), (ii) the Existing Credit Documents shall have been terminated (other than provisions thereof which, by their terms, provide that they survive any such termination), and all commitments under the Existing Credit Documents to make loans or otherwise extend credit to or for the account of the Borrower shall have been cancelled or terminated, (iii) all Liens on the property of the Borrower securing the obligations under the Existing Credit Documents shall have been released or otherwise terminated, and (iv) the Administrative Agent shall have received satisfactory evidence of all of the foregoing.

(k) The Administrative Agent shall have received such information it shall have requested (and as any Lender may have requested through the Administrative Agent) in order to comply with “know-your-customer” and other anti-terrorism, anti-money laundering and similar rules and regulations and related policies.

(l) The Administrative Agent shall have received (for itself and each applicable Lender) all reasonable and documented fees and other amounts due and payable by the Borrower on or prior to the Effective Date, including, to the extent invoiced at least two (2) Business Days prior to the Effective Date, reimbursement or payment of all reasonable out-of-pocket costs and expenses required to be reimbursed or paid by the Borrower hereunder and in accordance with any fee letter and/or expense letter entered into between the applicable Credit Party and the Borrower.

Section 5.2 Each Credit Event

The obligation of each Lender to make each Loan is subject to the satisfaction of the following conditions:

(a) (i) The representations and warranties of the Borrower set forth in each Loan Document to which it is a party shall be true and correct in all respects on and as of the date of such Loan (other than, as to any such representation or warranty that by its terms refers to a specific date, in which case such representation and warranty shall be true and correct in all respects as of such specified date), (ii) immediately before and after giving effect to such Loan and the use of the proceeds thereof no Default shall have occurred and be continuing, and (iii) immediately after giving effect thereto the Preferred Asset Coverage would not be less than 2.25:1.00.

(b) The Administrative Agent shall have received a written Borrowing Request signed by the Borrower setting forth the information required by Section 2.2(a).

(c) To the extent required by Regulation U, each Lender shall have received (i) a copy of a Federal Reserve Form for such Lender, duly completed, executed and delivered by the Borrower, in form and substance acceptable to such Lender, or (ii) a current list of Margin Stock and Non-Margin Assets of the Borrower, in a form acceptable to such Lender and in all respects in compliance with Regulation U, including Section 221.3(c)(2)(iv) thereof.

Each request for a Loan by the Borrower shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraph (a) of this Section.

ARTICLE 6.

AFFIRMATIVE COVENANTS

Until the Commitment Termination Date shall have occurred and the principal of and interest on each Loan and all fees and other amounts payable by the Borrower under the Loan Documents shall have been paid in full, the Borrower covenants and agrees with each Credit Party that:

Section 6.1 Financial Statements and Other Information

The Borrower shall, subject to the ultimate paragraph of this Section, furnish or cause to be furnished to the Administrative Agent:

(a) as soon as available, but in any event within ninety (90) days after the end of each fiscal year of the Borrower, a copy of its statement of assets and liabilities as at the end of such fiscal year, together with the related schedule of investments and statements of operations and changes in net assets as of and through the end of such fiscal year; each such statement of assets and liabilities and the related schedule of investments and statements of operations and changes in net assets shall be certified without qualification by independent public accountants, which certification shall (i) state that the examination by such independent public accountants in connection with such financial statements has been made in accordance with those auditing standards required by the ICA and prescribed by the SEC for the Borrower or, to the extent not so required or prescribed, generally accepted auditing standards in the United States and (ii) include the opinion of such independent public accountants that such financial statements have been prepared in conformity with Applicable Accounting Principles, except as otherwise specified in such opinion;

(b) as soon as available, but in any event within ninety (90) days after the end of the first semiannual accounting period in each fiscal year of the Borrower, a copy of the Borrower’s statement of assets and liabilities as at the end of such semiannual period, together with the related schedule of investments and statements of operations and changes in net assets for such period;

(c) as soon as available, but in any event not later than fifteen (15) calendar days after the end of each calendar month, a duly completed certificate of a duly authorized representative of the Borrower, substantially in the form of Exhibit G;

(d) prompt written notice of any contest referred to in Sections 6.5 or 6.6;

(e) prompt written notice of each (i) non-routine proxy solicitation sent to the holders of the Borrower’s securities and (ii) proxy solicitation sent to the holders of the Borrower’s securities for any purpose other than the regular scheduled election of members of the Managing Body;

(f) promptly after request therefor, such other information as any Credit Party may reasonably request (through the Administrative Agent) from time to time including in order to comply with “know-your-customer” and other anti-terrorism, anti-money laundering and similar rules and regulations and related policies; and

(g) prior written notice of any Refinancing of, or any amendment, consent, waiver or other modification of the terms of, any Note Purchase Agreement, any Senior Note, or any Note Security Agreement.

The Borrower shall not be required pursuant to Sections 6.1(a) and (b) to deliver or otherwise provide any information to any Credit Party to the extent such information is (i) readily available in printable form through the U.S. Securities and Exchange Commission’s EDGAR system or on any other website with respect to which the Borrower shall have provided prior written notice thereof to the Administrative Agent or (ii) delivered (in appropriate electronic form) to the Administrative Agent for posting to the Electronic Platform, in either case within the time period provided in such Section.

Section 6.2 Notice of Material Events

The Borrower shall furnish or cause to be furnished to the Administrative Agent prompt written notice after any officer of the Borrower obtains knowledge of the following, together with a statement of a duly authorized representative of the Borrower setting forth in reasonable detail the event or development requiring such notice and, if applicable, any action taken or proposed to be taken with respect thereto:

(a) the occurrence of any Default;

(b) the filing or commencement of any action, suit or proceeding by or before any Governmental Authority against or affecting the Borrower that could in the good faith opinion of the Borrower reasonably be expected to result in a Material Adverse Effect; and

(c) the occurrence of any other development that has resulted, or could reasonably be expected to result, in a Material Adverse Effect.

Section 6.3 Legal Existence

The Borrower shall maintain its legal existence in good standing in the jurisdiction of its organization and shall maintain its qualification to do business in each other jurisdiction in which the failure so to do could reasonably be expected to have a Material Adverse Effect.

Section 6.4 Insurance

The Borrower shall maintain insurance with financially sound insurance carriers in at least such amounts and against at least such risks as are customarily insured against by entities engaged in the same or a similar business or as may otherwise be required by the ICA or the SEC (including such fidelity bond coverage as shall be required by Rule 17g-1 promulgated under the ICA or any successor provision and errors and omissions insurance); and furnish to the Administrative Agent, promptly following written request therefor, information as to the insurance carried.

Section 6.5 Payment of Indebtedness and Performance of Obligations

The Borrower shall pay and discharge when due all lawful Indebtedness, obligations and claims for labor, materials and supplies or otherwise which, if unpaid, could reasonably be expected to (a) have a Material Adverse Effect or (b) give rise to the imposition of a Lien (other than a Permitted Lien) upon the property of the Borrower having a value either individually or in the aggregate in excess of $5,000,000, unless and to the extent only that the validity of such Indebtedness, obligation or claim shall be contested in good faith and by appropriate proceedings diligently conducted by or on behalf of the Borrower, and provided that such reserve or other appropriate provision as shall be required in accordance with Applicable Accounting Principles shall have been made therefor.

Section 6.6 Observance of Legal Requirements

The Borrower shall observe and comply in all material respects with all laws (including the ICA and the Code), ordinances, orders, judgments, rules, regulations, certifications, franchises, permits, licenses, directions and requirements of all Governmental Authorities, which may then be applicable to it, a violation of which could reasonably be expected to have a Material Adverse Effect, except such thereof as shall be contested in good faith and by appropriate proceedings diligently conducted by or on behalf of the Borrower, provided that such reserve or other appropriate provision as shall be required in accordance with Applicable Accounting Principles shall have been made therefor.

Section 6.7 Books and Records; Visitation

The Borrower shall (a) keep proper books of record and account in which entries that are complete, true and correct in all material respects in conformity with Applicable Accounting Principles and all material requirements of law shall be made of all material dealings and transactions in relation to its business and activities, (b) upon reasonable prior notice (which shall in no event be required to be more than (i) one (1) Business Day prior, at any time that a Default has occurred and is continuing, or (ii) five (5) Business Days prior, at all other times) permit representatives of the Administrative Agent to visit the offices of the Borrower and to discuss the properties, assets, income and financial condition of the Borrower with the duly authorized representatives thereof and to inspect the books, property and records of the Borrower (which visits shall be limited to once in any calendar year except during the continuance of an Event of Default), and (c) upon the reasonable request of any Credit Party, deliver to such Credit Party a detailed list of assets of the Borrower.

Section 6.8 Purpose of Loans

The Borrower shall use the proceeds of each Loan for (a) temporary or emergency purposes and (b) its general business purposes, including the purchase of investment securities and Preferred Stock, provided that in no event shall the proceeds of any Loan be used for (x) purposes which would violate any provision of any applicable statute, rule, regulation, order or restriction applicable to the Borrower or Regulation U or (y) anything other than its general corporate and working capital purposes.

Section 6.9 Maintenance of Status

The Borrower shall maintain at all times its Status.

ARTICLE 7.

NEGATIVE COVENANTS

Until the Commitment Termination Date shall have occurred and the principal of and interest on each Loan and all fees and other amounts payable by the Borrower under the Loan Documents shall have been paid in full, the Borrower covenants and agrees with each Credit Party that:

Section 7.1 Indebtedness; Senior Securities

(a) The Borrower will not create, incur, assume or suffer to exist any liability for Indebtedness, except:

(i) Indebtedness under the Loan Documents,

(ii) Indebtedness (other than Indebtedness for borrowed money) constituting Financial Contract Liabilities (1) incurred in the ordinary course of business, (2) permitted to be incurred in accordance with the Fundamental Policies, and (3) which, immediately after giving effect thereto and any simultaneous repayment of any other Indebtedness, would not cause the Borrower to be in Default under Section 7.7,

(iii) Indebtedness to an Applicable Custodian (1) incurred for the purposes of clearing and settling purchases and sales of securities, or (2) up to an aggregate amount not to exceed $1,000,000 at any one time outstanding under this clause (2), for temporary or emergency purposes,

(iv) Indebtedness in respect of judgments or awards that do not constitute an Event of Default, including any unsecured performance bond in respect of such judgments or awards, and

(v) Indebtedness in an aggregate principal amount not to exceed $200,000,000 at any one time outstanding arising under the Note Documents.

(b) The Borrower will not issue, sell, create, incur, assume or suffer to exist any Senior Security, except (i) Senior Securities Representing Indebtedness permitted by Section 7.1(a), and (ii) Preferred Stock.

Section 7.2 Liens

The Borrower will not create, incur, assume or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired, except:

(a) Liens for Taxes, assessments or similar charges incurred in the ordinary course of business for which adequate reserves have been set aside in accordance with Applicable Accounting Principles and which (i) are not delinquent, or (ii) are being contested in good faith and by appropriate proceedings diligently conducted, provided that enforcement of such Liens is stayed pending such contest;

(b) Liens imposed by law created in the ordinary course of business for which adequate reserves have been set aside in accordance with Applicable Accounting Principles (i) securing amounts not yet due, or (ii) which are being contested in good faith and by appropriate proceedings diligently conducted, provided that enforcement of such Liens is stayed pending such contest;

(c) Liens arising out of judgments or decrees affecting the property attributable to the Borrower for which adequate reserves have been set aside in accordance with Applicable Accounting Principles and which are being contested in good faith and by appropriate proceedings diligently conducted, provided that enforcement thereof is stayed pending such contest;

(d) Liens created or arising under the Loan Documents;

(e) (x) prior to the Transfer Completion Date (i) Liens arising under the Existing Custody Agreement and securing obligations (other than Indebtedness) of the Borrower thereunder, to the extent such obligations arose in the ordinary course of business and are permitted by the Temporary Control Agreement, and (ii) Liens arising under the Existing Custody Agreement and securing Indebtedness of the Borrower thereunder to the extent such Indebtedness is permitted by Section 7.1 and by the Temporary Control Agreement, and (y)(i) Liens arising under the New Custody Agreement and securing obligations (other than Indebtedness) of the Borrower thereunder, to the extent such obligations arose in the ordinary course of business and are permitted by the Continuing Control Agreement, and (ii) Liens arising under the New Custody Agreement and securing Indebtedness of the Borrower thereunder to the extent such Indebtedness is permitted by Section 7.1 and by the Continuing Control Agreement;

(f) Liens in respect of obligations arising from any Financial Contract, provided that each such obligation is incurred in the ordinary course of business and in accordance with the Fundamental Policies; and

(g) Liens arising under any Note Security Agreement in favor of the applicable Note Security Agent, for the benefit of each applicable Noteholder and each other holder of any Applicable Note Obligation, securing the obligations of the Borrower under the Applicable Note Documents.

Section 7.3 Fundamental Changes

The Borrower will not (a) consolidate or merge into or with any Person, or (b) in any single transaction or series of related transactions, sell, lease or otherwise transfer, directly or indirectly, all or substantially all of its property, except that for the avoidance of doubt, the Borrower may sell Investments in the ordinary course of business.

Section 7.4 Restricted Payments

The Borrower will not declare, make or otherwise pay, or allow to be declared, made or otherwise paid, any Restricted Payment, except:

(a) The Borrower may declare, make or otherwise pay any Restricted Payment if, immediately before and after giving effect thereto, (i) no Event of Default shall exist or would occur, or (ii) no principal of any Loan shall or would be outstanding.

(b) [reserved]

Section 7.5 Fundamental Policies; Valuation

The Borrower will not (a) make or maintain any Investment other than as permitted by the ICA and the Offering Document, (b) amend or otherwise modify the Fundamental Policies, or (c) for purposes of the Loan Documents or financial reporting, value any Investment or other property thereof other than in accordance with applicable law (including the ICA) and the Offering Document.

Section 7.6 Amendments and Changes

(a) The Borrower will not amend or otherwise modify its Organization Documents, the New Custody Agreement or, during the Transition Period, the Existing Custody Agreement, in each case in any way which would adversely affect the rights or remedies of any Credit Party under the Loan Documents.

(b) (i) During the Transition Period, the Borrower will not replace either the Existing Custodian or the New Custodian as, or cause any other Person to become, a custodian of any of the Borrower’s assets. Thereafter, the Borrower will not replace the New Custodian or cause any other Person to become a custodian of any of the Borrower’s assets unless (i) the replacement custodian and Borrower shall have executed and delivered counterparts of a control agreement acceptable in form and substance to the Administrative Agent and (ii) either (A) the replacement custodian (i) as part of its recognized business, custodies the assets of funds registered under the ICA, and (ii) has a rating for its long-term senior unsecured debt equal to or higher than A- by S&P or A3 by Moody’s, or (B) the Administrative Agent shall have provided, at its sole discretion, its prior written consent.

(c) The Borrower will not change or permit any change in its fiscal year if such change would have a Material Adverse Effect. Subject to Section 1.3, the Borrower will not change or permit any change in the accounting principles applied to it, except as required by Applicable Accounting Principles, if such change would have a Material Adverse Effect.

Section 7.7 Financial Covenants

(a) The Borrower will not permit the Adjusted Asset Coverage to be less than 3.00:1.00 at any time.

(b) The Borrower shall not at any time permit (i) Senior Debt to exceed the maximum amount of Senior Debt that would be permitted to be incurred by or for the account of the Borrower under its Fundamental Policies, (ii) Senior Debt to exceed the maximum amount of Senior Debt that would be permitted to be incurred by or for the account of the Borrower on such date under the ICA or other applicable law, or (iii) its Indebtedness to exceed the sum of (A) 50% of (x) the Maximum Borrowing Value of the Borrower’s Margin Stock minus (y) all Ordinary Liabilities to the extent not in excess of the amount determined under clause (x) immediately above, plus (B) the excess, if any, of (x) the Maximum Borrowing Value of the Borrower’s Non-Margin Assets over (y) all Ordinary Liabilities to the extent in excess of the amount determined under clause (A)(x) immediately above.

Section 7.8 Investment

(a) The Borrower will not purchase, acquire, or otherwise have exposure to, any Investment, other than Permitted Investments.

(b) The Borrower will not enter into or otherwise acquire or hold any Financial Contract (i) unless (1) the collateral, if any, received or receivable by the Borrower in connection therewith is solely in the form of cash or short-term U.S. treasury securities, and (2) each counterparty thereto or issuer thereof has a minimum senior unsecured unenhanced long term debt rating of at least A- by S&P (or the equivalent rating of another independent rating agency (other than Moody’s) if not so rated by S&P) and at least A3 by Moody’s (or the equivalent rating of another independent rating agency (other than S&P) if not so rated by Moody’s), or (ii) in any case for the purpose of creating or continuing leverage.

Section 7.9 Sanctions, Etc.

(a) The Borrower will not, directly or indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) for the purpose of funding, financing or facilitating any activities or business of or with any Person, or in any country, region or territory, that, at the time of such funding, financing or facilitating, is, or whose government is, the subject of Sanctions, in violation of applicable law, or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans, whether as underwriter, lender, advisor, investor, or otherwise).

(b) The Borrower will not use the proceeds of any Loans, and will not cause or permit any subsidiary thereof to use the proceeds of any Loan, for the purpose of violating any applicable law, rule or regulation regarding Sanctions or money laundering, or any Anti-Terrorism Law or Anti-Corruption Law.

(c) The Borrower and each subsidiary thereto shall at all times maintain, and be in material compliance with, policies and procedures reasonably designed to promote and achieve compliance by each Affected Person with all applicable laws, rules and regulations regarding Sanctions and money laundering, Anti-Terrorism Laws and Anti-Corruption Laws.

ARTICLE 8.

EVENTS OF DEFAULT

Section 8.1 Events of Default

Each of the following shall constitute an “Event of Default”:

(a) any principal of any Loan shall not be paid when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) any interest on any Loan or any fee, commission or any other amount (other than an amount referred to in paragraph (a) of this Section 8.1) payable under any Loan Document shall not be paid when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) Business Days;

(c) any representation, warranty or certification made or deemed made by or on behalf of the Borrower in any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d) the Borrower shall, with respect to any covenant, condition or agreement contained in (i) Section 7.7(a) or 7.7(b), fail to observe or perform such covenant, condition or agreement, and such failure shall continue to be unremedied for a period of three (3) Business Days, or (ii) Sections 6.1(a), 6.1(b), 6.1(c), 6.3, 6.8 or 6.9 or in Article 7 (other than Section 7.7(a) or 7.7(b)) to be observed or performed by the Borrower, fail to observe or perform such covenant, condition or agreement;

(e) the Borrower shall, with respect to any covenant, condition or agreement contained in this Credit Agreement (other than those specified in paragraphs (a), (b) or (d) of this Section 8.1) to be observed or performed by the Borrower, fail to observe or perform such covenant, condition or agreement, and such failure shall continue unremedied for a period of thirty (30) days after the Borrower shall have obtained knowledge thereof;

(f) the Borrower shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness when and as the same shall become due and payable (after giving effect to any applicable grace period or notice requirement);

(g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits the holder or holders of any such Material Indebtedness or any trustee or agent on its or their behalf to cause any such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, provided that this paragraph (g) shall not apply to secured Indebtedness that becomes due solely as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower, the debts of the Borrower, or of a substantial part of the assets of the Borrower, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or for a substantial part of the assets of the Borrower, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) the Borrower shall (i) voluntarily commence (directly or on its behalf) any proceeding or file any petition seeking liquidation, reorganization or other relief under any

Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to (directly or on its behalf) the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in paragraph (h) of this Section 8.1, (iii) apply for or consent to (in either case, directly or on its behalf) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j) the Borrower shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k) (i) the Investment Adviser or the sole administrator for the Borrower shall fail to be Legg Mason Partners Fund Advisor, LLC or an Affiliate thereof, (ii) during the Transition Period, the custodian(s) for all of the assets of the Borrower ceases to be State Street, or an Affiliate thereof, and/or BNY Mellon, or an Affiliate thereof, (iii) after the Transition Period, the custodian for all of the assets of the Borrower ceases to be BNY Mellon, or an Affiliate thereof, and is not immediately replaced with a successor custodian in accordance with Section 7.6(b), or (iv) the independent auditors for the Borrower shall fail to be [                ];

(l) a Change of Control shall occur;

(m) one or more judgments for the payment of money (not paid or covered by insurance) in an aggregate amount in excess of the Threshold Amount shall be rendered against the Borrower and the same shall remain undischarged for a period of sixty (60) consecutive days during which execution shall not be effectively stayed, vacated or bonded or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower to enforce any such judgment;

(n) any Loan Document shall cease, for any reason other than pursuant to its terms, to be in full force and effect, or with respect to the Borrower, the Borrower shall so assert in writing or shall disavow in writing any of its obligations thereunder;

(o) the suspension of registration of the Borrower’s shares or the commencement of any proceeding for such purpose;

(p) the Borrower shall, with respect to any covenant, condition or agreement to be observed or performed by the Borrower contained in (i) any Security Document (other than Sections 4(a) or 4(h) of the Security Agreement), fail to observe or perform such covenant, condition or agreement and such failure shall continue unremedied for a period of thirty (30) days after the Borrower shall have obtained knowledge thereof, or (ii) Sections 4(a) or 4(h) of the Security Agreement, fail to observe or perform such covenant, condition or agreement;

(q) except as a result of any sale or other transfer of any asset in accordance with the terms of the Loan Documents, any Lien purported to be created under the Security Agreement shall cease to be, or shall be asserted by the Borrower not to be, a valid and perfected Lien on any Collateral (as defined in the Security Agreement), with the priority required by the applicable Security Document; or

(r) the Borrower’s shares shall be suspended from trading on The New York Stock Exchange for more than two (2) consecutive days upon which trading in shares generally occurs on such exchange, or shall be delisted.

Section 8.2 Remedies

If any Event of Default shall occur and be continuing (a) pursuant to paragraph (h) or (i) of Section 8.1, then the Commitment of each Lender shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued and unpaid under the Loan Documents, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, or (b) pursuant to any other paragraph of Section 8.1, then at any time thereafter during the continuance of such Event of Default, the Administrative Agent may, with the consent of Required Lenders, or shall, at the request of Required Lenders, by written notice to the Borrower, take either or both of the following actions, at the same or different times: (i) declare the Commitments terminated, and thereupon the Commitments shall terminate immediately and/or (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of such Loans so declared to be due and payable, together with accrued and unpaid interest thereon and all fees and other obligations of the Borrower accrued and unpaid under the Loan Documents, shall become due and payable immediately, without any presentment, demand, protest or further notice of any kind, all of which are hereby waived by the Borrower.

ARTICLE 9. THE ADMINISTRATIVE AGENT

Section 9.1 Appointment and Authority

Each Lender hereby irrevocably appoints The Bank of Nova Scotia to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders and the Borrower shall not have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

Section 9.2 Rights as a Lender

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 9.3 Exculpatory Provisions

(a) The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(i) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its reasonable opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(iii) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(b) The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.2 and 8.2), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent in writing by the Borrower or a Lender.

(c) The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Credit Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Credit Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article 5 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 9.4 Reliance by Administrative Agent

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) reasonably believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and reasonably believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of another Credit Party, the Administrative Agent may presume that such condition is satisfactory to such Credit Party unless the Administrative Agent shall have received notice to the contrary from such Credit Party one full Business Day prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 9.5 Delegation of Duties

The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent. The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the facilities evidenced by this Credit Agreement as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents selected by it in good faith.

Section 9.6 Resignation of Administrative Agent

(a) The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the prior consent of the Borrower (not to be unreasonably withheld, conditioned or delayed), to appoint a successor, which shall be a bank with an office in New York, New York, or an Affiliate of any such bank with an office in New York, New York. If no such successor shall have been so appointed and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders and subject to the prior written consent of the Borrower (not to be unreasonably withheld, conditioned or delayed), appoint a successor Administrative Agent meeting the qualifications set forth above; provided that in no event shall any such successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date; provided that if no such successor is appointed by the Required Lenders or the retiring Administrative Agent prior to the Resignation Effective Date (and consented to by the Borrower), the Borrower may (but shall not be required to) appoint a successor Administrative Agent, subject to the consent of the Required Lenders (not to be unreasonably withheld, conditioned or delayed).

(b) If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and appoint a successor; provided that any successor Administrative Agent shall be subject to the prior written consent of the Borrower (not to be unreasonably withheld, conditioned or delayed). If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the Required Lenders and the Borrower) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date and the Borrower may (but shall not be obligated to) appoint a successor Administrative Agent, subject to the consent of the Required Lenders (not to be unreasonably withheld, conditioned or delayed).

(c) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as a successor Administrative Agent is appointed as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.3 shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Section 9.7 Non Reliance on Administrative Agent and Other Lenders

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Credit Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Section 9.8 [Reserved]

Section 9.9 No Other Duties

Anything herein to the contrary notwithstanding, none of the Bookrunners or Arrangers listed on the cover page hereof shall have any powers, duties or responsibilities under this Credit Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.

Section 9.10 Administrative Agent May File Proofs of Claim

In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to the Borrower, each Lender acknowledges and agrees that the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other obligations that are owing and unpaid by the Borrower under the Loan Documents, and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 3.2 and 10.3) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 3.2 and 10.3.

Section 9.11 Collateral

(a) The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Lien on any property of the Borrower granted to or held by the Administrative Agent under any Loan Document (i) upon termination of all Commitments and payment in full of all obligations (other than contingent indemnification obligations) of the Borrower under the Loan Documents, (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition by the Borrower not prohibited by the Loan Documents, or (iii) subject to Section 10.2, if approved, authorized or ratified in writing by the Required Lenders. Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release its interest in particular types or items of property pursuant to this Section 9.11.

(b) The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral (as defined in the Security Agreement), the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by the Borrower in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

ARTICLE 10. MISCELLANEOUS

Section 10.1 Notices

(a) Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, or sent by electronic transmission in “portable document format”, as follows:

(i) if to the Borrower, to it at ClearBridge Energy MLP Opportunity Fund Inc. c/o Legg Mason Partners Fund Advisor, LLC, 620 Eighth Avenue, 49th Floor, Attention: George Hoyt/Raymond Lui, Telephone: 203-703-7026/212-805-3487; Facsimile: 877-493-2951/212-805-3488; E-mail: gphoyt@leggmason.com / LegalCEF@leggmason.com / GFPCEFs@leggmason.com;

(ii) if to the Administrative Agent, (i) in all cases, 40 King Street West, 55th Floor, Toronto, ON Canada M5H 1H1, Attention: Eli Mou (Telephone: (416) 350-1178; Facsimile: (416) 350-1161; e-mail address: eli.mou@scotiabank.com); and (ii) in the case of all notices and other communications pursuant to Article 2, with a copy to 720 King Street West, 2nd Floor, Toronto, ON Canada M5V 2T3, Attention: GWS LoanOps US Corp, Telephone: (212) 225-5705; Facsimile: (212) 225-5709; E-mail: GWSLoanOps.USCorp@scotiabank.com; or

(iii) if to any other Credit Party, to its address (or facsimile number or e-mail address) set forth on Schedule 1.

(b) Any party hereto may change its address, e-mail address or facsimile number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Credit Agreement shall be deemed to have been given on the date of receipt.

(c) Each Lender agrees that notices and other communications to it hereunder may be delivered or furnished by electronic communication (including e-mail and internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that notices and other communications required under, or made pursuant to, Article 2 which are delivered or furnished by electronic communication shall be delivered or furnished to the Administrative Agent in “portable document format”. In furtherance of the foregoing, each Lender hereby agrees to notify the Administrative Agent in writing, on or before the date such Lender becomes a party to this Credit Agreement, of such Lender’s e-mail address to which a notice may be sent (and from time to time thereafter to ensure that Administrative Agent has on record an effective e-mail address for such Lender). Each of the Administrative Agent and the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by means of electronic communication pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(d) Unless the Administrative Agent otherwise prescribes: (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that, if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient; and (ii) notices or communications posted to an internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(e) The Borrower hereby acknowledges that: (i) the Administrative Agent may make available to the Lenders Specified Materials by posting some or all of the Specified Materials on an Electronic Platform; (ii) the distribution of materials and information through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with any such distribution, the Electronic Platform is provided and used on an “As Is,” “As Available” basis; and (iii) neither the Administrative Agent nor any of its Affiliates warrants the accuracy, completeness, timeliness, sufficiency or sequencing of the Specified Materials posted on the Electronic Platform. THE ADMINISTRATIVE AGENT, ON BEHALF OF ITSELF AND ITS AFFILIATES, EXPRESSLY AND SPECIFICALLY DISCLAIMS, WITH RESPECT TO THE ELECTRONIC PLATFORM, DELAYS IN POSTING OR

DELIVERY, OR PROBLEMS ACCESSING THE SPECIFIED MATERIALS POSTED ON THE ELECTRONIC PLATFORM, AND ANY LIABILITY FOR ANY LOSSES, COSTS, EXPENSES OR LIABILITIES THAT MAY BE SUFFERED OR INCURRED IN CONNECTION WITH THE ELECTRONIC PLATFORM, EXCEPT TO THE EXTENT CAUSED BY THE BAD FAITH, WILLFUL MISCONDUCT, ACTUAL FRAUD OR GROSS NEGLIGENCE OF THE ADMINISTRATIVE AGENT. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSES, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ADMINISTRATIVE AGENT OR ANY OF ITS AFFILIATES IN CONNECTION WITH THE ELECTRONIC PLATFORM.

(f) Each Lender hereby agrees that notice to it in accordance with this Section 10.1 specifying that any Specified Materials have been posted to the Electronic Platform shall, for purposes of this Credit Agreement, constitute effective delivery to such Lender of such Specified Materials.

(g) EACH LENDER: (I) ACKNOWLEDGES THAT THE SPECIFIED MATERIALS, INCLUDING INFORMATION FURNISHED TO IT BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THE LOAN DOCUMENTS, MAY INCLUDE MATERIAL, NON-PUBLIC INFORMATION CONCERNING THE BORROWER OR ITS AFFILIATES OR THEIR RESPECTIVE SECURITIES; AND (II) CONFIRMS THAT: (A) IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL, NON-PUBLIC INFORMATION; (B) IT WILL HANDLE SUCH MATERIAL, NON-PUBLIC INFORMATION IN ACCORDANCE WITH SUCH PROCEDURES AND APPLICABLE LAWS, INCLUDE FEDERAL AND STATE SECURITIES LAWS; AND (C) IT HAS IDENTIFIED IN ITS ADMINISTRATIVE DETAILS FORM A CONTACT PERSON WHO MAY RECEIVE SPECIFIED MATERIALS THAT MAY CONTAIN MATERIAL, NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAWS.

Section 10.2 Waivers; Amendments

(a) No failure or delay by any Credit Party in exercising any right or power under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Credit Parties under the Loan Documents are cumulative and are not exclusive of any rights or remedies that the Credit Parties would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective except as provided in Section 10.2(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether any Credit Party may have had notice or knowledge of such Default at the time.

(b) Neither any Loan Document nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders, provided that no such agreement shall (i) increase any Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan, or reduce the rate of any interest, or reduce any fees, payable under the Loan Documents, without the written consent of each Credit Party affected thereby, (iii) postpone the date of any payment for any Loan, the Commitment Termination Date (other than pursuant to Section 2.3), any interest or any fees payable under the Loan Documents, or reduce the amount of, waive or excuse any such payment, or postpone the stated termination or expiration of the Commitments (other than pursuant to Section 2.3), without the written consent of each Credit Party affected thereby, (iv) change any provision hereof in a manner that would alter the pro rata treatment of the Lenders, including, without limitation, the pro rata sharing of payments required hereby and the pro rata reduction of Commitments required hereby, without the written consent of each Credit Party affected thereby, (v) change any of the provisions of this Section or the definition of the term “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender, (vi) change the currency in which Loans are to be made or payment under the Loan Documents is to be made without the written consent of each Lender, (vii) change Section 7.7(a) (other than an increase in the ratio appearing therein) without the written consent of each Lender, (viii) change the identity of the Borrower, or add any Person as a borrower hereunder, in either case without the written consent of each Lender, or (ix) release all or substantially all of the Collateral (as defined in the Security Agreement) from the Liens of the Loan Documents (except as expressly provided in the applicable Security Document), without the consent of each Lender, and provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent without the prior written consent of the Administrative Agent. Notwithstanding anything to the contrary herein, if following the Effective Date, the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature, in each case, in any provision of this Credit Agreement or any other Loan Document, then the Administrative Agent and the Borrower shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to this Credit Agreement or any other Loan Document if the same is not objected to in writing by the Required Lenders within ten (10) Business Days following receipt of notice thereof.

Section 10.3 Expenses; Indemnity; Damage Waiver

(a) The Borrower shall pay (i) all reasonable and documented out-of-pocket costs and expenses incurred by the Administrative Agent and its Affiliates, including the reasonable and documented fees, charges and disbursements of counsel for the Administrative Agent, in connection with the preparation, negotiation, closing and administration of this Credit Agreement or any amendments, modifications or waivers of the provisions of any Loan Document (whether or not the transactions contemplated thereby shall be consummated) and (ii) all reasonable and documented out-of-pocket costs and expenses incurred by each Credit Party, including the reasonable fees and disbursements of counsel, in connection with the enforcement or protection of its rights against the Borrower under the Loan Documents, including its rights under this Section, or in connection with the Loans, including all such documented out-of-pocket costs and expenses incurred during any workout, restructuring or negotiations.

(b) The Borrower shall indemnify each Credit Party (together with any subagent of the Administrative Agent), and each Related Party thereof (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from all losses, claims, damages, liabilities and related costs and expenses (collectively, “Losses”), including the reasonable and documented fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of or as a result of (i) the execution or delivery by the Borrower of any Loan Document or any agreement or instrument contemplated thereby, the performance by the Borrower of its obligations under the Loan Documents or the consummation of the Transactions or any other transactions contemplated thereby, (ii) any Loan or the use of the proceeds thereof, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower and regardless of whether any Indemnitee is a party thereto. Subject to Section 10.3(c), nothing herein contained shall prevent or prohibit the Borrower from bringing any action against any Credit Party to recover any Losses suffered by the Borrower to the extent caused by such Credit Party’s failure to exercise due care in the performance of its obligations under the Loan Documents. The parties hereto expressly agree that, in the absence of bad faith, gross negligence, actual fraud or willful misconduct on the part of any Credit Party (as found by a final and nonappealable decision of a court of competent jurisdiction), such Credit Party shall be deemed to have exercised due care. This Section 10.3(b) shall not apply with respect to Taxes other than any Taxes that represent Losses arising from any non-Tax claim.

(c) To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under paragraph (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), or such Related Party, as the case may be, such Lender’s pro rata share (based on a fraction, the numerator of which is the sum of the outstanding principal balance of such Lender’s Loans plus such Lender’s unused Commitment, and the denominator of which is the sum of the principal balance of the Loans of all Lenders plus the aggregate unused Commitments of all Lenders, in each case determined as of the earlier to occur of the time that the applicable unreimbursed expense or indemnity payment is sought and the last date upon which the denominator set forth above is greater than zero) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity. In the event that (i) any Lender shall have paid to the Administrative Agent any amount pursuant to this Section 10.3(c) relating to any Losses payable by the Borrower under Section 10.3(b), and (ii) it is found (by a final and nonappealable decision of a court of competent jurisdiction in any action brought by the Borrower) that the Administrative Agent failed to exercise due care (within the meaning of Section 10.3(b)), then promptly after demand therefor by such Lender, the Administrative Agent shall repay to such Lender the amount of such payment to the extent that (X) such failure gave rise to such Losses, and (Y) such Lender shall not have been reimbursed therefor by the Borrower. The obligations of the Lenders under this paragraph (c) are subject to the provisions of Section 2.6(d).

(d) To the extent permitted by applicable law, the Borrower and each Credit Party agrees that it shall not assert, and hereby waives, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, any Loan Document or any agreement, instrument or other document contemplated thereby, the Transactions or any Loan or the use of the proceeds thereof.

(e) All amounts due under this Section shall be payable promptly but in no event later than ten (10) days after written demand therefor.

(f) Each party’s obligations under this Section shall survive the termination of the Loan Documents and payment of the obligations hereunder.

Section 10.4 Successors and Assigns

(a) Generally. The provisions of this Credit Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower shall not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void), and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (e) of this Section. Nothing in this Credit Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each Credit Party) any legal or equitable right, remedy or claim under or by reason of any Loan Document.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Credit Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender, no minimum amount need be assigned; and

(B) in any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Credit Agreement with respect to the Loan or the Commitment assigned.

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition (A) the consent of the Borrower (such consent not to be unreasonably withheld, conditioned or delayed) shall be required, provided that if (x) an Event of Default has occurred and is continuing at the time of such assignment, no consent of the Borrower shall be required or (y) such assignment is to a Person who, immediately prior to such assignment was already a Lender, no consent shall be required from the Borrower; and (B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments if such assignment is to a Person that is not a Lender.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (provided that the payment of such fee shall not be required for an assignment by a Lender to an affiliate thereof), and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Details Form.

(v) Prohibited Assignments. No such assignment shall be made to (1) the Borrower or any of its Affiliates, (2) a natural person, (3) any Defaulting Lender or any Affiliate thereof, or (4) any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this paragraph (v).

(vi) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender under the Loan Documents, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Credit Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Credit Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Credit Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Credit Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Credit Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.3, 3.4, 3.7 and 10.3 with respect to facts and circumstances occurring prior to the effective date of such assignment, provided that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Credit Agreement that does not comply with this paragraph shall be treated for purposes of this Credit Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in New York, New York a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Credit Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and, only with respect to its Commitment and Loans, any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any Affiliate of the Borrower) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Credit Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Credit Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and each Credit Party shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Credit Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Credit Agreement and to approve any amendment, modification or waiver of any provision of this Credit Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso in Section 10.2(b) that directly affects such Participant. Subject to paragraph (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Section 3.3, 3.4 and 3.7 (subject to the requirements and limitations therein, including the requirements under Section 3.4(g) (it being understood that the documentation required under Section 3.4(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 3.8 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 3.3 or 3.4, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.8 as though it were a Lender, provided such Participant agrees to be subject to Section 2.6(f) as though it were a Lender.

Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Credit Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person except to the extent that such disclosure is necessary to establish that such Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Credit Agreement notwithstanding any notice to the contrary.

(e) [Reserved.]

(f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Credit Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 10.5 Survival

All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Credit Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Credit Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Credit Party may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under the Loan Documents is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 3.3, 3.4, 3.7 and 10.3 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans and the termination of the Commitments or the termination of this Credit Agreement or any provision hereof.

Section 10.6 Counterparts; Integration; Effectiveness; Electronic Execution

(a) Counterparts; Integration; Effectiveness. This Credit Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute but one contract. This Credit Agreement and any separate letter agreements with respect to fees payable to one or more Credit Parties constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.1, this Credit Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of this Credit Agreement by facsimile transmission or electronic transmission in “portable document format” shall be effective as delivery of a manually executed counterpart of this Credit Agreement.

(b) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 10.7 Severability

In the event any one or more of the provisions contained in this Credit Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the legal and economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 10.8 Right of Setoff

If an Event of Default shall have occurred and be continuing, each Lender and its Affiliates are hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in any currency) at any time held, and other obligations (in whatever currency) at any time owing, by it to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter owing under the Loan Documents to such Lender, irrespective of whether or not such Lender or Affiliate shall have made any demand under any Loan Document and although such obligations may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness, provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.7 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) such Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including other rights of set-off) that such Lender or its Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 10.9 Governing Law; Jurisdiction; Consent to Service of Process

(a) THIS CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) The Borrower irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Lender, or any Related Party of the foregoing in any way relating to this Credit Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Credit Agreement or in any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Credit Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

(c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Credit Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Credit Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.1. Nothing in this Credit Agreement will affect the right of any party to this Credit Agreement to serve process in any other manner permitted by law.

Section 10.10 WAIVER OF JURY TRIAL

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS CREDIT AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS CREDIT AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 10.11 Headings

Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Credit Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Credit Agreement.

Section 10.12 Interest Rate Limitation

Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively the “charges”), shall exceed the maximum lawful rate (the “maximum rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan, together with all of the charges payable in respect thereof, shall be limited to the maximum rate and, to the extent lawful, the interest and the charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated, and the interest and the charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the maximum rate therefor) until such cumulated amount, together with interest thereon at the Alternate Base Rate to the date of repayment, shall have been received by such Lender.

Section 10.13 Treatment of Certain Information

Each Credit Party agrees with the Borrower to use reasonable precautions to keep confidential, in accordance with such Credit Party’s customary procedures for handling confidential information of the same nature, all non-public information supplied by the Borrower pursuant to this Credit Agreement which (a) constitutes any financial statement, list of investments or other assets, financial projections or forecasts, budget, compliance certificate, audit report, draft press release, management letter or accountants’ certification delivered hereunder, and (b) as of any date of determination, was received by such Credit Party within the immediately preceding two year period (“Information”), provided, however, that nothing herein shall limit the disclosure of any such Information (i) on a confidential basis, to its respective Related Parties and service providers, (ii) on a confidential basis, to any direct, indirect or prospective counterparty (and its advisors), to any swap, derivative or securitization transaction related to the obligations under this Credit Agreement, (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, or requested by any bank regulatory authority, (iv) on a confidential basis, to prospective lenders or participants or their counsel, (v) to auditors or accountants, and any analogous counterpart thereof, (vi) on a confidential basis, to any rating agency, insurer or insurance broker, or direct or indirect provider of credit protection to a Credit Party or any of its Related Parties, (vii) in connection with any litigation to which such Credit Party is a party, (viii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Credit Agreement, (B) becomes available to such Credit Party on a non-confidential basis from a source other than the Borrower, or (C) was available to such Credit Party on a non-confidential basis prior to its disclosure to such Credit Party by the Borrower; and (ix) to the extent the Borrower shall have consented to such disclosure in writing. Each Credit Party acknowledges that Information furnished to it pursuant to this Credit Agreement may include material non-public information concerning the Borrower, its Related Parties or the Borrower’s securities, and confirms that it has developed compliance procedures regarding the use of material non-public information and that it will handle such material non-public information in accordance with those procedures and applicable law. Notwithstanding anything to the contrary contained in any Loan Document, no provision thereof shall (1) restrict any Credit Party from providing information to Federal Reserve supervisory staff, (2) require or permit, without the prior approval of the Federal Reserve, any Credit Party to disclose to the Borrower or any affiliate that any information will be or was provided to Federal Reserve supervisory staff, or (3) require or permit, without the prior approval of the Federal Reserve, any Credit Party to inform the Borrower or any affiliate of a current or upcoming Federal Reserve examination or any nonpublic Federal Reserve supervisory initiative or action. Nothing in this Credit Agreement or the Loan Documents shall prevent any of the parties hereto and their respective directors, officers, employees, agents and advisors from disclosing to any and all Persons the Tax treatment and Tax structure of the transactions contemplated by this Credit Agreement.

Section 10.14 USA Patriot Act Notice

Each Credit Party hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Credit Party to identify the Borrower in accordance with the Patriot Act.

Section 10.15 Acknowledgement and Consent to Bail-In

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Credit Party which is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Credit Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

Section 10.16 Relationship with Lenders

The Borrower agrees that (a) no Lender or other financial institution party hereto (i) is a financial advisor, agent or fiduciary for the Borrower hereunder, or (ii) has assumed an advisory, agency or fiduciary responsibility in favor of the Borrower with respect to any of the transactions contemplated hereby, and (b) each Lender and other financial institution party hereto may be engaged in a broad range of transactions that involve interests that differ from the Borrower’s, and such Person has no obligation to disclose any of such interests to the Borrower by virtue of any advisory, agency, fiduciary or other relationship.

Section 10.17 Certain ERISA Matters

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans or the Commitments,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Credit Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Credit Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Credit Agreement satisfies the requirements of subsections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Credit Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Lead Arranger and the Bookrunner listed on the cover page hereof, and any of their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Borrower, that:

(i) none of the Administrative Agent, the Lead Arranger or the Bookrunner listed on the cover page hereof, or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Credit Agreement, any Loan Document or any documents related hereto or thereto),

(ii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Credit Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other Person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),

(iii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Credit Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the obligations),

(iv) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Credit Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Commitments and this Credit Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

(v) no fee or other compensation is being paid directly to the Administrative Agent, the Lead Arranger or the Bookrunner listed on the cover page hereof, or any of their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Commitments or this Credit Agreement.

(c) The Administrative Agent, the Lead Arranger and the Bookrunner hereby inform the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Commitments and this Credit Agreement, (ii) may recognize a gain if it extended the Loans or the Commitments for an amount less than the amount being paid for an interest in the Loans or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

(d) For purposes of this Section 10.17, the following defined terms when used herein have the following meanings:

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

[the remainder of this page has been intentionally left blank]

IN WITNESS WHEREOF, each party hereto has caused this Credit Agreement to be executed its duly authorized representative as of the date first above written.

CLEARBRIDGE ENERGY MLP OPPORTUNITY FUND INC.

By:
Name:	Jeanne M. Kelly
Title:	Senior Vice President

EMO – Credit Agreement

THE BANK OF NOVA SCOTIA, as the Administrative Agent and as a Lender

By:
Name:	Aron Lau
Title:	Director

EMO – Credit Agreement

Schedule 1

List of Lenders and Commitments

Lender	Commitment
Name: The Bank of Nova Scotia	$75,000,000

Address and Contact Information:
Paul Meehan 40 King Street West, 55th Floor
Toronto, Ontario, Canada M5H 1H1

TOTAL	$75,000,000

CLEARBRIDGE ENERGY MLP OPPORTUNITY FUND INC.

EXHIBIT A

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Each term that is defined in the Credit Agreement identified below (as amended, the “Credit Agreement”) and not herein defined has the meaning ascribed thereto by the Credit Agreement when used herein. Receipt of a copy of the Credit Agreement is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto (the “Standard Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] in respect of the Commitments and Loans identified below, and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

[1]

For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

[2]

For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

[3]	Select as appropriate.
[4]	Include bracketed language if there are either multiple Assignors or multiple Assignees.

1.	Assignor[s]:

Assignor [is] [is not] a Defaulting Lender

2.	Assignee[s][5] :

[for each Assignee, indicate [Lender][Affiliate] of [identify Lender]]

3.	Borrower:	ClearBridge Energy MLP Opportunity Fund Inc.

4.	Administrative Agent:	The Bank of Nova Scotia, as the administrative agent under the Credit Agreement

5.	Credit Agreement:	The Credit Agreement, dated as of May 29, 2018, among the Borrower, the Lenders from time to time party thereto, and the Administrative Agent

[5]	No assignment may be made to (1) the Borrower or any Affiliate thereof, (2) a natural person, (3) any Defaulting Lender or any Affiliate thereof, or (4) any Person who, upon becoming a Lender would constitute any of the foregoing.

6.	Assigned Interest[s]:

Assignor[s][6]	Assignee[s][7]	Aggregate Amount of Commitment/Loans for all Lenders[8]	Amount of Commitment / Loans Assigned[8]	Percentage Assigned of Commitment/ Loans[9]
		$	$	%
		$	$	%
		$	$	%

[7.	Trade Date: ][10]

8.         Effective Date:                  , 20    . [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR]

The terms set forth in this Assignment and Assumption are hereby agreed to:

[6]	List each Assignor, as appropriate.
[7]	List each Assignee, as appropriate.
[8]	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
[9]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[1][0]	To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

ASSIGNOR[S][11]
[NAME OF ASSIGNOR]

By:
Name:
Title:

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE[S][12]
[NAME OF ASSIGNEE]

By:
Name:
Title:

[NAME OF ASSIGNEE]

By:
Name:
Title:

[11]	Add additional signature blocks as needed.
[1][2]	Add additional signature blocks as needed.

[Consented to]: [13]

THE BANK OF NOVA SCOTIA, as Administrative Agent

By:
Name:
Title:

[Consented to and Accepted:][14]

[CLEARBRIDGE ENERGY MLP OPPORTUNITY FUND INC.]

By:
Name:
Title:

[1][3]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
[1][4]	To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

ANNEX 1

CLEARBRIDGE ENERGY MLP OPPORTUNITY FUND INC.

STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by the Borrower, any of its subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.4(b)(v) of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.4(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Sections 6.1(a) and (b) thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. THIS ASSIGNMENT AND ASSUMPTION SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

CLEARBRIDGE ENERGY MLP OPPORTUNITY FUND INC.

EXHIBIT B

FORM OF NOTE

[Date]

New York, New York

FOR VALUE RECEIVED, ClearBridge Energy MLP Opportunity Fund Inc., a Maryland corporation (the “Borrower”) hereby promises to pay to the order of [Name of Lender] (the “Lender”) the unpaid principal amount of the Loans made by the Lender, in the amounts and at the times set forth in the Credit Agreement, dated as of May 29, 2018, among the Borrower, the Lenders party thereto, and The Bank of Nova Scotia, as Administrative Agent (the “Administrative Agent”) (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), and to pay interest from the date hereof on the principal balance of the Loans from time to time outstanding, until such principal is paid, at the rate or rates and at the times set forth in the Credit Agreement, in each case at the office of the Administrative Agent specified therefor in the Credit Agreement, or at such other place as the Administrative Agent may specify from time to time, in lawful money of the United States of America in immediately available funds.

Each term that is defined in the Credit Agreement and not herein defined has the meaning ascribed thereto by the Credit Agreement when used herein.

The Loans evidenced by this Note are prepayable in the amounts, and under the circumstances, and their respective maturities are subject to acceleration upon the terms, set forth in the Credit Agreement. This Note is subject to, and should be construed in accordance with, the provisions of the Credit Agreement, and is entitled to the benefits of any collateral security set forth in the Loan Documents.

The Lender is hereby authorized to record on the Loan Schedule annexed hereto, and any continuation sheet(s) which the Lender may attach thereto, the date, amount, type, Interest Period, Applicable Rate, Maturity Date and amount of repayment for each Loan. The entries made in the Loan Schedule shall, absent manifest error, be prima facie evidence of the existence and amounts of the obligations of the Borrower hereunder, provided that the failure to so record or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of the Loan Documents.

Except as specifically otherwise provided in the Credit Agreement, the Borrower hereby waives presentment, demand, notice of dishonor, protest, notice of protest and all other demands, protests and notices in connection with the execution, delivery, performance, collection and enforcement of this Note.

Whenever in this Note any Person is referred to, such reference shall be deemed to include the successors and permitted assigns of such Person. The Borrower shall not have the right to assign its rights or obligations hereunder or any interest herein (and any such attempted assignment shall be void). No failure or delay by the Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. Neither this Note nor any provision hereof may be waived, amended or modified, nor shall any departure therefrom be consented to, except in accordance with Section 10.2 of the Credit Agreement.

THIS NOTE AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS NOTE AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

All communications and notices hereunder shall be in writing and given as provided in Section 10.1 of the Credit Agreement.

This Note, and the obligations of the Borrower hereunder, are secured by the Security Agreement.

The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Note or the other Loan Documents, or for recognition or enforcement of any judgment, and the Borrower hereby irrevocably and unconditionally agrees that, to the extent permitted by applicable law, all claims in respect of any such action or proceeding may be heard and determined in such New York State, Federal and appellate courts. The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Note shall affect any right that the Lender or the Administrative Agent may otherwise have to bring any action or proceeding relating to this Note or the other Loan Documents against the Borrower, or any of its property, in the courts of any jurisdiction.

The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Note or the other Loan Documents in any court referred to in the preceding paragraph hereof. The Borrower hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

The Borrower irrevocably consents to service of process in the manner provided for notices herein. Nothing herein will affect the right of the Lender or the Administrative Agent to serve process in any other manner permitted by law.

THE BORROWER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE. THE BORROWER (A)

2

CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE LENDER OR THE ADMINISTRATIVE AGENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE LENDER OR THE ADMINISTRATIVE AGENT, AS THE CASE MAY BE, WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT THE LENDER HAS BEEN INDUCED TO ACCEPT THIS NOTE AND THE LENDER AND THE ADMINISTRATIVE AGENT HAVE BEEN INDUCED TO ENTER INTO THE LOAN DOCUMENTS TO WHICH IT IS A PARTY BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.

This Note is subject to Section 1.4 of the Credit Agreement.

[the remainder of this page has been intentionally left blank]

3

IN WITNESS WHEREOF, the undersigned has caused this Note to be executed by its duly authorized representative as of the date first above written.

CLEARBRIDGE ENERGY MLP OPPORTUNITY FUND INC.

By:
Name:
Title:

LOAN SCHEDULE

Date	Amount of Loan	Type	Interest Period	Applicable Rate	Amount of repayment	Notation made by

CLEARBRIDGE ENERGY MLP OPPORTUNITY FUND INC.

EXHIBIT D

FORM OF WRITTEN BORROWING REQUEST

[Date]

The Bank of Nova Scotia

40 King Street West, 55th Floor

Toronto, Ontario, Canada M5H 1H1

Gentlemen/Ladies:

Reference is made to the Credit Agreement, dated as of May 29, 2018, among ClearBridge Energy MLP Opportunity Fund Inc., a Maryland corporation (the “Borrower”), the Lenders from time to time party thereto, and The Bank of Nova Scotia, as Administrative Agent (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”). Each term that is defined in the Credit Agreement and not herein defined has the meaning ascribed thereto by the Credit Agreement when used herein.

[For a Borrowing Request submitted in connection with a borrowing under Section 2.2(a)]1

1.

Pursuant to Section 2.2(a) of the Credit Agreement, the Borrower hereby gives notice of its intention to borrow a Loan (the “Proposed Borrowing”) under the Credit Agreement, and in connection therewith sets forth below the information relating to such borrowing as required by Section 2.2(a) of the Credit Agreement:

(a)	The aggregate amount of the Proposed Borrowing is $ .

(b)	The date (which shall be a Business Day) of such Proposed Borrowing is , 20 (the “Proposed Borrowing Date”).

(c)	The Proposed Borrowing is to be [an ABR Loan][a LIBOR Loan having an Interest Period of ].

(d)	Proceeds of the Proposed Borrowing are to be wired or otherwise transferred to: [Specify exact wire or transfer instructions].

[1]

If no new borrowing is requested by the submission of this Borrowing Request, delete the opening paragraph and the numbered paragraphs comprising this section. If a new borrowing is hereby requested, complete as appropriate.

2.

The Adjusted Asset Coverage and Preferred Asset Coverage (immediately after giving effect to the Proposed Borrowing) are set forth below, reasonably detailed calculations of which appear on Schedule A attached hereto:

Adjusted Asset Coverage

            :1.00

Preferred Asset Coverage

            :1.00

3.	The Borrower hereby certifies that:

(a)	on and as of the date hereof, no Default has occurred and is continuing, and

(b)

on and as of the Proposed Borrowing Date, (i) no Default shall have occurred and be continuing, and (ii) the representations and warranties of the Borrower set forth in each Loan Document to which it is a party shall be true and correct in all respects (other than, as to any such representation or warranty that by its terms refers to a specific date, in which case such representation and warranty shall be true and correct in all respects as of such specified date).

[For a Borrowing Request submitted in connection with a conversion or continuation under Section 2.2(b)]2

1.

Pursuant to Section 2.2(b) of the Credit Agreement, the Borrower hereby gives notice of its intention to [convert all or any portion of an ABR Loan to a LIBOR Loan][convert all or any portion of a LIBOR Loan to an ABR Loan][continue all or any portion of a LIBOR Loan as a LIBOR Loan having an additional Interest Period] (the “[Proposed Conversion][Proposed Continuation]”) under the Credit Agreement, and in connection therewith sets forth below the information relating to such borrowing as required by Section 2.2(b) of the Credit Agreement:

(a)	The aggregate amount of the Loan to be [converted][continued] is $ . Such Loan is a[n] [ABR Loan][LIBOR Loan].

(b)	The date (which shall be a Business Day) of such [conversion][continuation] is , 20 .

(c)	The Loan to be [converted][continued] shall be [converted into [an ABR Loan][a LIBOR Loan having an Interest Period of ]] [continued as a LIBOR Loan having an Interest Period of ].

[the remainder of this page has been intentionally left blank]

[2]

If no conversion or continuation of an existing Loan is requested by the submission of this Borrowing Request, delete the opening paragraph and the numbered paragraphs comprising this section. If a conversion or continuation is hereby requested, complete as appropriate.

2

IN WITNESS WHEREOF, the Borrower has caused this Written Borrowing Request to be executed by its duly authorized representative as of the date first above written.

Very truly yours,

CLEARBRIDGE ENERGY MLP OPPORTUNITY FUND INC.

By:
Name:
Title:

SCHEDULE A

Detailed Calculations

CLEARBRIDGE ENERGY MLP OPPORTUNITY FUND INC.

EXHIBIT E

FORM OF CLOSING CERTIFICATE

Reference is made to the Credit Agreement, dated as of May 29, 2018, among ClearBridge Energy MLP Opportunity Fund Inc., a Maryland corporation (the “Borrower”), the Lenders from time to time party thereto, and The Bank of Nova Scotia, as Administrative Agent (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).

Each term that is defined in the Credit Agreement and not herein defined has the meaning ascribed thereto by the Credit Agreement when used herein. This Certificate is being delivered pursuant to Section 5.1(d) of the Credit Agreement.

The undersigned hereby certifies that:

1. I am [the or a] duly elected or appointed, as the case may be, and qualified [Assistant] Secretary of the Borrower.

2. Attached hereto as Annex A are true, complete and correct copies of the following Organization Documents of the Borrower, as in effect on the date hereof:

[List Organization Documents].

3. Attached hereto as Annex B are true, complete and correct copies of the resolutions of the Board of the Borrower approving each Loan Document to which the Borrower is a party and the transactions contemplated thereby, all of which are in full force and effect on the date hereof.

4. The following persons are duly elected or appointed, as the case may be, and qualified authorized officers or representatives of the Borrower, in each case having the title set forth below, and the signatures appearing opposite their respective names are the genuine signatures of such persons:

Name	Title	Signature

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of [Date].

Name:

Title: [Assistant] Secretary

The undersigned hereby certifies that:

1.                                 is [the or a] duly elected or appointed, as the case may be, and qualified [Assistant] Secretary of the Borrower.

2. The representations and warranties of the Borrower set forth in each Loan Document to which it is a party are true and correct on and as of the Effective Date (other than, as to any such representation or warranty that by its terms refers to a specific date, in which case such representation and warranty shall be true and correct in all respects as of such specified date).

3. No Default has occurred and is continuing as of the Effective Date.

4. Attached hereto as Annex C is a true, complete and correct copy of the most recent [Offering Document] of the Borrower as in effect on the date hereof.

5. Attached hereto as Annex D is a true, complete and correct copy of the most recent annual and semiannual report of the Borrower.

6. Attached hereto as Annex E is a true, complete and correct copy of the Custody Agreement with respect to Borrower.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of [Date].

Name:

Title:

2

CLEARBRIDGE ENERGY MLP OPPORTUNITY FUND INC.

EXHIBIT F

[follows]

FR U-1 OMB Number 7100-0115 Approval expires July 31, 2018 Page 1 of 2

Board of Governors of the Federal Reserve System

Statement of Purpose for an Extension of Credit Secured by Margin Stock—FR U-1

THE BANK OF NOVA SCOTIA

Name of Bank

This form is required by law (15 U.S.C. §§ 78g and 78w; 12 C.F.R. § 221).	The Federal Reserve may not conduct or sponsor, and an organization (or a person) is not required to respond to, a collection of information unless it displays a currently valid OMB control number.

Instructions

1.	This form must be completed when a bank extends credit in excess of $100,000 secured directly or indirectly, in whole or in part, by any margin stock.

2.

The term “margin stock” is defined in Regulation U (12 C.F.R. § 221) and includes, principally: (1) stocks that are registered on a national securities exchange or any over-the-counter security designated for trading in the National Market System; (2) debt securities (bonds) that are convertible into margin stock; and (3) shares of most mutual funds.

3.	Please print or type (if space is inadequate, attach separate sheet).

Part I

To be completed by borrower(s)

1.	What is the amount of the credit being extended? SEE ATTACHMENT A

2.	Will any part of this credit be used to purchase or carry margin stock? ☒ Yes ☐ No

If the answer is “No,” describe the specific purpose of the credit.

I (We) have read this form and certify that to the best of my (our) knowledge and belief the information given is true, accurate, and complete, and that the margin stock and any other securities collateralizing this credit are authentic, genuine, unaltered, and not stolen, forged, or counterfeit.

CLEARBRIDGE ENERGY MLP OPPORTUNITY FUND INC.

Signed:		Signed:

Borrower’s Signature	Date	Borrower’s Signature	Date

Print or Type Name		Print or Type Name

This form should not be signed if blank.

A borrower who falsely certifies the purpose of a credit on this form or otherwise willfully or intentionally evades the provisions of Regulation U will also violate Federal Reserve Regulation X, “Borrowers of Securities Credit.”

Public reporting burden for this collection of information is estimated to average 10 minutes per response, including the time to gather and maintain data in the required form and to review instructions and complete the information collection. Send comments regarding this burden estimate or any other aspect of this collection of information, including suggestions for reducing this burden to: Secretary, Board of Governors of the Federal Reserve System, 20th and C Streets, NW, Washington, DC 20551; and to the Office of Management and Budget, Paperwork Reduction Project (7100-0115), Washington, DC 20503.

01/2018

FR U-1 OMB Number 7100-0115 Approval expires July 31, 2018 Page 1 of 2

Board of Governors of the Federal Reserve System

Statement of Purpose for an Extension of Credit Secured by Margin Stock—FR U-1

THE BANK OF NOVA SCOTIA

Name of Bank

This form is required by law (15 U.S.C. §§ 78g and 78w; 12 C.F.R. § 221).	The Federal Reserve may not conduct or sponsor, and an organization (or a person) is not required to respond to, a collection of information unless it displays a currently valid OMB control number.

Instructions

1.	This form must be completed when a bank extends credit in excess of $100,000 secured directly or indirectly, in whole or in part, by any margin stock.

2.

The term “margin stock” is defined in Regulation U (12 C.F.R. § 221) and includes, principally: (1) stocks that are registered on a national securities exchange or any over-the-counter security designated for trading in the National Market System; (2) debt securities (bonds) that are convertible into margin stock; and (3) shares of most mutual funds.

3.	Please print or type (if space is inadequate, attach separate sheet).

Part I

To be completed by borrower(s)

1.	What is the amount of the credit being extended? SEE ATTACHMENT A

2.	Will any part of this credit be used to purchase or carry margin stock? ☒ Yes ☐ No

If the answer is “No,” describe the specific purpose of the credit.

I (We) have read this form and certify that to the best of my (our) knowledge and belief the information given is true, accurate, and complete, and that the margin stock and any other securities collateralizing this credit are authentic, genuine, unaltered, and not stolen, forged, or counterfeit.

CLEARBRIDGE AMERICAN ENERGY MLP FUND INC.

Signed:		Signed:

Borrower’s Signature	Date	Borrower’s Signature	Date

Print or Type Name		Print or Type Name

This form should not be signed if blank.

A borrower who falsely certifies the purpose of a credit on this form or otherwise willfully or intentionally evades the provisions of Regulation U will also violate Federal Reserve Regulation X, “Borrowers of Securities Credit.”

Public reporting burden for this collection of information is estimated to average 10 minutes per response, including the time to gather and maintain data in the required form and to review instructions and complete the information collection. Send comments regarding this burden estimate or any other aspect of this collection of information, including suggestions for reducing this burden to: Secretary, Board of Governors of the Federal Reserve System, 20th and C Streets, NW, Washington, DC 20551; and to the Office of Management and Budget, Paperwork Reduction Project (7100-0115), Washington, DC 20503.

01/2018

Attachment A

To

Federal Reserve Form U-1

This Attachment A forms a part of the Form FR U-1 (the “Form FR U-1”) that is being executed in connection with that certain Credit Agreement, dated as of May 29, 2018, among ClearBridge Energy MLP Opportunity Fund Inc., a Maryland corporation (the “Borrower”), the lenders party thereto (each, a “Lender”), and The Bank of Nova Scotia, as administrative agent (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).

The aggregate amount of credit being extended is up to $75,000,000, and each Lender’s share is set forth below adjacent to its name:

Lender	Commitment
The Bank of Nova Scotia	$75,000,000

Total	$75,000,000

The Borrower is an investment company registered under the Investment Company Act of 1940, as amended.

All or a substantial portion of the Borrower’s assets may be “margin stock” (within the meaning of Regulation U). The obligations of the Borrower under the Credit Agreement and the other agreements and instruments executed and delivered in connection therewith are directly secured by assets that may at times include margin stock.

A list of assets of the Borrower shall be provided at such times, and in such detail, as is required by Regulation U.

CLEARBRIDGE ENERGY MLP OPPORTUNITY FUND INC.

EXHIBIT G

FORM OF COMPLIANCE CERTIFICATE

Reference is made to the Credit Agreement, dated as of May 29, 2018, among ClearBridge Energy MLP Opportunity Fund Inc., a Maryland corporation, the Lenders from time to time party thereto, and The Bank of Nova Scotia, as Administrative Agent (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”). Each term that is defined in the Credit Agreement and not herein defined has the meaning ascribed thereto by the Credit Agreement when used herein. This Certificate is being delivered pursuant to Section 6.1(c) of the Credit Agreement.

The undersigned, an authorized representative of the Borrower, hereby certifies that (a) as of [fill in the appropriate month-end date], [[no Default has occurred and is continuing] or [the following Default[s] [has/have] occurred and [is/are] continuing:                             ], and (b) as of [fill in the appropriate month-end date]:

1. The Adjusted Asset Coverage is                     , reasonably detailed calculations of which appear on Schedule A attached hereto.

2. Senior Debt of the Borrower does not exceed the maximum amount of Senior Debt that would be permitted to be incurred by or for the account of the Borrower under its Fundamental Policies[, except as follows:                    ].

3. Senior Debt of the Borrower does not exceed the maximum amount of Senior Debt that would be permitted to be incurred by or for the account of the Borrower on the date hereof under the ICA or other applicable law[, except as follows:                    ].

4. Indebtedness of the Borrower does not exceed the sum of (A) 50% of (x) the Maximum Borrowing Value of the Borrower’s Margin Stock minus (y) all Ordinary Liabilities of the Borrower to the extent not in excess of the amount determined under clause (x) immediately above, plus (B) the excess, if any, of (x) the Maximum Borrowing Value of the Borrower’s Non-Margin Assets over (y) all Ordinary Liabilities of the Borrower to the extent in excess of the amount determined under clause (A)(x) immediately above[, except as follows:                    ].

5. The Borrower has not purchased or acquired, and does not otherwise have exposure to, any Investment, other than Permitted Investments[, except as follows:                    ].

6. The Borrower has not entered into or otherwise acquired or hold any Financial Contract (i) unless (1) the collateral, if any, received or receivable by the Borrower in connection therewith is solely in the form of cash or short-term U.S. treasury securities, and (2) each counterparty thereto or issuer thereof has a minimum senior unsecured unenhanced long term debt rating of at least A- by S&P (or the equivalent rating of another independent rating agency

(other than Moody’s) if not so rated by S&P) and at least A3 by Moody’s (or the equivalent rating of another independent rating agency (other than S&P) if not so rated by Moody’s), or (ii) in any case for the purpose of creating or continuing leverage[, except as follows:                         ].

[the remainder of this page has been intentionally left blank]

2

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of [Date].

Name:

Title:

SCHEDULE A

Detailed Calculations

CLEARBRIDGE ENERGY MLP OPPORTUNITY FUND INC.

EXHIBIT H-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement, dated as of May 29, 2018, among ClearBridge Energy MLP Opportunity Fund Inc., a Maryland corporation (the “Borrower”), the Lenders from time to time party thereto, and The Bank of Nova Scotia, as Administrative Agent (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”). Each term that is defined in the Credit Agreement and not herein defined has the meaning ascribed thereto by the Credit Agreement when used herein.

Pursuant to the provisions of Section 3.4 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:
Name:
Title:

Date:	, 20[ ]

CLEARBRIDGE ENERGY MLP OPPORTUNITY FUND INC.

EXHIBIT H-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement, dated as of May 29, 2018, among ClearBridge Energy MLP Opportunity Fund Inc., a Maryland corporation (the “Borrower”), the Lenders from time to time party thereto, and The Bank of Nova Scotia, as Administrative Agent (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”). Each term that is defined in the Credit Agreement and not herein defined has the meaning ascribed thereto by the Credit Agreement when used herein.

Pursuant to the provisions of Section 3.4 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, and (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:	, 20[ ]

CLEARBRIDGE ENERGY MLP OPPORTUNITY FUND INC.

EXHIBIT H-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement, dated as of May 29, 2018, among ClearBridge Energy MLP Opportunity Fund Inc., a Maryland corporation (the “Borrower”), the Lenders from time to time party thereto, and The Bank of Nova Scotia, as Administrative Agent (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”). Each term that is defined in the Credit Agreement and not herein defined has the meaning ascribed thereto by the Credit Agreement when used herein.

Pursuant to the provisions of Section 3.4 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:	, 20[ ]

CLEARBRIDGE ENERGY MLP OPPORTUNITY FUND INC.

EXHIBIT H-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement, dated as of May 29, 2018, among ClearBridge Energy MLP Opportunity Fund Inc., a Maryland corporation (the “Borrower”), the Lenders from time to time party thereto, and The Bank of Nova Scotia, as Administrative Agent (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”). Each term that is defined in the Credit Agreement and not herein defined has the meaning ascribed thereto by the Credit Agreement when used herein.

Pursuant to the provisions of Section 3.4 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to the Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:
Name:
Title:

Date:	, 20[ ]

CLEARBRIDGE ENERGY MLP OPPORTUNITY FUND INC.

EXHIBIT I

FORM OF SECURITY AGREEMENT

Security Agreement (as the same may be amended, supplemented or otherwise modified from time to time, this “Security Agreement”), dated as of May 29, 2018, by and between ClearBridge Energy MLP Opportunity Fund Inc., a Maryland corporation (the “Borrower”), and The Bank of Nova Scotia, as administrative agent (the “Administrative Agent”).

RECITALS

I. Reference is made to the Credit Agreement, dated as of the date hereof, among the Borrower, the Lenders from time to time party thereto, and the Administrative Agent (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).

II. It is a condition precedent to the making of all Loans under the Credit Agreement that the Borrower shall have executed and delivered this Security Agreement.

Therefore, in consideration of the Recitals, the terms and conditions herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Administrative Agent hereby agree as follows:

Section 1. Defined Terms

(a) Each term that is defined in the Credit Agreement and not herein defined has the meaning ascribed thereto in the Credit Agreement when used herein.

(b) When used in this Security Agreement, the following capitalized terms shall have the respective meanings ascribed thereto as follows:

“Applicable Custody Account” means (a) during the Transition Period, both the Existing Custody Account and the New Custody Account, and (b) thereafter, the New Custody Account.

“Collateral” has the meaning set forth in Section 2.

“Collateral Control Notice” means any of the following: (a) a Notice of Exclusive Control (as defined in the Temporary Control Agreement or the Continuing Control Agreement, as applicable), or (b) other than in connection with obtaining information with respect to the Collateral, confirming State Street’s compliance with the Temporary Control Agreement, confirming BNY Mellon’s compliance with the Continuing Control Agreement, or confirming the Borrower’s compliance with the Loan Documents, (i) an Entitlement Order with respect to any Collateral, (ii) any instruction to a bank directing disposition of funds in any Deposit Account at such bank constituting Collateral, or (iii) any direction to a Commodity Intermediary to apply any value distributed on account of any Commodity Contract constituting Collateral.

“Custody Assets” means, as of any time, all of the Accounts, cash, cash equivalents, Chattel Paper, Deposit Accounts, Documents, Financial Assets, Financial Contracts, General Intangibles, Instruments, Investment Property, Money, Supporting Obligations in respect of the foregoing and Proceeds of all of the foregoing, in each case that, at such time, are in the Existing Custody Account or the New Custody Account.

“Excluded Collateral” means any contract or agreement constituting a General Intangible or a Promissory Note, but only to the extent that the granting of a Security Interest therein by the Borrower would violate any applicable law or any enforceable provision of such contract or agreement, provided that to the extent the Security Interest herein granted at any time hereafter shall no longer violate any applicable law, and/or immediately upon such provision no longer being enforceable, as the case may be, such contract or agreement, as the case may be shall automatically and without any further action cease to be “Excluded Collateral”, and the Borrower shall be deemed to have granted automatically and without any further action a Security Interest therein subject hereto as if such law had never existed or such provision had never been enforceable, as the case may be.

“NYUCC” means the UCC as in effect in the State of New York on the date of this Security Agreement.

“Obligations” means all of the obligations and liabilities of the Borrower to the Secured Parties, in each case whether fixed, contingent, now existing or hereafter arising, created, assumed, incurred or acquired.

“Permitted Charge” means a Permitted Lien to the extent that its priority over the Security Interest created hereby in the property of the Borrower would not (a) cause a breach of any representation or warranty of the Borrower in Section 3(c), or (b) violate any covenant of the Borrower in Section 4(h).

“Secured Financial Contract” means a Financial Contract entered into by the Borrower with a Lender, the Administrative Agent, or any Related Party thereof.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, and any Related Party thereof which is party to a Secured Financial Contract.

“UCC” means, with respect to any jurisdiction, Articles 1, 8 and 9 of the Uniform Commercial Code as from time to time in effect in such jurisdiction.

(c) Except as may otherwise be expressly provided herein, when used in this Security Agreement, the following capitalized terms shall have the respective meanings ascribed thereto in the NYUCC: “Account”, “Adverse Claim”, “Chattel Paper”, “Commodity Account”, “Commodity Contract”, “Commodity Intermediary”, “Deposit Account”, “Document”, “Entitlement Order”, “Financial Asset”, “General Intangible”, “Instrument”, “Investment Property”, “Money”, “Proceeds”, “Promissory Note”, “Records”, “Secured Party”, “Securities Account”, “Security Interest”, and “Supporting Obligation” as the same may be modified by the provisions hereof.

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Section 2. Grant of Security Interest

To secure the payment, observance and performance of its Obligations when due, the Borrower hereby grants to the Administrative Agent, for the benefit of the Secured Parties, a Security Interest in and to all of the Borrower’s right, title and interest in and to the following (with respect to the items listed in clauses (ii) and (iii) below, only to the extent such items would not constitute Excluded Collateral):

(i) the Existing Custody Account, the New Custody Account and the Custody Assets,

(ii) all Accounts, cash, cash equivalents, Chattel Paper, Deposit Accounts, Financial Assets, Financial Contracts, General Intangibles, Instruments, Investment Property, and Money,

(iii) all Supporting Obligations in respect of all of the foregoing, and

(iv) all Records in respect of all of the foregoing,

in each case, whether now owned or existing or hereafter arising or acquired, together with all of the Proceeds (which shall include all dividends, distributions, accessions and income on and in respect of all of the foregoing and all other rights and benefits in respect thereof) of all of the foregoing

(collectively, the “Collateral”).

Section 3. Representations and Warranties

The Borrower hereby represents and warrants to the Administrative Agent and the other Secured Parties as follows:

(a) Except as otherwise expressly permitted under this Security Agreement, since the Borrower’s formation, there has been no change in (i) its legal name or structure, or (ii) its jurisdiction of formation.

(b) On the date hereof, (i) this Security Agreement creates an enforceable Security Interest in the Collateral in favor of the Administrative Agent, for the benefit of the Secured Parties, (ii) there are no Liens upon the Collateral other than Permitted Liens, and (iii) (1) with respect to all Collateral constituting an Applicable Custody Account or a Custody Asset, the Administrative Agent has a perfected Security Interest, for the benefit of the Secured Parties, in such Collateral, which Security Interest is, other than with respect to the Liens permitted by Section 7.2(e) of the Credit Agreement, prior to all other Liens, and (2) with respect to all other such Collateral in which a Security Interest may be perfected by filing a financing statement, assuming the presentation for filing of the financing statement, a copy of which is attached as Annex A hereto, at the governmental office listed thereon together with the appropriate filing fees therefor on the date hereof, the Administrative Agent has a perfected Security Interest, for the benefit of the Secured Parties, in such Collateral, which Security Interest is prior to all Liens other than the Liens permitted by Section 7.2(f) of the Credit Agreement.

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Section 4. Covenants

The Borrower hereby covenants with the Administrative Agent, for the benefit of the Secured Parties, as follows:

(a) The Borrower shall not effect or permit any change in its legal name, its form of organization, or its jurisdiction of organization, in each case unless it shall provide the Administrative Agent with prior written notice thereof and UCC financing statements (or amendments thereto), in form and substance reasonably satisfactory to the Administrative Agent, shall have been filed at the expense of the Borrower in all filing offices reasonably designated by the Administrative Agent.

(b) The Borrower shall, at its own expense, promptly authorize, execute and deliver, as applicable, all certificates, instruments, endorsements, financing and continuation statements and amendments thereto, notices, agreements (including control agreements), and other documents, and take all further action, that the Administrative Agent may reasonably request from time to time in order to perfect and protect the Security Interest granted by the Borrower hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to the Collateral. In furtherance of the foregoing, the Borrower agrees that all Chattel Paper, Instruments, and certificated Financial Assets constituting Collateral that are delivered to the Administrative Agent or any Applicable Custodian by, on behalf of, or for the benefit of, the Borrower shall be in bearer form or in registered form issued or indorsed (with appropriate signature guarantees, to the extent that it is usual and customary for such Applicable Custodian to obtain such signature guarantees in the ordinary course of its custody business) to the Administrative Agent or such Applicable Custodian, or a nominee of either of them, or in blank. The Borrower also agrees to provide to the Administrative Agent, from time to time upon reasonable request, evidence (including legal opinions from law firms satisfactory to the Administrative Agent and Collateral audits) reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Agreement; provided, however, that so long as no Event of Default is then continuing, the Administrative Agent may not request legal opinions more than once in any calendar year. If any assets constituting Collateral are acquired by the Borrower after the date hereof (other than assets constituting Collateral that become subject to the Lien of the Security Agreement upon acquisition thereof and other than assets upon which the Administrative Agent has, for the benefit of the Secured Parties, a first perfected Lien), the Borrower will notify the Administrative Agent thereof, and, if reasonably requested by the Administrative Agent, the Borrower will cause such assets to be subjected to a Lien securing its Obligations and will take such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, all at the expense of the Borrower.

(c) To the fullest extent not prohibited by applicable law or any agreement to which it is a party or by which it is bound, the Borrower at its own expense shall furnish to the Administrative Agent such information, reports, statements and schedules with respect to the Collateral as the Administrative Agent may reasonably request from time to time.

(d) Subject to the rights of the Borrower under the Loan Documents to dispose of the Collateral, the Borrower at its own expense shall defend the Collateral against all

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claims of any kind or nature (other than Permitted Charges) of all Persons claiming the same or any interest therein adverse to the interests of the Administrative Agent or any Applicable Custodian.

(e) Except as otherwise required by applicable law, the Borrower agrees that, with respect to the Collateral, neither the Administrative Agent nor any Applicable Custodian has any obligation to preserve rights against prior or third parties.

(f) The only duty of the Administrative Agent with respect to the Collateral delivered to it shall be to use reasonable care in the custody and preservation of the Collateral, and the Borrower agrees that if the Administrative Agent accords the Collateral substantially the same kind of care as it accords its own property or delivers the Collateral over to any Applicable Custodian, such care shall presumptively be deemed reasonable. In the event that all or any part of the Chattel Paper, Documents, Instruments, or certificated Financial Assets constituting such Collateral are lost, destroyed or wrongfully taken while in the possession of the Administrative Agent or any Applicable Custodian, the Borrower agrees that it will use commercially reasonable efforts to cause the delivery of new Chattel Paper, Documents, Instruments, or certificated Financial Assets, as the case may be, in place of those lost, destroyed or wrongfully taken upon reasonable request therefor by the Administrative Agent or such Applicable Custodian, without the necessity of any indemnity bond or other security, other than the Administrative Agent’s or such Applicable Custodian’s agreement of indemnity upon usual and customary terms therefor.

(g) Anything herein to the contrary notwithstanding, (i) the Borrower shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Security Agreement had not been executed, (ii) neither the exercise by the Administrative Agent of any of its rights hereunder, nor the exercise by any Applicable Custodian of its right under the Existing Custody Agreement or the New Custody Agreement, as applicable, shall release the Borrower from any of its duties or obligations under any such contract or agreement, (iii) the Administrative Agent shall not have any obligation or liability, including indemnification obligations, under any such contract or agreement by reason of this Security Agreement, the Existing Custody Agreement or the New Custody Agreement, nor shall the Administrative Agent be obligated to perform any of the obligations or duties of the Borrower thereunder, to make any payment, to make any inquiry as to the nature or sufficiency of any payment received by the Borrower or the sufficiency of any performance by any party under any such contract or agreement or to take any action to collect or enforce any claim for payment assigned hereunder and (iv) except as may be otherwise expressly provided in the Loan Documents, the Administrative Agent shall not be under any duty to send notices, perform services, exercise any rights of collection, enforcement, conversion or exchange, vote, pay for insurance, taxes or other charges or take any action of any kind in connection with the management of the Collateral.

(h) The Borrower agrees that it shall (i) at all times (1) with respect to the Collateral constituting the Applicable Custody Accounts and the Custody Assets, cause the Administrative Agent to have a perfected Security Interest, for the benefit of the Secured Parties, in such Collateral, which Security Interest shall be, other than with respect to the Liens permitted by Section 7.2(e) of the Credit Agreement, prior to all other Liens, and (2) with respect to all other Collateral in which a Security Interest may be perfected by filing a financing statement,

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cause the Administrative Agent to have a perfected Security Interest, for the benefit of the Secured Parties, in such Collateral, which Security Interest shall be prior to all Liens other than the Liens permitted by Section 7.2(f) of the Credit Agreement, and (ii) not cause or permit any of the Collateral (1) to be subject to any Lien other than Permitted Liens, or (2) to be subject to any Lien (other than Permitted Charges) that has any priority over the Security Interest granted hereby.

Section 5. Voting and Distributions

(a) Unless and until an Event of Default shall have occurred and be continuing and the Administrative Agent shall have delivered to the Borrower a written notice of its intention to exercise the voting and/or other consensual rights and powers referred to in this Section 5 (a “Collateral Notice”):

(i) The Borrower shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of the Collateral owned or held by it or on its behalf, or any part thereof; provided, however, that the Borrower will not exercise any such right if the result thereof would materially and adversely affect the rights inuring to a holder of the Collateral or the rights and remedies of the Administrative Agent under this Security Agreement or any other Loan Document or the ability of the Administrative Agent to exercise the same.

(ii) The Administrative Agent shall execute and deliver to the Borrower, or cause to be executed and delivered to the Borrower, all such proxies, powers of attorney and other instruments as the Borrower may reasonably request for the purpose of enabling it to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to Section 5(a)(i) and to receive the cash payments it is entitled to receive pursuant to Section 5(a)(iii).

(iii) Subject to the Security Interest created hereby and the terms and conditions of the Loan Documents, the Borrower shall be entitled to receive, retain and use any and all dividends, distributions, interest and principal paid on, and Proceeds of, the Collateral owned or held by it or on its behalf.

(b) Upon receipt by the Borrower of a Collateral Notice upon the occurrence of, or at any time during the continuance of, an Event of Default:

(i) To the extent not prohibited by applicable law, all rights of the Borrower to receive and retain dividends, distributions, interest and principal paid on, and Proceeds of, the Collateral that it is authorized to receive pursuant to Section 5(a)(iii) shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, distributions, interest, principal and Proceeds, as applicable. All dividends, distributions, interest, principal and Proceeds received by or on behalf of the Borrower contrary to the provisions of this Section shall be held in trust for the benefit of the Administrative Agent, shall be segregated from other property or funds of the Borrower and shall be forthwith delivered to the Administrative Agent or any Applicable

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Custodian upon demand in the same form as so received (with any necessary endorsement). Any and all money and other property paid over to or received by the Administrative Agent pursuant to the provisions of this subsection (i) shall be retained by the Administrative Agent in an account to be established in the name of the Administrative Agent upon receipt of such money or other property. Subject to the provisions of this subsection (i), such account shall at all times be under the sole dominion and control of the Administrative Agent, and the Administrative Agent shall at all times have the sole right to make withdrawals therefrom and to exercise all rights with respect to the funds and other property from time to time therein or credited thereto, provided that such funds or other property shall not be withdrawn or applied for any purpose other than toward the payment of the Obligations.

(ii) To the extent not prohibited under applicable law, all rights of the Borrower to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to Section 5(a)(i), and the obligations of the Administrative Agent under Section 5(a)(ii), shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers, provided that the Administrative Agent shall have the right from time to time to permit the Borrower to exercise such rights.

Section 6. Remedies

(a) Upon the occurrence of an Event of Default or at any time thereafter during the continuance thereof, the Administrative Agent may:

(i) exercise any and all rights and remedies with respect to the Collateral (x) granted to a Secured Party by the NYUCC or otherwise allowed at law, and/or (y) otherwise provided by this Security Agreement, and

(ii) dispose of the Collateral as it may choose, so long as every aspect of the disposition, including the method, manner, time, place and terms thereof, is commercially reasonable, and the Borrower agrees that, without limitation, the following are each commercially reasonable: (x) if the Administrative Agent is required by law to give any notice of disposition of the Collateral, the Administrative Agent shall not in any event be required to give more than ten (10) Business Days’ prior notice to the Borrower of any such disposition, (y) any place within the City of New York may be designated by the Administrative Agent for disposition, and (z) the Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b) To the extent permitted by law, the Borrower hereby expressly waives and covenants not to assert any appraisement, valuation, stay, extension, redemption or similar laws, now or at any time hereafter in force, which might delay, prevent or otherwise impede the performance or enforcement of this Security Agreement.

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(c) In view of the position of the Borrower in relation to the Collateral, or because of other current or future circumstances, a question may arise under the Securities Act or any similar applicable law of any other Governmental Authority analogous in purpose or effect (such Act and any such similar law as from time to time in effect being called the “Securities Laws”) with respect to any disposition of the Collateral permitted hereunder. The Borrower understands that compliance with the Securities Laws might very strictly limit the course of conduct of the Administrative Agent if the Administrative Agent were to attempt to dispose of all or any part of the Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any such Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Administrative Agent in any attempt to dispose of all or part of the Collateral under applicable “blue sky” or other state securities laws or similar laws analogous in purpose or effect. The Borrower recognizes that in light of such restrictions and limitations the Administrative Agent may, with respect to any sale of Collateral to which such restrictions or limitations may (in the reasonable judgment of the Administrative Agent) apply, limit the purchasers to those who will agree, among other things, to acquire Collateral for their own account, for investment, and not with a view to the distribution or resale thereof. The Borrower acknowledges and agrees that in light of such restrictions and limitations, the Administrative Agent, in its sole and absolute discretion, (i) may proceed to make such a sale whether or not a registration statement for the purpose of registering the Collateral, or any part thereof, shall have been filed under the Securities Laws and (ii) may approach and negotiate with a single potential purchaser to effect such sale. The Borrower acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Administrative Agent shall incur no responsibility or liability for selling all or any part of the Collateral at a price that the Administrative Agent may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Administrative Agent sells any such Collateral.

(d) The Administrative Agent agrees with the Borrower that it shall not deliver to any Applicable Custodian any Collateral Control Notice at any time when no Event of Default has occurred and is continuing.

Section 7. Administrative Agent

The Administrative Agent has been appointed as agent pursuant to the Credit Agreement. The actions of the Administrative Agent hereunder are subject to the provisions of the Credit Agreement. The Administrative Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including the release or substitution of the Collateral), in accordance with this Security Agreement and the Credit Agreement. The Administrative Agent may in accordance with the terms and provisions of the Credit Agreement employ agents in connection herewith and shall not be liable for the negligence or misconduct of any such agents selected by it in good faith. The Administrative Agent may resign and a successor Administrative Agent may be appointed in the manner provided in the Credit Agreement. Upon the acceptance of any

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appointment as the Administrative Agent by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent under this Security Agreement, and the retiring Administrative Agent shall thereupon be discharged from its duties and obligations under this Security Agreement. After any retiring Administrative Agent’s resignation, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it under this Security Agreement while it was the Administrative Agent.

Section 8. Notices

All notices and other communications provided for herein shall be delivered or otherwise transmitted, in accordance with the terms of and effective as set forth in Section 10.1 of the Credit Agreement, to the appropriate party hereto at the address therefor set forth in the Credit Agreement.

Section 9. Waivers; Amendments

Subject to the terms of the Credit Agreement, neither this Security Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Administrative Agent.

Section 10. Successors and Assigns

Subject to the terms of the Credit Agreement, the provisions of this Security Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted under the Credit Agreement, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Security Agreement, expressed or implied, shall be construed to confer upon any Person (other than the Administrative Agent and the Related Parties thereof) any legal or equitable right, remedy or claim.

Section 11. Counterparts; Integration

This Security Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which, when taken together, shall constitute but one contract. Delivery of an executed counterpart of this Security Agreement by facsimile transmission or electronic transmission in “portable document format” shall be as effective as delivery of a manually executed counterpart of this Security Agreement. This Security Agreement constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

Section 12. Severability

In the event any one or more of the provisions contained in this Security Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality

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and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 13. GOVERNING LAW

THIS SECURITY AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 14. WAIVER OF JURY TRIAL

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS SECURITY AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS SECURITY AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 15. Headings

Article and Section headings used herein are for convenience of reference only, are not part of this Security Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Security Agreement.

Section 16. Relationship to Credit Agreement

This Security Agreement is the “Security Agreement” under, and as such term is defined in, the Credit Agreement, and is subject to, and shall be construed in accordance with, the provisions thereof applicable hereto.

Section 17. Release of Collateral

(a) Upon the request of the Borrower following the later to occur of (i) the earlier to occur of the Commitment Termination Date or such other date as the Borrower shall voluntarily terminate the Commitments in accordance with the terms of the Credit Agreement, and (ii) the payment in full of the Note and the performance by the Borrower of all of the

10

Obligations outstanding at the time of such payment, the Administrative Agent shall (x) return or cause to be returned to the Borrower all Collateral which shall remain in the possession of the Administrative Agent at such time, and (y) at the sole cost and expense of the Borrower deliver to the Borrower such instruments, UCC termination statements and other documents, and provide for the delivery of such instructions to each Applicable Custodian, in each case as the Borrower may reasonably request for the purpose of releasing (in fact and as a matter of record) the Security Interest created by this Security Agreement.

(b) In the event that the Borrower shall sell, transfer or otherwise dispose of all or any portion of the Collateral (each a “Transfer”), then provided that immediately before and after giving effect thereto no Default shall or would exist, (i) the Administrative Agent’s Security Interest created hereby in such Collateral subject to such Transfer shall automatically be released (provided that such Security Interest shall attach to the Proceeds of such Transfer), and (ii) promptly after the request by the Borrower, the Administrative Agent shall, at the sole cost and expense of the Borrower deliver to the Borrower such instruments, UCC termination statements and other documents, and provide for the delivery of such instructions to each Applicable Custodian, in each case as the Borrower may reasonably request for the purpose of releasing (in fact and as a matter of record) the Security Interest in the Collateral subject to such Transfer.

Section 18. Liability

This Security Agreement is subject to Section 1.4 of the Credit Agreement.

[the remainder of this page has been intentionally left blank]

11

IN WITNESS WHEREOF, each party hereto has caused this Security Agreement to be executed by its duly authorized representative as of the day and year first above written.

CLEARBRIDGE ENERGY MLP OPPORTUNITY FUND INC.

By:
Name:
Title:

THE BANK OF NOVA SCOTIA, as Administrative Agent

By:
Name:
Title:

ANNEX A TO SECURITY AGREEMENT

[Attach Financing Statement]

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS

A. NAME & PHONE OF CONTACT AT FILER (optional)

B. E-MAIL CONTACT AT FILER (optional)

C. SEND ACKNOWLEDGMENT TO: (Name and Address)

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1.	DEBTOR’S NAME: Provide only one Debtor name (1a or 1b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 1b, leave all of item 1 blank, check here and ☐ provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)
OR	1a. ORGANIZATION’S NAME ClearBridge Energy MLP Fund Inc.
	1b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
	1c. MAILING ADDRESS c/o Legg Mason Partners Fund Advisor, LLC 620 Eighth Avenue, 49th Floor	CITY New York	STATE NY	POSTAL CODE 10018	COUNTRY USA
2.	DEBTOR’S NAME: Provide only one Debtor name (2a or 2b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 2b, leave all of item 2 blank, check here and ☐ provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)
OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
	2c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY
3.	SECUREDPARTY’S NAME (or NAME of ASSIGNEE of ASSIGNOR SECURED PARTY): Provide only one Secured Party name (3a or 3b)
OR	3a. ORGANIZATION’S NAME The Bank of Nova Scotia, as Administrative Agent
	3b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
	3c. MAILING ADDRESS 40 King Street, 55th Floor	CITY Toronto	STATE ON	POSTAL CODE M5H 1H1	COUNTRY CAN
4.	COLLATERAL: This financing statement covers the following collateral:

All assets.

5. Check only if applicable and check only one box: Collateral is		☐held in a Trust (see UCC1Ad, item 17 and Instructions)		☐ being administered by a Decedent’s Personal Representative
6a. Check only if applicable and check only one box:				6b. Check only if applicable and check only one box:

☐ Public-Finance Transaction	☐ Manufactured-Home Transaction	☐ A Debtor is a Transmitting Utility		☐ Agricultural Lien	☐ Non-UCC Filing
7. ALTERNATIVE DESIGNATION (if applicable):	☐ Lessee/Lessor	☐ Consignee/Consignor	☐ Seller/Buyer	☐ Bailee/Bailor	☐ Licensee/Licensor
8. OPTIONAL FILER REFERENCE DATA: FILED WITH THE MARYLAND STATE DEPARTMENT OF ASSESSMENTS AND TAXATION

FILING OFFICE COPY — UCC FINANCING STATEMENT (Form UCC1) (Rev. 04/20/11)

CLEARBRIDGE ENERGY MLP OPPORTUNITY FUND INC.

EXHIBIT K

FORM OF TERMINATION NOTICE

[Date]

ClearBridge Energy MLP Opportunity Fund Inc.

c/o Legg Mason Partners Fund Advisor, LLC

620 Eighth Avenue, 49th Floor

New York, NY 10018

Attention: George Hoyt/Raymond Lui

Tele: 203-703-7026/212-805-3487

Facsimile No.: 877-493-2951/212-805-3488

E-mail: gphoyt@leggmason.com/LegalCEF@leggmason.com/GFPCEFs@leggmason.com

Reference is made to the Credit Agreement, dated as of May 29, 2018, among ClearBridge Energy MLP Opportunity Fund Inc., a Maryland corporation, the Lenders from time to time party thereto, and The Bank of Nova Scotia, as Administrative Agent (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).

This is a “Termination Notice” under, as defined in, and with the effect set forth in, the Credit Agreement.

THE BANK OF NOVA SCOTIA, as Administrative Agent

By:
Name:
Title:

CLEARBRIDGE ENERGY MLP OPPORTUNITY FUND INC.

EXHIBIT L

FORM OF APPLICABLE MARGIN CHANGE NOTICE

[Date]

ClearBridge Energy MLP Opportunity Fund Inc.

c/o Legg Mason Partners Fund Advisor, LLC

620 Eighth Avenue, 49th Floor

New York, NY 10018

Attention: George Hoyt/Raymond Lui

Tele: 203-703-7026/212-805-3487

Facsimile No.: 877-493-2951/212-805-3488

E-mail: gphoyt@leggmason.com/LegalCEF@leggmason.com/GFPCEFs@leggmason.com

Reference is made to the Credit Agreement, dated as of May 29, 2018, among ClearBridge Energy MLP Opportunity Fund Inc., a Maryland corporation, the Lenders from time to time party thereto, and The Bank of Nova Scotia, as Administrative Agent (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”). Each term that is defined in the Credit Agreement and not herein defined has the meaning ascribed thereto by the Credit Agreement when used herein.

This is an “Applicable Margin Change Notice” under, as defined in, and with the effect set forth in, the Credit Agreement.

“New Applicable LIBOR Margin” means     %.

“New Applicable ABR Margin” means     %.

THE BANK OF NOVA SCOTIA, as Administrative Agent

By:
Name:
Title:

CLEARBRIDGE ENERGY MLP OPPORTUNITY FUND INC.

EXHIBIT M

FORM OF COMMITMENT FEE CHANGE NOTICE

[Date]

ClearBridge Energy MLP Opportunity Fund Inc.

c/o Legg Mason Partners Fund Advisor, LLC

620 Eighth Avenue, 49th Floor

New York, NY 10018

Attention: George Hoyt/Raymond Lui

Tele: 203-703-7026/212-805-3487

Facsimile No.: 877-493-2951/212-805-3488

E-mail: gphoyt@leggmason.com/LegalCEF@leggmason.com/GFPCEFs@leggmason.com

Reference is made to the Credit Agreement, dated as of May 29, 2018, among ClearBridge Energy MLP Opportunity Fund Inc., a Maryland corporation, the Lenders party thereto, and The Bank of Nova Scotia, as Administrative Agent (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”). Each term that is defined in the Credit Agreement and not herein defined has the meaning ascribed thereto by the Credit Agreement when used herein.

This is a “Commitment Fee Change Notice” under, as defined in, and with the effect set forth in, the Credit Agreement.

“New Commitment Fee Rate” means     %.

THE BANK OF NOVA SCOTIA, as Administrative Agent

By:
Name:
Title:

CLEARBRIDGE ENERGY MLP OPPORTUNITY FUND INC.

EXHIBIT N

[follows]

EXECUTION COPY (EMO)

COLLATERAL AGENCY

AND INTERCREDITOR AGREEMENT

dated as of May 29, 2018

by and among

THE BANK OF NOVA SCOTIA,

as Bank Security Agent,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Existing 2013 Note Security Agent,

THE BANK OF NEW YORK MELLON,

as Existing 2015 Note Security Agent,

each Additional Note Security Agent that may become a party hereto from time to time,

and

THE BANK OF NOVA SCOTIA,

as Collateral Agent

THIS COLLATERAL AGENCY AND

INTERCREDITOR AGREEMENT RELATES TO CERTAIN INDEBTEDNESS OF

CLEARBRIDGE ENERGY MLP OPPORTUNITY FUND INC.

-i-

-ii-

EXHIBITS

EXHIBIT A	—	Form of Custody Liquidation Notice
EXHIBIT B	—	Form of Instruction Letter
EXHIBIT C	—	Form of Other Liquidation Notice
EXHIBIT D	—	Form of Joinder Agreement
EXHIBIT E	—	Form of Direction
EXHIBIT F	—	Form of Transfer Completion Certificate

ANNEXES

ANNEX A	—	Copy of Each Loan Document
ANNEX B	—	Copy of Each Existing 2013 Note Document
ANNEX C	—	Copy of Each Existing 2015 Note Document
ANNEX D-1	—	Copy of Temporary Control Agreement
ANNEX D-2	—	Copy of Continuing Control Agreement

-iii-

COLLATERAL AGENCY

AND INTERCREDITOR AGREEMENT

This COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT, dated as of May 29, 2018, is entered into by and among THE BANK OF NOVA SCOTIA (“Scotia Bank”), in its capacity as Bank Security Agent (as defined below), WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), in its capacity as Existing 2013 Note Security Agent (as defined below), THE BANK OF NEW YORK MELLON (“BNY Mellon”), in its capacity as Existing 2015 Note Security Agent (as defined below), each Additional Note Security Agent (as defined below) that may become a party hereto from time to time, and Scotia Bank, in its capacity as collateral agent for the Secured Parties (as defined below) (in such capacity, and including its successors and assigns from time to time, the “Collateral Agent”).

RECITALS

WHEREAS, CLEARBRIDGE ENERGY MLP OPPORTUNITY FUND INC., a Maryland corporation (the “Company”), Scotia Bank and the several lending institutions or entities from time to time parties thereto (the “Banks”), and Scotia Bank, in its capacity as agent (in such capacity, and including its successors and assigns from time to time, the “Bank Security Agent”), have entered into a Credit Agreement, dated as of the date hereof (as may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), which provides, among other things, for the borrowing of loans by the Company from the Banks;

WHEREAS, pursuant to the Security Agreement, dated as of the date hereof, between the Company and the Bank Security Agent (the “Bank Security Agreement”), the Company granted a security interest in the Collateral (as defined therein) to the Bank Security Agent, for its benefit and for the benefit of the Collateral Agent and the Banks, as security for all of the Company’s obligations under the Loan Documents (as defined below);

WHEREAS, the Company has entered into that certain Note Purchase Agreement dated February 7, 2013, as amended by First Amendment Agreement, dated August 26, 2015 and as amended by the Second Amendment Agreement dated as of the date hereof (as further amended, restated, supplemented or otherwise modified from time to time, the “Existing 2013 Note Purchase Agreement”), pursuant to which the Company issued its (a) 3.27% Series A Senior Secured Notes due February 7, 2020 in an aggregate principal amount of $40,000,000 of which $27,420,382.17 is presently outstanding, (b) 3.87% Series B Senior Secured Notes due February 7, 2023 in an aggregate principal amount of $50,000,000 of which $34,471,337.58 is presently outstanding and (c) 4.02% Series C Senior Secured Notes due February 7, 2025 in an aggregate principal amount of $60,000,000 of which $41,522,292.99 is presently outstanding (in each case, as the same be amended, restated, supplemented, modified or replaced from time to time, collectively, the “Existing 2013 Senior Notes”);

WHEREAS, the Company has entered into that certain Note Purchase Agreement dated August 26, 2015 and as amended by the First Amendment Agreement dated as of the date hereof (as further amended, restated, supplemented or otherwise modified from time to time, the “Existing 2015 Note Purchase Agreement”), pursuant to which the Company issued its

(a) 3.33% Series D Senior Secured Notes due August 26, 2022 in an aggregate principal amount of $20,000,000 of which $15,668,789.81 is presently outstanding and (b) 3.76% Series E Senior Secured Notes due August 26, 2026 in an aggregate principal amount of $5,000,000 of which $3,917,197.45 is presently outstanding (in each case, as the same be amended, restated, supplemented, modified or replaced from time to time, collectively, the “Existing 2015 Senior Notes”);

WHEREAS, the Company and the Existing 2013 Noteholders (as defined below) have entered into that certain Note Agency Agreement, dated as of February 7, 2013 (the “Existing 2013 Note Agency Agreement”), with Wells Fargo, appointing Wells Fargo as the security agent for the Existing 2013 Noteholders (in such capacity, the “Existing 2013 Note Security Agent”);

WHEREAS, pursuant to the Amended and Restated Security Agreement, dated as of August 26, 2015, as amended by the First Amendment Agreement dated as of the date hereof (the “Existing 2013 Note Security Agreement”), between the Company and the Existing 2013 Note Security Agent, the Company granted a security interest in the Collateral (as defined therein) to the Existing 2013 Note Security Agent for its benefit and for the benefit of the Collateral Agent and the Existing 2013 Noteholders as security for all of the Company’s obligations under the Existing 2013 Note Documents (as defined below);

WHEREAS, the Company and the Existing 2015 Noteholders (as defined below) have entered into that certain 2015 Note Agency Agreement, dated as of August 26, 2015 (the “Existing 2015 Note Agency Agreement”) with BNY Mellon, appointing BNY Mellon as the security agent for the Existing 2015 Noteholders (in such capacity, the “Existing 2015 Note Security Agent”);

WHEREAS, pursuant to the Security Agreement dated as of August 26, 2015, as amended by the First Amendment Agreement dated as of the date hereof (the “Existing 2015 Note Security Agreement”) between the Company and the Existing 2015 Note Security Agent, the Company granted a security interest in the Collateral (as defined therein) to the Existing 2015 Note Security Agent for its benefit and the benefit of the Collateral Agent and the Existing 2015 Noteholders as security for all of the Company’s obligations under the Existing 2015 Note Documents (as defined below);

WHEREAS, the Company may in the future enter into one or more note purchase agreements pursuant to which the Company shall issue senior secured notes and, upon the execution and delivery of a Joinder Agreement (as defined below) with respect thereto, such note purchase agreements and such senior secured notes, and the obligations thereunder, would be subject to the terms of this Agreement; and

WHEREAS, the Company, the Bank Security Agent, the Existing 2013 Note Security Agent and the Existing 2015 Note Security Agent desire to enter into this Intercreditor Agreement on the terms and conditions herein contained;

NOW, THEREFORE, in consideration of the premises and agreements, provisions, mutual covenants and obligations herein contained, each of the Bank Security Agent (on behalf of itself, each Bank, and each other holder of any Bank Obligations), each Note Security Agent (on behalf of itself and each Applicable Note Party) and the Collateral Agent agrees as follows:

ARTICLE 1

DEFINITIONS

Section 1.1. Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Additional Note Security Agent” means each Person which is the “Additional Note Security Agent” as defined in a Joinder Agreement.

“Additional Senior Notes” means the “Additional Senior Notes” as defined in a Joinder Agreement.

“Affiliate” means as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by ownership of capital stock, contract or otherwise.

“Agents” means the Bank Security Agent, each Note Security Agent and the Collateral Agent.

“Agreement” means this Collateral Agency and Intercreditor Agreement.

“Applicable Joinder Agreement” means, with respect to each Additional Note Security Agent, the Joinder Agreement pursuant to which such Additional Note Security Agent became a party to this Agreement.

“Applicable Note Agency Agreement” means (a) with respect to the Existing 2013 Note Security Agent, the Existing 2013 Note Agency Agreement, (b) with respect to the Existing 2015 Note Security Agent, the Existing 2015 Note Agency Agreement, and (c) with respect to each Additional Note Security Agent, the “Additional Note Agency Agreement” as defined in the Applicable Joinder Agreement.

“Applicable Note Documents” means (a) with respect to the Existing 2013 Note Security Agent, the Existing 2013 Note Documents, (b) with respect to the Existing 2015 Note Security Agent, the Existing 2015 Note Documents, and (c) with respect to each Additional Note Security Agent (i) each of the following (in each case as defined in the Applicable Joinder Agreement): the Additional Note Purchase Agreement, the Additional Senior Notes, the Additional Note Agency Agreement and the Additional Security Agreement, and (ii) the other Note Documents relating to the documents referred to in clause (i) immediately above.

“Applicable Note Obligations” means, with respect to each Note Security Agent, the Note Obligations arising under the Applicable Note Documents.

“Applicable Note Party” means (a) with respect to the Existing 2013 Note Security Agent, each Existing 2013 Noteholder and each other holder of any Existing 2013 Note Obligation, (b) with respect to the Existing 2015 Note Security Agent, each Existing 2015 Noteholder and each other holder of any Existing 2015 Note Obligation, and (c) with respect to each Additional Note Security Agent, such Additional Note Security Agent, each Noteholder of the Additional Senior Notes (as defined in the Applicable Joinder Agreement), and each holder of any Applicable Note Obligation.

“Applicable Senior Notes” means (a) with respect to the Existing 2013 Note Security Agent, the Existing 2013 Senior Notes, (b) with respect to the Existing 2015 Note Security Agent, the Existing 2015 Senior Notes, and (c) with respect to each Additional Note Security Agent, the “Additional Senior Notes” as defined in the Applicable Joinder Agreement.

“Bank Obligations” means all obligations of the Company to the Bank Parties under the Loan Documents, in each case whether on account of principal, interest, premium, fees, indemnities, costs, expenses or otherwise (including all fees and disbursements of counsel to the Bank Security Agent and the Banks that are required to be paid by the Company pursuant to the terms of any of the foregoing agreements), in each case (i) of every nature or kind, (ii) whether fixed or contingent, (iii) whether matured or unmatured, (iv) whether direct or indirect, (v) whether now existing or hereafter created, acquired or incurred, (vi) whether or not allowed or allowable in an Insolvency or Liquidation Proceeding, (vii) whether relating to payment or performance, and (viii) including interest accruing at the then applicable rate provided in the applicable Loan Document after the maturity of the relevant Bank Obligations and any Post-Petition Interest.

“Bank Parties” means the Bank Security Agent, each Bank, and each other Person to whom the Company is obligated under the Credit Agreement, any promissory note issued under the Credit Agreement, or the Bank Security Agreement.

“Bank Security Agent” has the meaning set forth in the recitals to this Agreement.

“Bank Security Agreement” has the meaning set forth in the recitals to this Agreement.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Banks” has the meaning set forth in the recitals to this Agreement.

“BNY Mellon” has the meaning set forth in the preamble to this Agreement.

“Business Day” means any day (other than a Saturday or Sunday) on which (a) commercial banks are open for the purpose of transacting business in New York, New York and (b) the New York Stock Exchange is open.

“Cause Event” has the meaning set forth in Section 2.7(b).

“Collateral” means all property of the Company, now owned or hereafter acquired, upon which a Lien is purported to be created by a Security Agreement.

“Collateral Agent” has the meaning set forth in the preamble to this Agreement.

“Collection Account” means a deposit account to be established by the Collateral Agent at BNY Mellon entitled “ClearBridge Energy MLP Opportunity Fund Inc. Account.”

“Commitments” means the commitment of any Bank to make any loan under the Loan Documents.

“Company” has the meaning set forth in the recitals to this Agreement.

“Continuing Control Agreement” means the Control Agreement dated May 29, 2018 by and between the Company, the Collateral Agent and BNY Mellon in its capacity as custodian under the New Custody Agreement (the “Continuing Intermediary”), as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Control Agreements” means (i) the Temporary Control Agreement and (ii) the Continuing Control Agreement.

“Credit Agreement” has the meaning set forth in the recitals to this Agreement.

“Custody Liquidation Notice” means a notice in substantially the form of Exhibit A hereto.

“Deemed Insolvency Date” means the date that is fourteen (14) days immediately prior to the commencement of any Insolvency or Liquidation Proceeding in respect of the Company.

“Deemed Insolvency Period” means the period (x) commencing on the Deemed Insolvency Date (so long as none of the events described in the definition of Liquidation Payment shall have occurred) and (y) ending on the earliest to occur of any of the events described in the definition of Liquidation Payment.

“Deemed Bank Preference Payment” means the excess, if any, of (a) the sum of all payments received by the Bank Parties in reduction of the Bank Obligations during the Deemed Insolvency Period, over (b) the principal amount of all Loans made during the Deemed Insolvency Period pursuant to the Loan Documents.

“Deemed Note Preference Payment” means, with respect to any single group of Applicable Note Parties, the excess, if any, of (a) the sum of all payments received by such Applicable Note Parties in reduction of the Applicable Note Obligations during the Deemed Insolvency Period, over (b) the sum, without duplication of (i) the principal amount of all loans made by such Applicable Note Parties to the Company during the Deemed Insolvency Period pursuant to the Applicable Note Documents, and (ii) the face amount of all securities purchased by such Applicable Note Parties and issued by the Company during the Deemed Insolvency Period pursuant to the Applicable Note Documents.

“Deemed Preference Payment” means a Deemed Bank Preference Payment or a Deemed Note Preference Payment. Each Deemed Preference Payment, if any, shall be deemed to have been made on the third Business Day following the end of the Deemed Insolvency Period.

“Delivery Instructions” means, with respect to any Collateral referred to in Section 7.1, any reasonable instruction with respect thereto given by a Security Agent to the Collateral Agent for the ultimate purpose of assisting such Security Agent in connection with any foreclosure or other liquidation of such Collateral by such Security Agent, or any other action by such Security Agent for the ultimate purpose of exercising such Security Agent’s rights and remedies under the applicable Security Agreement, including (a) assembling such Collateral, and exhibiting such Collateral to the Secured Parties and any actual or potential transferees thereof, in each case at such reasonable time or times and in such reasonable place or places as such Security Agent may direct, and (b) delivering or otherwise transferring any such Collateral, without representation or warranty, to any purchaser thereof.

“Discharge of Applicable Note Obligations” means, except as otherwise provided in Section 10.1, with respect to each Note Security Agent, the payment in full in cash of all of the Applicable Note Obligations.

“Discharge of Bank Obligations” means, except as otherwise provided in Section 10.1, (a) the payment in full in cash of all of the Bank Obligations, and (b) the termination or other expiration of the Commitments.

“Discharge of Secured Obligations” means, except as otherwise provided in Section 10.1, (a) the Discharge of Bank Obligations, and (b) the payment in full in cash of all of the Note Obligations.

“Entitlement Order” means an instruction (within the meaning of Section 9-104(a)(2) of the UCC), an entitlement order (within the meaning of Section 8-106(d)(2) of the UCC), or a direction to apply any value (within the meaning of Section 9-106(b)(2) of the UCC).

“Event of Default” means (a) an “Event of Default” under and as defined in the Credit Agreement, or (b) an “Event of Default” under and as defined in any Note Purchase Agreement.

“Excepted Payment” means any of the following payments received by a Secured Party in respect of any Secured Obligation: (a) any payment received from the Collateral Agent pursuant to Section 8.2, and (b) any payment received by a Bank from the Bank Security Agent (except to the extent the Bank Security Agent shall be deemed to have received a Liquidation Payment and paid all or any portion thereof to one or more of the Banks).

“Existing Custody Agreement” means that certain Custodian Services Agreement, dated as of October 5, 2012, between the investment companies party thereto, State Street Bank and Trust Company, as custodian thereunder, and the other parties thereto, as the same may be amended, restated, modified or supplemented, and in effect from time to time.

“Existing 2013 Note Agency Agreement” has the meaning set forth in the recitals to this Agreement.

“Existing 2015 Note Agency Agreement” has the meaning set forth in the recitals to this Agreement.

“Existing 2013 Note Documents” means (a) the Existing 2013 Note Purchase Agreement, the Existing 2013 Senior Notes, the Existing 2013 Note Agency Agreement, and the Existing 2013 Note Security Agreement, and (b) the other Note Documents relating to the documents referred to in clause (a) immediately above.

“Existing 2015 Note Documents” means (a) the Existing 2015 Note Purchase Agreement, the Existing 2015 Senior Notes, the Existing 2015 Note Agency Agreement, and the Existing 2015 Note Security Agreement, and (b) the other Note Documents relating to the documents referred to in clause (a) immediately above.

“Existing 2013 Note Obligations” means the Note Obligations arising under the Existing 2013 Note Documents.

“Existing 2015 Note Obligations” means the Note Obligations arising under the Existing 2015 Note Documents.

“Existing 2013 Note Purchase Agreement” has the meaning set forth in the recitals to this Agreement.

“Existing 2015 Note Purchase Agreement” has the meaning set forth in the recitals to this Agreement.

“Existing 2013 Note Security Agent” has the meaning set forth in the recitals to this Agreement.

“Existing 2015 Note Security Agent” has the meaning set forth in the recitals to this Agreement.

“Existing 2013 Note Security Agreement” has the meaning set forth in the recitals to this Agreement.

“Existing 2015 Note Security Agreement” has the meaning set forth in the recitals to this Agreement.

“Existing 2013 Noteholders” means, at any time, the holders of the Existing 2013 Senior Notes at such time.

“Existing 2015 Noteholders” means, at any time, the holders of the Existing 2015 Senior Notes at such time.

“Existing 2013 Senior Notes” has the meaning set forth in the recitals to this Agreement.

“Existing 2015 Senior Notes” has the meaning set forth in the recitals to this Agreement.

“Financing Documents” means collectively, each Loan Document, each Note Document, this Agreement and each Control Agreement.

“Insolvency or Liquidation Proceeding” means:

(a) any voluntary or involuntary case or proceeding under any Bankruptcy Law with respect to the Company;

(b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to the Company or with respect to a material portion of its property;

(c) any liquidation, dissolution, reorganization or winding up of the Company whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

(d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company.

“Instruction Letter” means a letter in substantially the form of Exhibit B hereto.

“Intermediary” means (i) the Temporary Intermediary for purposes of the Temporary Control Agreement and (ii) the Continuing Intermediary for purposes of the Continuing Control Agreement.

“Joinder Agreement” means a joinder agreement substantially in the form of Exhibit D hereto that shall have been executed and delivered by the Collateral Agent, the Company, and the “Additional Note Security Agent” as therein defined.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

“Liquidation Payment” means any payment received by a Secured Party in respect of any Secured Obligation (a) after the commencement of any Insolvency or Liquidation Proceeding in respect of the Company, (b) in connection with any foreclosure (whether strict, non-judicial, judicial, voluntary or involuntary) on any Collateral, (c) after either any Loans or any Senior Notes shall have become due and payable in full (as the result of an acceleration or termination (but not as the result of a scheduled payment at maturity)), or (d) after the Trigger Time, provided that the term “Liquidation Payment” shall not include any Excepted Payment.

“Loan” means any loan made to the Company under the Credit Agreement.

“Loan Documents” means the “Loan Documents” under and as such term is defined in the Credit Agreement, as the Credit Agreement or any such Loan Document may be amended, supplemented, renewed, extended or otherwise modified or Refinanced.

“Make-whole Premium” means any make-whole or prepayment premium, any break-funding indemnity, or any similar amount.

“New Custody Agreement” means that certain Custodian Services Agreement, dated as of January 1, 2018, between the Company, BNY Mellon, as custodian thereunder, and the other parties thereto, as the same may be amended, restated, modified or supplemented, and in effect from time to time.

“Note Agency Agreements” means (a) the Existing 2013 Note Agency Agreement, (b) the Existing 2015 Note Agency Agreement, and (c) each “Additional Note Agency Agreement” as defined in a Joinder Agreement.

“Note Documents” means the Note Purchase Agreements, the Senior Notes, the Note Agency Agreements, the Note Security Agreements, this Agreement, the Control Agreements, and any other documents that may be identified as such under the Note Purchase Agreements from time to time, in each case as any such document may be amended, supplemented, renewed, extended or otherwise modified or Refinanced.

“Note Obligations” means all obligations of the Company to the Note Parties under the Note Documents, in each case whether on account of principal, interest, premium (including any Make-Whole Amount as defined in any Note Purchase Agreement), fees, indemnities, costs, expenses or otherwise (including all fees and disbursements of counsel to the Note Security Agents and the Noteholders that are required to be paid by the Company pursuant to the terms of any of the foregoing agreements), in each case (i) of every nature or kind, (ii) whether fixed or contingent, (iii) whether matured or unmatured, (iv) whether direct or indirect, (v) whether now existing or hereafter created, acquired or incurred, (vi) whether or not allowed or allowable in an Insolvency or Liquidation Proceeding, (vii) whether relating to payment or performance, and (viii) including interest accruing at the then applicable rate provided in the applicable Note Documents after the maturity of the relevant Note Obligations and any Post-Petition Interest.

“Note Parties” means each Note Security Agent, each Noteholder, and each other Person to whom the Company is obligated under a Note Purchase Agreement, a Senior Note, or any Note Security Agreement.

“Note Purchase Agreements” means (a) the Existing 2013 Note Purchase Agreement, (b) the Existing 2015 Note Purchase Agreement, and (c) each “Additional Note Purchase Agreement” as defined in a Joinder Agreement.

“Note Security Agent” means (a) the Existing 2013 Note Security Agent, (b) the Existing 2015 Note Security Agent and (c) each “Additional Note Security Agent” as defined in a Joinder Agreement.

“Note Security Agreements” means (a) the Existing 2013 Note Security Agreement, (b) the Existing 2015 Note Security Agreement and (c) each “Additional Note Security Agreement” as defined in a Joinder Agreement.

“Noteholders” means, at any time, the holders of the Senior Notes at such time.

“Notice of Default” has the meaning set forth in Section 2.4(a).

“Notice of Exclusive Control” means a “Notice of Exclusive Control” under and as such term is defined in each Control Agreement.

“Other Liquidation Notice” means a notice in substantially the form of Exhibit C hereto for the purpose of providing Delivery Instructions to the Collateral Agent.

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

“Post-Petition Interest” means any interest or entitlement to fees or expenses or other charges that accrues after the commencement of any Insolvency or Liquidation Proceeding, whether or not allowed or allowable in any such Insolvency or Liquidation Proceeding.

“Recovery” has the meaning set forth in Section 10.1.

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, replace, refund or repay, or to issue other indebtedness, in exchange or replacement for, such indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Related Secured Party” means (a) with respect to the Bank Security Agent, each Bank Party, and (b) with respect to each Note Security Agent, each Applicable Note Party.

“Scotia Bank” has the meaning set forth in the preamble to this Agreement.

“Secured Obligations” means, collectively, the Bank Obligations and the Note Obligations.

“Secured Parties” means, at any time, the holders of Secured Obligations at such time, including, the Bank Security Agent, each Note Security Agent, the Collateral Agent, the Banks and the Noteholders.

“Security Agents” means the Bank Security Agent and each Note Security Agent.

“Security Agreements” means the Bank Security Agreement and each Note Security Agreement.

“Senior Notes” means the Existing 2013 Senior Notes, the Existing 2015 Senior Notes and the Additional Senior Notes.

“Temporary Control Agreement” means the Control Agreement dated May 29, 2018 by and between the Company, the Collateral Agent and State Street Bank and Trust Company in its capacity as custodian under the Existing Custody Agreement (the “Temporary Intermediary”).

“Transfer Completion Certificate” means a certificate substantially in the form of Exhibit F hereto that shall have been executed and delivered by the Company.

“Trigger Time” means, with respect to any Secured Party, in the event any Security Agent has delivered a Notice of Default to the Collateral Agent, (a) with respect to such Security Agent and each Related Secured Party thereof, the time such Notice of Default was delivered to the Collateral Agent, (b) with respect to the other Security Agents and each Related Secured Party thereof, (i) in the event such Security Agent shall have received notice thereof from the Collateral Agent pursuant to Section 2.4(a) or Section 6.1, on or before 1:00 p.m., Eastern time, on any Business Day, 3:00 p.m., Eastern time, on such Business Day, or (ii) in all other events, 11:00 a.m., Eastern time, on the Business Day immediately succeeding the day such Security Agent shall have received such notice, and (c) with respect to the Collateral Agent (i) in the event the Collateral Agent shall have received such Notice of Default on or before 1:00 p.m., Eastern time, on any Business Day, 3:00 p.m., Eastern time, on such Business Day, or (ii) in all other events, 11:00 a.m., Eastern time, on the Business Day immediately succeeding the day the Collateral Agent shall have received such Notice of Default.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or, when the context implies, the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction.

“Wells Fargo” has the meaning set forth in the preamble to this Agreement.

Section 1.2. Other Definitional Provisions; Actions of Security Agents. (a) (i) As used herein and in any certificate or other document made or delivered pursuant hereto, (i) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation,” and (ii) references to agreements shall, unless otherwise specified, be deemed to refer to such agreements as amended, supplemented, restated or otherwise modified from time to time.

(b) The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Exhibit and Annex references are to this Agreement unless otherwise specified.

(c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(d) Notwithstanding anything to the contrary contained in this Agreement, the parties hereto agree that (x) the Bank Security Agent will have no obligation to act or refrain from acting hereunder (or any liability therefor) except at the direction of the Required Lenders (as defined in the Credit Agreement) in accordance with the Loan Documents, and (y) no Note Security Agent will have any obligation to act or refrain from acting hereunder (or any liability therefor) except at the direction of the Required Holders (as defined in the Applicable Note Purchase Agreement) in accordance with the Applicable Note Agency Agreement.

ARTICLE 2

COLLATERAL AGENT

Section 2.1. Appointment. Each of the Bank Security Agent (on behalf of each Bank Party) and each Note Security Agent (on behalf of, and as directed by, each Applicable Note Party) hereby (a) appoints Scotia Bank as Collateral Agent hereunder and authorizes Scotia Bank to act as Collateral Agent in accordance with the terms hereof, and (b) irrevocably authorizes the Collateral Agent to take such action on their behalf and to exercise such powers, rights and remedies hereunder as are specifically delegated or granted to the Collateral Agent by the terms hereof, together with such powers, rights and remedies as are reasonably incidental thereto. The Collateral Agent hereby agrees to act in its capacity as such upon the express terms and conditions contained herein. In performing its functions and duties hereunder, the Collateral Agent shall act solely as an agent of the Secured Parties. The Collateral Agent shall have only those duties and responsibilities that are expressly specified herein. The Collateral Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. The Collateral Agent shall not have, by reason hereof, a fiduciary relationship in respect of any Secured Party, and nothing herein, expressed or implied, is intended to or shall be so construed as to impose upon the Collateral Agent any obligations in respect hereof except as expressly set forth herein. Notwithstanding anything to the contrary contained in this Agreement, no Security Agent shall be responsible for the payment of any fees, expenses or indemnities to the Collateral Agent or its successors or assigns.

Section 2.2. Delegation of Duties. The Collateral Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel (which may be counsel to the Company or any Secured Party) and other consultants or experts of its choice concerning all matters pertaining to such duties. The Collateral Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact selected by it with reasonable care.

Section 2.3. Exculpatory Provisions. (a) Neither the Collateral Agent nor any of its officers, partners, directors, employees or agents shall be liable to the Secured Parties for any action taken or omitted by the Collateral Agent under or in connection herewith except to the extent caused by the Collateral Agent’s gross negligence or willful misconduct, as determined by the final non-appealable decision of a court of competent jurisdiction. The Collateral Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or from the exercise of any power, discretion or authority vested in it hereunder unless and until the Collateral Agent shall have received instructions in respect thereof from the Security Agents and, upon receipt of such instructions, the Collateral Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) the Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, notice, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for the Company or any Secured Party), accountants, experts and other professional advisors selected by it; and (ii) no Secured Party shall have any right of action whatsoever against the Collateral Agent as a result of the Collateral Agent acting or (where so instructed) refraining from acting hereunder in accordance with the instructions of the Security Agents. Notwithstanding any other provision of this Agreement to the contrary, the Collateral Agent shall be under no obligation to take any action pursuant to any request or direction of any Security Agent entitled to give such request or instruction if the Collateral Agent shall receive conflicting direction from any other Security Agent to the extent entitled to give such request or instruction; provided that the Collateral Agent will follow the directions of the Security Agents.

(b) Beyond the exercise of reasonable care in the custody thereof and as otherwise specifically set forth herein, the Collateral Agent shall not have any duty as to any of the Collateral in its possession or control or in the possession or control of any agent or bailee thereof or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Collateral Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Collateral Agent shall not be liable or responsible for any loss or diminution in the value of any of the Collateral.

(c) The Collateral Agent shall not be responsible for (i) the existence, genuineness or value of any of the Collateral, (ii) the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence or willful misconduct, as determined by the final non-appealable decision of a court of competent jurisdiction, on the part of the Collateral Agent, (iii) the validity or sufficiency of the Collateral, (iv) the validity of the title of the Company to the Collateral, (v) insuring the Collateral, (vi) the payment of taxes, charges, assessments or Liens upon the Collateral, or (vii) the maintenance of the Collateral.

Section 2.4. Notice of Default; Notice of Discharge of Secured Obligations. (a) The Collateral Agent shall be deemed not to have actual, constructive, direct or indirect, knowledge or notice of the occurrence of any Event of Default unless the Collateral Agent has received written notice thereof from a Security Agent (i) referring to this Agreement, (ii) referring to the applicable document or documents governing such Event of Default, (iii) stating that an “Event of Default” has occurred thereunder, and (iv) stating that such notice is a “Notice of Default” hereunder. In the event that the Collateral Agent receives such a written notice from a Security Agent, the Collateral Agent shall promptly send a copy thereof to each other Security Agent.

(b) The Collateral Agent shall be deemed not to have actual, constructive, direct or indirect, knowledge or notice that there has been a Discharge of Secured Obligations unless the Collateral Agent shall have received written notice from (i) the Bank Security Agent referring to this Agreement and certifying that there has been a Discharge of Bank Obligations, and (ii) each Note Security Agent referring to this Agreement and certifying that there has been a Discharge of Applicable Note Obligations. In the event that the Collateral Agent receives such a written notice from a Security Agent, the Collateral Agent shall give notice thereof to the other Security Agents.

Section 2.5. Non-Reliance on Collateral Agent and Other Secured Parties. (a) The Bank Security Agent (on behalf each Bank Party) and each Note Security Agent (on behalf of each Applicable Note Party): (i) expressly acknowledges that neither the Collateral Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the Collateral Agent hereinafter taken shall be deemed to constitute any representation or warranty by the Collateral Agent to any such Person, and (ii) represents and warrants to the Collateral Agent that it has made its own independent investigation of the financial condition and affairs of the Company in connection with its decision to extend credit to the Company and that it has made and shall continue to make its own appraisal of the creditworthiness of the Company.

(b) The Collateral Agent shall not be responsible to any Secured Party for (i) the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or of any other Financing Document, (ii) any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by or on behalf of the Company to any Secured Party, (iii) the financial condition or business affairs of the Company or any other Person liable for the payment of any Secured Obligations, (iv) except to the extent otherwise expressly set forth herein with respect to this Agreement, ascertaining or inquiring as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Financing Documents or as to the existence or possible existence of any Event of Default, or making any disclosures with respect to the foregoing. Nothing in this Section 2.5(b) shall be construed to absolve the Collateral Agent for any liability arising out of any breach by it of any representation, warranty or covenant expressly made by it hereunder.

Section 2.6. Collateral Agent in Individual Capacity. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, the Collateral Agent in its individual capacity as a Secured Party hereunder. With respect to Secured Obligations made or renewed by it or any of its Affiliates, the Collateral Agent and its respective Affiliates shall have the same rights and powers under this Agreement and the other Financing Documents as any Secured Party, and may exercise the same as though the Collateral Agent was not the Collateral Agent, and the term “Secured Party” shall (to the extent applicable), unless the context clearly otherwise indicates, include the Collateral Agent in its individual capacity.

Section 2.7. Successor Collateral Agent. (a) Scotia Bank may resign as the Collateral Agent upon 30 days’ prior written notice to each Security Agent. If Scotia Bank should resign as Collateral Agent, the Collateral Agent shall appoint a successor agent at the direction of the Security Agents, whereupon such successor agent shall succeed to the rights, powers and duties of the Collateral Agent. If no successor agent has accepted appointment as Collateral Agent by the date that is 30 days following Scotia Bank’s notice of resignation, Scotia Bank’s resignation shall nevertheless become effective upon written notice to that effect by Scotia Bank to each Security Agent.

(b) Scotia Bank may be removed (i) at any time, with or without cause, by the Security Agents, or (ii) if the Collateral Agent shall have breached any representation, warranty or covenant made by it hereunder in any material respect that shall not have been remedied by the Collateral Agent (each a “Cause Event”), by any Security Agent. No such removal shall be effective unless and until a successor Collateral Agent shall have been appointed in accordance herewith and shall have accepted such appointment, provided that if a Cause Event shall have occurred and be continuing and any Security Agent shall seek to remove the Collateral Agent as such, each Security Agent agrees to use commercially reasonable efforts to appoint a successor Collateral Agent in a timely manner, it being understood that, in connection therewith the Company (and not the Security Agents) will be liable for any fees, expenses and costs associated therewith.

(c) Effective upon any resignation by, or removal of, the Collateral Agent pursuant to this Section 2.7, the term “Collateral Agent” shall mean such successor agent effective upon such appointment and acceptance, and Scotia Bank’s rights, powers and duties as Collateral Agent shall be terminated, without any other or further act or deed on the part of any of the parties to this Agreement or any Secured Party.

(d) After any Person’s resignation as the Collateral Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was a Collateral Agent under this Agreement.

Section 2.8. Funds Expended. Without prejudice to the rights provided to the Collateral Agent under any of the provisions of this Agreement, when the Collateral Agent incurs expenses or renders services after an Event of Default occurs and is continuing, the expenses and the compensation for the services (including the reasonable and documented fees and expenses of its agents and outside counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 2.9. No Risk of Funds. None of the provisions of this Agreement or the other Financing Documents shall be construed to require the Collateral Agent in its individual capacity to expend or risk its own funds or otherwise to incur any personal financial liability in the performance of any of its duties hereunder or thereunder.

Section 2.10. Joinder Agreement. Upon receipt by the Collateral Agent of a written direction in the form of Exhibit E hereto signed by each Security Agent, the Collateral Agent shall execute and deliver the Joinder Agreement attached thereto.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

Section 3.1. Generally. Each party hereto represents and warrants:

(a) Such party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has all requisite powers and all authorizations and approvals required to carry on its business in all material respects as now conducted.

(b) The execution and delivery by such party of, and the performance by such party of its obligations under, this Agreement are within its powers, and have been duly authorized by all requisite action by such party. This Agreement has been duly executed and delivered by such party, and constitutes the legal, valid and binding obligations of such party, enforceable against such party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and an implied covenant of good faith and fair dealing.

(c) To the best knowledge of the officer executing this Agreement on behalf of such party, neither the execution and delivery by such party of this Agreement, nor the consummation of the transactions herein, nor compliance with the terms, conditions and provisions hereof by such party will (a) conflict with, or result in a breach or violation of, or constitute a default under any of such party’s formation documents, or (b) conflict with or contravene (i) any applicable law binding on such party, (ii) any contractual restriction binding on or affecting such party, or (iii) any order, writ, judgment, award, injunction or decree binding on or affecting such party.

Section 3.2. Bank Security Agent. The Bank Security Agent hereby represents and warrants that the Bank Security Agent has the power and authority to act hereunder on behalf of each Bank Party (the Bank Security Agent shall be deemed to have remade this representation and warranty on each date upon which the Bank Security Agent takes any action under, or accepts any payment made pursuant to, this Agreement). Annex A hereto contains a true, correct and complete copy of each Loan Document on and as of the date hereof.

Section 3.3. Note Security Agents. Each Note Security Agent hereby represents and warrants that such Note Security Agent has the power and authority to act hereunder on behalf of each Applicable Note Party (such Note Security Agent shall be deemed to have remade this representation and warranty on each date upon which such Note Security Agent takes any action under, or accepts any payment made pursuant to, this Agreement). Annex B hereto contains a true, correct and complete copy of each Existing 2013 Note Document on and as of the date hereof. Annex C hereto contains a true, correct and complete copy of each Existing 2015 Note Document on and as of the date hereof. Each Additional Note Security Agent hereby represents and warrants that, as of the date of the Applicable Joinder Agreement, a true, correct and complete copy of each of the following (each as defined in such Applicable Joinder Agreement) is attached to such Applicable Joinder Agreement: (a) the Additional Note Purchase Agreement, (b) the Additional Note Agency Agreement and (c) the Additional Note Security Agreement.

Section 3.4. Collateral Agent. The Collateral Agent hereby represents and warrants that Annex D-1 hereto contains a true, correct and complete copy of the Temporary Control Agreement, on and as of the date hereof and Annex D-2 contains a true, correct and complete copy of the Continuing Control Agreement, on and as of the date hereof.

ARTICLE 4

LIEN PRIORITIES; CERTAIN NOTICES; COLLATERAL LIQUIDATION

Section 4.1. Pari Passu. As among the Secured Parties, the Secured Obligations shall rank pari passu, and no Secured Party shall be entitled to any preferences or priority over any other Secured Party with respect to any Collateral and the Secured Parties shall share in the Collateral and all proceeds thereof in accordance with the terms of this Agreement.

Section 4.2. Prohibition on Contesting Liens. Each of the Bank Security Agent (on behalf of each Bank Party), each Note Security Agent (on behalf of each Applicable Note Party) and the Collateral Agent agrees that it will not (and hereby waives any right to) object to or contest, or support any other Person in objecting to or contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), (a) the priority, validity, extent, perfection or enforceability of a Lien held by or on behalf of any of the Secured Parties in the Collateral in accordance with the terms of this Agreement or (b) any or all of the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the Collateral Agent, any Security Agent or any other Secured Party to enforce this Agreement in accordance with the terms hereof.

Section 4.3. No New Liens. So long as the Discharge of Secured Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company, the parties hereto agree that no Secured Party shall accept from the Company any grant of any additional Lien on any property of the Company to secure any Secured Obligation, unless the Company has granted or concurrently grants a Lien on such property to secure all Secured Obligations on a pari passu basis.

Section 4.4. Notices. Each Security Agent agrees that in the event it shall send a Notice of Default, a Custody Liquidation Notice or an Other Liquidation Notice to the Collateral Agent, such Security Agent shall, simultaneously therewith, send a copy thereof to each other Security Agent, provided that the parties hereto agree that any failure by a Security Agent to do so shall not be a condition precedent to, or otherwise affect, the efficacy of any such Notice of Default, Custody Liquidation Notice or Other Liquidation Notice.

Section 4.5. Collateral Liquidation. In the course of liquidating the Collateral, each Security Agent shall act in a commercially reasonable manner and in good faith and, where practicable, in consultation and coordination with each other Security Agent for the purpose of managing the liquidation process in order to maximize liquidation proceeds in a timely manner. No Secured Party shall be permitted to credit bid all or any portion of its Secured Obligations in connection with any sale or other disposition of Collateral.

ARTICLE 5

CONTROL AGREEMENTS

Section 5.1. Entry into Control Agreements. (a) The Existing 2013 Note Security Agent and the Existing 2015 Note Security Agent, on behalf of the Applicable Note Parties, and the Bank Security Agent, on behalf of the Bank Parties, hereby directs the Collateral Agent to enter into the Temporary Control Agreement, and agrees to and ratifies the Collateral Agent’s execution and delivery thereof.

(b) The Existing 2013 Note Security Agent and the Existing 2015 Note Security Agent, on behalf of the Applicable Note Parties, and the Bank Security Agent, on behalf of the Bank Parties, hereby directs the Collateral Agent to enter into the Continuing Control Agreement, and agrees to and ratifies the Collateral Agent’s execution and delivery thereof. By becoming a party hereto each Additional Note Security Agent, on behalf of the Applicable Note Parties, agrees to and ratifies the Collateral Agent’s execution and delivery of the Continuing Control Agreement.

Section 5.2. Information. (a) The Collateral Agent agrees that, promptly after receipt of any of the following from the Temporary Intermediary, it shall send a copy thereof to each Security Agent: (i) any statement provided pursuant to Section 4(c) of the Temporary Control Agreement, and (ii) any written notice pursuant to Section 10(b) or 10(c) of the Temporary Control Agreement. The Collateral Agent agrees that it shall provide to each Security Agent not less than three (3) Business Days’ prior written notice of any assignment by the Collateral Agent of all or any portion of its rights and obligations under the Temporary Control Agreement.

(b) The Collateral Agent agrees that, promptly after receipt of any of the following from the Continuing Intermediary, it shall send a copy thereof to each Security Agent: (i) any statement provided pursuant to Article III Section 5 of the Continuing Control Agreement, (ii) any written notice provided pursuant to Article III Section 6 of the Continuing Control Agreement and (iii) any written notice pursuant to Article V Section 1 of the Continuing Control Agreement. The Collateral Agent agrees that it shall provide to each Security Agent not less than three (3) Business Days’ prior written notice of any assignment by the Collateral Agent of all or any portion of its rights and obligations under the Continuing Control Agreement.

Section 5.3. Notices. (a) The Collateral Agent agrees that it shall notify each Security Agent promptly after the Collateral Agent shall have become aware of any material breach by the Temporary Intermediary of its obligations under the Temporary Control Agreement.

(b) The Collateral Agent agrees that it shall notify each Security Agent promptly after the Collateral Agent shall have become aware of any material breach by the Continuing Intermediary of its obligations under the Continuing Control Agreement.

Section 5.4. Changes to Control Agreement. (a) Each party hereto agrees that the Collateral Agent shall not, without the consent of the Security Agents, (i) agree to amend the Temporary Control Agreement, (ii) agree to any termination by the Company of the Temporary Control Agreement pursuant to Section 10 thereof, or (iii) terminate the Temporary Control Agreement pursuant to Section 10 thereof unless either (x) it shall have provided not fewer than thirty (30) days’ prior written notice thereof to each Security Agent, or (y) the Collateral Agent has received a Transfer Completion Certificate.

(b) Each party hereto agrees that the Collateral Agent shall not, without the consent of the Security Agents, (i) agree to amend the Continuing Control Agreement, (ii) agree to any termination by the Company of the Continuing Control Agreement pursuant to Article V Section 1 thereof, or (iii) unless it shall have provided prior written notice thereof to each Security Agent, terminate the Continuing Control Agreement pursuant to Article V Section 1 thereof.

ARTICLE 6

CUSTODY COLLATERAL

Section 6.1. Notice of Exclusive Control. Until the Discharge of Secured Obligations, promptly after receipt by the Collateral Agent of a Notice of Default from any Security Agent, the Collateral Agent shall (a) deliver a copy of such Notice of Default to each other Security Agent, (b) deliver to the Continuing Intermediary a Notice of Exclusive Control under and as defined in the Continuing Control Agreement, and (c) in the event the Temporary Control Agreement is in effect at the time, a Notice of Exclusive Control under and as defined therein.

Section 6.2. Custody Liquidation Notice. Until the Discharge of Secured Obligations, promptly after receipt by the Collateral Agent of a Custody Liquidation Notice from any Security Agent, the Collateral Agent shall (a) deliver a copy of such Custody Liquidation Notice to each other Security Agent, and (b) execute and, together with a copy of each Entitlement Order attached to such Collateral Liquidation Notice, deliver an Instruction Letter to each Intermediary (with a copy to each Security Agent).

ARTICLE 7

OTHER COLLATERAL

Section 7.1. Other Collateral. Pursuant to one or more of the Security Agreements, the Company may:

(a) deliver or cause to be delivered to the Collateral Agent promissory notes, tangible chattel paper and certificated securities (together with any necessary endorsements),

(b) with respect to one or more deposit accounts, either (i) cause the depositary bank to agree to comply (without further consent of the Company) at any time with instructions from the Collateral Agent to such depositary bank directing the disposition of funds from time to time credited to such deposit account, or (ii) arrange for the Collateral Agent to become the customer of the depositary bank with respect to the deposit account,

(c) with respect to uncertificated securities, either (i) cause the issuer thereof to agree to comply with instructions from the Collateral Agent as to such securities, or (ii) arrange for the Collateral Agent to become the registered owner of the securities,

(d) with respect to any Collateral held through a securities intermediary or a commodity intermediary (other than the Intermediary), either (i) cause such securities intermediary or (as the case may be) commodity intermediary to agree to comply at any time with Entitlement Orders from the Collateral Agent, or (ii) with respect to Collateral constituting securities entitlements, arrange for the Collateral Agent to become the entitlement holder with respect to such investment property,

(e) with respect to any Collateral held by a bailee, obtain the acknowledgement of such bailee that it holds such Collateral for the benefit of the Collateral Agent,

(f) with respect to any electronic chattel paper, electronic document or transferable record, vest in the Collateral Agent “control” thereof,

(g) with respect to any letter of credit either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Collateral Agent of the proceeds of the letter of credit or (ii) arrange for the Collateral Agent to become the transferee beneficiary of the letter of credit, and

(h) cause the Collateral Agent’s name to be noted as secured party on any certificate of title for a titled good,

subject to the terms and conditions herein contained, and for the purposes of perfecting and ensuring the priority of the security interests created by the Security Agreements, the Collateral Agent agrees to all of the foregoing set forth in this Section 7.1.

Section 7.2. Possessory Liquidation Notice. Until the Discharge of Secured Obligations, promptly after receipt by the Collateral Agent of an Other Liquidation Notice from any Security Agent, the Collateral Agent shall (a) deliver a copy of such Other Liquidation Notice to each other Security Agent, and (b) comply with all Delivery Instructions contained therein.

ARTICLE 8

DISTRIBUTIONS

Section 8.1. Application of Proceeds. Each of the Collateral Agent, the Bank Security Agent (on behalf of itself and each Bank Party) and each Note Security Agent (on behalf of itself and each Applicable Note Party), hereby agrees that, regardless of any Insolvency or Liquidation Proceeding which has been commenced by or against the Company, in the event that it shall have received any of the following payments, each such payment shall be paid over to the Collateral Agent and held by the Collateral Agent in the Collection Account for distribution pursuant to Section 8.2: (a) all Liquidation Payments, (b) all payments received by the Collateral Agent from any Intermediary, (c) all cash proceeds of any Collateral referred to in Section 7.1 received by the Collateral Agent, and (d) all Deemed Preference Payments.

Section 8.2. Distributions from Collection Account. The Collateral Agent shall, at its own election or upon the request of any Security Agent (but no more frequently than weekly unless otherwise agreed by the Collateral Agent), distribute all monies then held in the Collection Account in the following order (provided that such monies shall not be so distributed under any distribution tier set forth below until such time as the amount of the Secured Obligations referred to in such distribution tier and all preceding distribution tiers has been determined in accordance with the terms hereof and under the terms of the relevant Financing Document, including and subject to Section 8.3):

first, to the payment of all fees, expenses and indemnities then due and payable by the Company to the Collateral Agent;

second, to the payment of all indemnities (other than any Make-whole Premium), out-of-pocket costs and expenses, and fees then due and payable by the Company pursuant to the terms of the Financing Documents to each Security Agent, pro rata based on the total amount thereof;

third, to the payment of all indemnities (other than any Make-whole Premium) and out-of-pocket costs and expenses due and payable by the Company pursuant to the terms of the Financing Documents to each Secured Party (other than the Security Agents), pro rata based on the total amount thereof;

fourth, to the payment of all accrued and unpaid interest then due and owing in respect of the Loans and the Senior Notes, pro rata based on the total amount thereof;

fifth, to the payment of the outstanding principal balance of the Loans then due and owing and the outstanding principal balance of the Senior Notes then due and owing, pro rata based on the total amount thereof;

sixth, to the payment of any Make-whole Premium and fees then due and owing under the Loan Documents and the Note Documents, pro rata based on the total amount thereof;

seventh, to the payment of all other sums then due and owing under the Loan Documents and the Note Documents, pro rata based on the total amount thereof; and

last, to the Company or such other Person or Persons that may be lawfully entitled thereto.

Section 8.3. Secured Obligation Balances. (a) Upon the written request of any Agent, each Security Agent shall promptly (and, in any event, within five Business Days) give each other Agent written notice of the aggregate amount of the Secured Obligations then outstanding and owed by the Company to the Related Secured Parties of such Security Agent under the applicable Financing Documents and any other information that such Agent may reasonably request (including information reasonably necessary to allow such Agent to determine which distribution tier contained in Section 8.2 would be applicable to each such Secured Obligation).

(b) Without limiting the foregoing, upon receipt of any of the monies referred to in Section 8.1, the Collateral Agent shall promptly provide notice to each Security Agent of the receipt of such monies. Within 10 Business Days of the receipt of such notice, each Security Agent shall give the Collateral Agent written certification by an authorized officer or representative thereof of the aggregate amount of the Secured Obligations then due and owing by the Company to the Related Secured Parties of such Security Agent under the applicable Financing Documents (and, promptly upon receipt thereof, the Collateral Agent shall provide a copy of each such certification to each other Security Agent). Unless otherwise directed by a court of competent jurisdiction or each Security Agent, the Collateral Agent shall use the information provided for in such notices as the basis for applying such monies in accordance with Section 8.2.

Section 8.4. Advances. Notwithstanding anything to the contrary herein contained, during the continuance of any Event of Default, to the extent permitted by the applicable Financing Documents any Security Agent shall be entitled in its reasonable discretion to make payments or advances to the Collateral Agent for the purpose of protecting, preserving or defending the value of the Collateral, provided that any such payment or advance shall be deemed to constitute part of the Secured Obligations hereunder.

Section 8.5. Further Assurances. If, in connection with the exercise by a Security Agent (the “Acting Security Agent”) of its remedies under the Financing Documents in respect of the Collateral, including any sale, exchange, transfer or other disposition of any such Collateral in connection with any judicial or non-judicial foreclosure or other similar liquidation or other realization (an “Exercise of Remedies”), the Acting Security Agent, for itself and on behalf of its Related Secured Parties, releases the Liens created under its Financing Documents on any part of the Collateral, then the Liens, if any, of each other Security Agent (each an “Other Security Agent”), for itself and for the benefit of its Related Secured Parties, on such Collateral, shall be automatically, unconditionally and simultaneously released and each Other Security Agent, for itself and its Related Secured Parties, promptly shall execute and deliver to the Acting Security Agent such termination statements, releases and other documents as the Acting Security Agent may reasonably request to effectively confirm such release.

ARTICLE 9

CHANGES TO FINANCING DOCUMENTS

Section 9.1. Amendments to Financing Documents; Etc. Notwithstanding anything to the contrary herein contained (but subject to Section 9.3), terms of the Secured Obligations and the Financing Documents may be amended, supplemented, renewed, extended or otherwise modified or Refinanced from time to time, and the aggregate amount of the Secured Obligations under the Financing Documents may be increased, in each event, without notice to or consent by any Secured Party that is not a party to such Financing Document and without affecting the provisions hereof, and the Lien priorities provided herein shall not be altered or otherwise affected by any such amendment, supplement, renewal, extension, or other modification or Refinancing, or any such increase.

Section 9.2. Other Matters. Notwithstanding anything to the contrary herein contained (but subject to Section 9.3), the Collateral Agent, the Bank Security Agent, each Note Security Agent and each other Secured Party and any of them may, at any time and from time to time in accordance with the applicable Financing Documents and/or applicable law, without the consent of or notice to any other Secured Party (to the extent no such consent or notice is otherwise required hereunder or thereunder), without incurring responsibility to any other Secured Party and without impairing or releasing the Lien priorities and other benefits provided in this Agreement, do one or more of the following:

(i) change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the Secured Obligations or any Lien on any Collateral or guaranty thereof or any liability of the Company, or any liability incurred directly or indirectly in respect thereof (including any increase in (pursuant to any incremental facilities under the Credit Agreement or otherwise) or extension of the Secured Obligations, without any restriction as to the tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the Collateral Agent or any of the Secured Parties, the Secured Obligations or any of the Financing Documents;

(ii) deal with in any manner any liability of the Company to the Secured Parties to the extent such Person has the right to take and is not prohibited to take such action under the applicable Financing Documents;

(iii) settle or compromise any Secured Obligation or any other liability of the Company or any security therefor or any liability incurred directly or indirectly in respect thereof and (subject to the requirements of Article 8) apply any sums by whomsoever paid and however realized to any liability (including the Secured Obligations) in any manner or order;

(iv) exercise or delay in or refrain from exercising any right or remedy against the Company or any security or any other Person, elect any remedy and otherwise deal freely with the Company, any Collateral and any guarantor or any liability of the Company to the Secured Parties or any liability incurred directly or indirectly in respect thereof; and

(v) terminate any commitment it may have to extend credit to the Company, accelerate the maturity of any of its Secured Obligations, or demand payment from or institute legal action against the Company to obtain a judgment or other legal process in respect of its Secured Obligations.

Section 9.3. Limitations.

(a) Changes to Loan Documents. Notwithstanding anything to the contrary herein contained, the Bank Security Agent agrees, solely on behalf of each Bank Party (other than the Bank Security Agent), that the Loan Documents may not be amended, supplemented, renewed, extended or otherwise modified without the consent of each other Security Agent if the effect thereof would be to release any Collateral from the Lien of the Bank Security Agreement.

(b) Changes to Note Documents. Notwithstanding anything to the contrary herein contained, each Note Security Agent agrees, solely on behalf of each Applicable Note Party (other than such Note Security Agent), that the Applicable Note Documents may not be amended, supplemented, renewed, extended or otherwise modified without the consent of each other Security Agent if the effect thereof would be to release any Collateral from the Lien of a Note Security Agreement.

(c) Liability. Notwithstanding anything to the contrary herein contained, no Security Agent, in its capacity as such, shall have any liability for any breach by any other Person of Section 9.3(a) or Section 9.3(b).

(d) Notices; Certain Actions. So long as any Secured Obligation remains outstanding in respect of more than one class of Secured Parties, each Security Agent hereby agrees to give the Collateral Agent and each other Security Agent notice of (i) the occurrence of an Event of Default under any of the Financing Documents for which it acts as a Security Agent promptly after it shall become aware thereof, provided, however, that no Security Agent shall be liable for any failure to provide any such notice and no such failure shall limit or impair the rights of the Secured Parties hereunder or under the other Financing Documents, and (ii) the acceleration of the maturity of any Secured Obligations under any of the Financing Documents for which it acts as a Security Agent promptly after it shall become aware thereof, and setting forth the aggregate amount of Secured Obligations that have been so accelerated under such Financing Documents.

ARTICLE 10

INSOLVENCY OR LIQUIDATION PROCEEDINGS

Section 10.1. Avoidance Issues. If any Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the Company for any reason, including without limitation because it was found to be a fraudulent or preferential transfer, any amount paid in respect of the Secured Obligations (a “Recovery”), whether received as proceeds of security, enforcement of any right of set-off or otherwise, then such Secured Obligations shall be automatically reinstated with respect to all such recovered amounts. In such event (a) the Discharge of Secured Obligations shall be deemed not to have occurred and (b) if this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.

Section 10.2. Effectiveness in Insolvency Proceedings. This Agreement shall be effective before, during and after the commencement of an Insolvency and Liquidation Proceeding.

ARTICLE 11

RELIANCE; WAIVERS; ETC.

Section 11.1. Reliance. Other than any reliance on the terms of this Agreement, the Collateral Agent, the Bank Security Agent (on behalf of each Bank Party) and each Note Security Agent (on behalf of each Applicable Note Party, each of which has confirmed to such Note Security Agent that it has made such credit analysis on its own) acknowledges that it has, independently and based on documents and information deemed by it appropriate, made its own credit analysis and decision to enter into such Financing Documents and be bound by the terms of this Agreement and it will continue to make its own credit decision in taking or not taking any action under the Financing Documents or this Agreement.

Section 11.2. No Warranties or Liability. The Collateral Agent, the Bank Security Agent (on behalf of each Bank Party), and each Note Security Agent (on behalf of each Applicable Note Party) acknowledges and agrees that no Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Financing Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise expressly provided herein, the Secured Parties will be entitled to manage and supervise their respective loans, notes and extensions of credit under the Financing Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate.

Section 11.3. No Waiver. No right of any Secured Party to enforce any provision of this Agreement or any Financing Document shall at any time in any way be prejudiced or impaired by any act or failure to act by any other Secured Party, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, either Control Agreement or any Financing Document, regardless of any knowledge thereof which any Secured Party may have or be otherwise charged with.

Section 11.4. Obligations Unconditional. All rights, interests, agreements and obligations of the Secured Parties, respectively, hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any Financing Documents;

(b) except as otherwise expressly set forth in this Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the Secured Obligations or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any Financing Document;

(c) except as otherwise expressly set forth in this Agreement, any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Secured Obligations or any guarantee thereof;

(d) the commencement of any Insolvency or Liquidation Proceeding in respect of the Company; or

(e) any other circumstances which otherwise might constitute a defense available to, or a discharge of, the Company in respect of the Secured Obligations or any Secured Party.

ARTICLE 12

MISCELLANEOUS

Section 12.1. Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any other Financing Document, the provisions of this Agreement shall govern and control.

Section 12.2. Effectiveness; Continuing Nature of This Agreement; Severability. This Agreement shall become effective when executed and delivered by each of the parties hereto. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Subject to the terms of this Agreement and the terms of any other Financing Document, the Secured Parties may continue, at any time and without notice to any other Secured Party, to extend credit and other financial accommodations and lend monies to or for the benefit of the Company constituting Secured Obligations in reliance hereon.

(b) Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to the Company shall include the Company as debtor and debtor-in-possession and any receiver or trustee for the Company (as the case may be) in any Insolvency or Liquidation Proceeding.

(c) Subject to Section 10.1 and any other Section hereof that, in accordance with its terms shall survive the expiration or other termination of this Agreement, this Agreement shall terminate and be of no further force and effect on the date of Discharge of Secured Obligations.

Section 12.3. Amendments; Waivers. (a) No amendment, modification or waiver of any of the provisions of this Agreement shall be effective unless the same shall be in writing and signed on behalf of each party hereto.

(b) Notwithstanding Section 12.3(a), the Company shall not have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement.

(c) Information Concerning Financial Condition of the Company. Each Secured Party shall be responsible for keeping itself informed of (a) the financial condition of the Company and all endorsers and/or guarantors of the Secured Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Secured Obligations. Except as otherwise expressly provided herein or in the applicable Financing Documents, no Secured Party shall have any duty to advise any other Secured Party of information known to it or them regarding such condition or any such circumstances or otherwise.

Section 12.4. Submission to Jurisdiction. (a) The Bank Security Agent (on behalf of each Bank Party), each Note Security Agent (on behalf of each Applicable Note Party), the Collateral Agent and the Company hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each such party hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such State of New York or, to the extent permitted by law, in such Federal court sitting in the Borough of Manhattan, The City of New York. Each such party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Secured Party may otherwise have to bring any action or proceeding against the Company or its properties in the courts of any jurisdiction.

(b) The Bank Security Agent (on behalf of each Bank Party), each Note Security Agent (on behalf of each Applicable Note Party), the Collateral Agent and the Company hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so (i) any objection it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in Section 12.4(a), and (ii) the defense of an inconvenient forum to the maintenance of such action or proceeding.

(c) The Bank Security Agent (on behalf of each Bank Party), each Note Security Agent (on behalf of each Applicable Note Party), the Collateral Agent and the Company irrevocably consents to service of process in the manner provided for notices in Section 12.5. Nothing in this Agreement will affect the right of any Secured Party to serve process in any other manner permitted by law.

(d) WAIVER OF JURY TRIAL. THE BANK SECURITY AGENT (ON BEHALF OF EACH BANK PARTY), EACH NOTE SECURITY AGENT (ON BEHALF OF EACH APPLICABLE NOTE PARTY), THE COLLATERAL AGENT AND THE COMPANY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

Section 12.5. Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered or, in the case of electronic notice, when received, addressed to the parties hereto at the addresses set forth on the signature pages hereto (or, in the case of an Additional Note Security Agent, on its signature page of the Applicable Joinder Agreement) or at such other address as may be designated by any such party in a written notice to all of the other parties. Each party hereto may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Section 12.6. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED UNDER, THE LAWS OF THE STATE OF NEW YORK.

Section 12.7. Binding on Successors and Assigns. This Agreement shall be binding upon each of the parties hereto from time to time and the Secured Parties, and their respective successors and assigns.

Section 12.8. Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

Section 12.9. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or in portable document format by e-mail), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by facsimile (or in portable document format by e-mail) shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

Section 12.10. No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of each of the Secured Parties. Notwithstanding anything to the contrary herein contained, the Company shall not be a third-party beneficiary (express, implied or otherwise) of this Agreement.

Section 12.11. Provisions Solely to Define Relative Rights. The provisions of this Agreement are for the purpose of defining the relative rights, benefits, privileges and immunities of the Secured Parties, respectively. Nothing in this Agreement shall impair the obligations of the Company, which are absolute and unconditional, to pay and perform the Secured Obligations as and when the same shall become due and payable in accordance with their terms.

Section 12.12. Force Majeure. In no event shall the Collateral Agent be responsible or liable for any failure or delay in the performance of any act or obligation hereunder arising out of or caused by, directly or indirectly, force majeure events beyond its control, including without limitation, strikes, work stoppages, accidents, acts of war, other military disturbances or terrorism, earthquakes, fire, flood, sabotage, epidemics, riots, nuclear or natural catastrophes or acts of God, labor disputes, acts of civil or military, authority and governmental action, or the unavailability of the Federal Reserve Board wire systems and interruptions, loss or malfunctions of utilities, communications facilities or computer (software and hardware) services; it being understood that the Collateral Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 12.13. Consequential Damages. Anything in this Agreement to the contrary notwithstanding, in no event shall any of the parties hereto be liable under or in connection with this Agreement for indirect, special, exemplary, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits, whether or not foreseeable, even if such party has been advised of the possibility thereof and regardless of the form of action in which such damages are sought.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto, intending this Agreement to take effect as a sealed instrument, have executed this Collateral Agency and Intercreditor Agreement as of the date first written above.

Address:	THE BANK OF NOVA SCOTIA, not in its
40 King Street West, 55th Floor	individual capacity but solely as Bank Security
Toronto, ON	Agent
Canada M5H 1H1
Attn: Eli Mou
Tel: (416) 350-1178	By:
Fax: (416) 350-1161	Name:
Title:

Address:	WELLS FARGO BANK, NATIONAL ASSOCIATION,
Corporate Trust Services	not in its individual capacity but solely as
150 East 42nd Street	Existing 2013 Note Security Agent
40th Floor
New York, New York 10017
Fax: (917) 260-1593	By:
Name:
Title:

Address:	THE BANK OF NEW YORK MELLON, not in its
Corporate Trust Administration-Specialty	individual capacity but solely as Existing 2015
101 Barclay Street, 7E	Note Security Agent
New York, NY 10286
Fax: (732) 667-9221
By:
Name:
Title:

Address:	THE BANK OF NOVA SCOTIA, not in its
40 King Street West, 55th Floor	individual capacity but solely as Collateral
Toronto, ON	Agent
Canada M5H 1H1
Attn: Eli Mou
Tel: (416) 350-1178	By:
Fax: (416) 350-1161	Name:
Title:

Signature Page to Collateral Agency and Intercreditor Agreement - EMO

By signing below, the Company:

(a) acknowledges that the Bank Security Agent, each Note Security Agent and the Collateral Agent have entered into this Collateral Agency and Intercreditor Agreement,

(b) agrees that it shall (i) promptly pay all reasonable and documented out-of-pocket expenses of each Agent, including reasonable fees and disbursements of special counsel for each Agent, in connection with the preparation, negotiation and closing of this Agreement, any waiver or consent hereunder or any amendment hereof, (ii) indemnify each Agent against any transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement, and (iii) indemnify each Agent and each of their affiliates, officers, directors and employees (each, a “Covered Person”) and hold each Covered Person harmless from and against any and all claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) and disbursements of any kind or nature (collectively, “Liabilities”) which may be incurred by or asserted or awarded against such Covered Person, in each case arising out of or in connection with any investigative, administrative or judicial proceeding (whether or not such Covered Person shall be designated a party thereto) relating to or arising out of this Agreement or the Control Agreements, provided that no Covered Person shall have the right to be indemnified hereunder for Liabilities that are determined in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Covered Person’s gross negligence, bad faith or willful misconduct; this paragraph shall survive the expiration or other termination of this Collateral Agency and Intercreditor Agreement,

(c) agrees to be bound by the provisions of this Collateral Agency and Intercreditor Agreement to the extent applicable to the Company including Section 2.7(b), Section 8.1, Section 12.4 and Section 12.6,

(d) agrees that notwithstanding Section 9.1 of this Collateral Agency and Intercreditor Agreement, the Company shall give notice to each Security Agent of any amendments, modifications, supplements, extensions of the Financing Documents, the Existing Custody Agreement and the New Custody Agreement, and copies of any related documentation,

(e) acknowledges that the Collateral under each Security Agreement is the same and will remain the same,

(f) agrees to send to each Security Agent each statement referred to in Section 4(c) of the Temporary Control Agreement and Article III Section 5 of the Continuing Control Agreement promptly after the same becomes available from any Intermediary,

(g) agrees to use commercially reasonable efforts to appoint a replacement custodian within the 60-day period after the Company receives written notice from State Street Bank and Trust Company of its intention to terminate the Temporary Control Agreement unless the Temporary Control Agreement has been terminated pursuant to Section 10(c) of such agreement,

(h) agrees to use commercially reasonable efforts to appoint a replacement custodian within the 60-day period after the Company receives written notice from The Bank of New York Mellon of its intention to terminate the Continuing Control Agreement, and

(i) represents and warrants that (x) Annex A hereto contains a true, correct and complete copy of each Loan Document on and as of the date hereof, (y) Annex B hereto contains a true, correct and complete copy of each Existing 2013 Note Document on and as of the date hereof and (z) Annex C hereto contains a true, correct and complete copy of each Existing 2015 Note Document on and as of the date hereof.

[signature page to acknowledgement follows]

Acknowledgement to Collateral Agency and Intercreditor Agreement.

CLEARBRIDGE ENERGY MLP OPPORTUNITY FUND INC.

By
Name:
Its:

Signature Page to Collateral Agency and Intercreditor Agreement - EMO

EXHIBIT A

[FORM OF]

CUSTODY LIQUIDATION NOTICE

[LETTERHEAD OF SECURITY AGENT]

[Date]

THE BANK OF NOVA SCOTIA, as

    Collateral Agent

40 King Street West, 55th Floor

Toronto, ON

Canada M5H 1H1

Attn: Eli Mou

Fax: (416) 350-1161

Re:

COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT, dated as of May 29, 2018, by and among THE BANK OF NOVA SCOTIA, in its capacity as Bank Security Agent, WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as Existing 2013 Note Security Agent, THE BANK OF NEW YORK MELLON, in its capacity as Existing 2015 Note Security Agent, each Additional Note Security Agent that may have become a party thereto, and THE BANK OF NOVA SCOTIA, in its capacity as Collateral Agent (the “Intercreditor Agreement”).

Ladies and Gentlemen:

Capitalized terms used herein and not herein defined have the meanings ascribed thereto pursuant to the Intercreditor Agreement.

The undersigned hereby certifies that (a) it is [[the Bank] [a Note]] Security Agent under and pursuant to the Intercreditor Agreement, and (b) is entitled to deliver this Custody Liquidation Notice to the Collateral Agent.

Pursuant to Section 6.2 of the Intercreditor Agreement, the undersigned hereby directs the Collateral Agent to (a) deliver a copy of hereof (together with all of the attachments hereto) to the other Security Agent, and (b) execute and deliver to each Intermediary an Instruction Letter attaching each of the Entitlement Orders attached hereto.

[ ], as [[the Bank] [a Note]] Security Agent

By:
Name:
Title:

[cc: other Security Agents]

EXHIBIT B

[FORM OF]

INSTRUCTION LETTER

[LETTERHEAD OF COLLATERAL AGENT]

[Date]

[Name, capacity and address of

    Temporary Intermediary / Continuing Intermediary]

Re:

[Control Agreement, dated as of May 29, 2018, among ClearBridge Energy MLP Opportunity Fund Inc., The Bank of Nova Scotia, as Collateral Agent, and State Street Bank and Trust Company, in its capacity as custodian under that certain custody agreement referred to therein (as amended, supplemented or otherwise modified, the “Temporary Control Agreement”)] / [Control Agreement, dated as of May 29, 2018, among ClearBridge Energy MLP Opportunity Fund Inc., The Bank of Nova Scotia, as Collateral Agent, and The Bank of New York Mellon, in its capacity as custodian under that certain custody agreement referred to therein (as amended, supplemented or otherwise modified, the “Continuing Control Agreement”).

Ladies and Gentlemen:

Capitalized terms used herein and not herein defined have the meanings ascribed thereto pursuant to the [Temporary/Continuing] Control Agreement.

Pursuant to the [Temporary/Continuing] Control Agreement, the undersigned hereby orders, instructs and otherwise directs [Temporary Intermediary/Continuing Intermediary] to honor and otherwise comply with each [instruction (within the meaning of Section 9-104(a)(2) of the UCC), entitlement order (within the meaning of Section 8-106(d)(2)of the UCC), and direction to apply any value (within the meaning of Section 9-106(b)(2) of the UCC)] attached hereto.

THE BANK OF NOVA SCOTIA, as Collateral Agent

By:
Name:
Title:

EXHIBIT C

[FORM OF]

OTHER LIQUIDATION NOTICE

[LETTERHEAD OF SECURITY AGENT]

[Date]

THE BANK OF NOVA SCOTIA, as

    Collateral Agent

40 King Street West, 55th Floor

Toronto, ON

Canada M5H 1H1

Attn: Eli Mou

Fax: (416) 350-1161

Re:

COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT, dated as of May 29, 2018, by and among THE BANK OF NOVA SCOTIA, in its capacity as Bank Security Agent, WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as Existing 2013 Note Security Agent, THE BANK OF NEW YORK MELLON, in its capacity as Existing 2015 Note Security Agent, each Additional Note Security Agent that may have become a party thereto, and THE BANK OF NOVA SCOTIA, in its capacity as Collateral Agent (the “Intercreditor Agreement”).

Ladies and Gentlemen:

Capitalized terms used herein and not herein defined have the meanings ascribed thereto pursuant to the Intercreditor Agreement.

The undersigned hereby certifies that (a) it is [[the Bank] [a Note]] Security Agent under and pursuant to the Intercreditor Agreement, and (b) it is entitled to deliver this Other Liquidation Notice to the Collateral Agent.

Pursuant to Section 7.2 of the Intercreditor Agreement, the undersigned hereby directs the Collateral Agent to comply with each of the following Delivery Instructions:                             .

[ ], as [[the Bank] [a Note]] Security Agent

By:
Name:
Title:

[cc: other Security Agents]

EXHIBIT D

[FORM OF]

JOINDER AGREEMENT

[Date]

THE BANK OF NOVA SCOTIA, as

    Collateral Agent

40 King Street West, 55th Floor

Toronto, ON

Canada M5H 1H1

Attn: Eli Mou

Fax: (416) 350-1161

Re:

COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT, dated as of May 29, 2018, by and among THE BANK OF NOVA SCOTIA, in its capacity as Bank Security Agent, WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as Existing 2013 Note Security Agent, THE BANK OF NEW YORK MELLON, in its capacity as Existing 2015 Note Security Agent, each Additional Note Security Agent that may have become a party thereto, and THE BANK OF NOVA SCOTIA, in its capacity as Collateral Agent (the “Intercreditor Agreement”).

Ladies and Gentlemen:

Capitalized terms used herein and not herein defined have the meanings ascribed thereto pursuant to the Intercreditor Agreement. The Intercreditor Agreement relates to certain indebtedness of CLEARBRIDGE ENERGY MLP OPPORTUNITY FUND INC.

By signing below, the Company represents and warrants that (a) immediately before and after giving effect to the issuance by the Company of the senior notes referred to on Attachment A hereto (the “Additional Senior Notes”) no Event of Default has occurred and is continuing, (b) Attachment B hereto is a true, correct and complete copy of the Note Purchase Agreement pursuant to which the Additional Senior Notes were issued (the “Additional Note Purchase Agreement”), and (c) Attachment C hereto is a true, correct and complete copy of the Security Agreement securing the obligations of the Company in respect of the Additional Senior Notes (the “Additional Note Security Agreement”).

By signing below,                              (a) represents and warrants that it has been duly appointed as security agent (in such capacity, the “Additional Note Security Agent”) for the Noteholders of the Additional Senior Notes pursuant to an agency agreement dated on or about the date hereof, a true, correct and complete copy of which is attached hereto as Attachment D (the “Additional Note Agency Agreement”), and (b) agrees to observe and perform all of its obligations as an Additional Note Security Agent under and pursuant to the terms of the Intercreditor Agreement.

For purposes of the Intercreditor Agreement, (a) the Additional Senior Notes constitute “Additional Senior Notes,” (b) the Additional Note Purchase Agreement constitutes an “Additional Note Purchase Agreement,” (c) the Additional Note Security Agent is an “Additional Note Security Agent,” and (d) the Additional Note Agency Agreement constitutes an “Additional Note Agency Agreement.”

By signing below, the Additional Note Security Agent represents and warrants that immediately after giving effect to this Joinder Agreement, all of the representations and warranties made by the Additional Note Security Agent in the Intercreditor Agreement are true and correct on and as of the date hereof.

CLEARBRIDGE ENERGY MLP OPPORTUNITY FUND INC.

By:
Name:
Title:

Address:	[ ], as Additional Note Security Agent

By:
Name:
Title:

Acknowledged and agreed:

[ ], as Collateral Agent

By:
Name:
Title:

ATTACHMENT A TO JOINDER AGREEMENT

LIST OF ADDITIONAL SENIOR NOTES

ATTACHMENT B TO JOINDER AGREEMENT

[ADDITIONAL NOTE PURCHASE AGREEMENT]

ATTACHMENT C TO JOINDER AGREEMENT

[ADDITIONAL NOTE SECURITY AGREEMENT]

ATTACHMENT D TO JOINDER AGREEMENT

[ADDITIONAL NOTE AGENCY AGREEMENT]

EXHIBIT E

[FORM OF]

DIRECTION

Reference is made to that certain Collateral Agency and Intercreditor Agreement, dated as of May 29, 2018, by and among The Bank of Nova Scotia, as Bank Security Agent, Wells Fargo Bank, National Association, as Existing 2013 Note Security Agent, The Bank of New York Mellon, as Existing 2015 Note Security Agent, each Additional Note Security Agent that may become a party thereto from time to time, and The Bank of Nova Scotia, as Collateral Agent (as the same may be further amended, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”). Capitalized terms used herein and not herein defined shall have the meanings set forth in the Intercreditor Agreement.

Pursuant to Section 2.10 of the Intercreditor Agreement, each of the undersigned hereby directs the Collateral Agent to execute and deliver the Joinder Agreement in the form attached hereto.

THE BANK OF NOVA SCOTIA, not in its	[OTHER SECURITY AGENT
individual capacity but solely as Bank
Security Agent

By:
Name:
By:			Title:]
Name:
Title:

WELLS FARGO BANK, NATIONAL
ASSOCIATION, not in its individual capacity but solely as Existing 2013 Note Security

Agent

By:
Name:
Title:

THE BANK OF NEW YORK MELLON, not in its individual capacity but solely as Existing 2015 Note Security Agent

By:
Name:
Title:

EXHIBIT F

[FORM OF]

TRANSFER COMPLETION CERTIFICATE

Reference is made to that certain Collateral Agency and Intercreditor Agreement, dated as of May 29, 2018, by and among The Bank of Nova Scotia, as Bank Security Agent, Wells Fargo Bank, National Association, as Existing 2013 Note Security Agent, The Bank of New York Mellon, as Existing 2015 Note Security Agent, each Additional Note Security Agent that may become a party thereto from time to time, and The Bank of Nova Scotia, as Collateral Agent (as the same may be further amended, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”). Capitalized terms used herein and not herein defined shall have the meanings set forth in the Intercreditor Agreement.

The Company hereby certifies to the Collateral Agent that all of the assets and other property of the Company held by State Street Bank and Trust Company pursuant to the Existing Custody Agreement have been transferred to The Bank of New York Mellon as custodian under the New Custody Agreement.

CLEARBRIDGE ENERGY MLP OPPORTUNITY FUND INC.

By:
Name:
Title:

ANNEX A

[ATTACH COPY OF EACH LOAN DOCUMENT]

ANNEX B

[ATTACH COPY OF EACH EXISTING 2013 NOTE DOCUMENT]

ANNEX C

[ATTACH COPY OF EACH EXISTING 2015 NOTE DOCUMENT]

ANNEX D-1

[ATTACH COPY OF THE TEMPORARY CONTROL AGREEMENT]

ANNEX D-2

[ATTACH COPY OF THE CONTINUING CONTROL AGREEMENT]

CLEARBRIDGE ENERGY MLP OPPORTUNITY FUND INC.

EXHIBIT O

FORM OF PREFERRED STOCK SUPPLEMENT

PREFERRED STOCK SUPPLEMENT NO.     , dated as of            , to the Credit Agreement, dated as of May 29, 2018, among ClearBridge Energy MLP Opportunity Fund Inc., a Maryland corporation, the Lenders party thereto, and The Bank of Nova Scotia, as Administrative Agent (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”). Each term that is defined in the Credit Agreement and not herein defined has the meaning ascribed thereto by the Credit Agreement when used herein.

1.        This is Preferred Stock Supplement No.     .

2.        “New Articles Supplementary” means the document a copy of which is attached hereto as Annex I.

3.        “Designated Section(s)” means the following Section(s) of the New Articles Supplementary:                     .

4.        “New Preferred Stock” means [include a description], in each case issued pursuant to the New Articles Supplementary and the New Securities Purchase Agreement.

5.        “New Securities Purchase Agreement” means the document a copy of which is attached hereto as Annex II.

6.        If the New Articles Supplementary refer therein to “Rating Agency Guidelines”, then such term means the guidelines a copy of which is attached hereto as Annex III.

[the remainder of this page has been intentionally left blank]

IN WITNESS WHEREOF, the parties hereto duly executed this Preferred Stock Supplement No.      as of the day and year first above written.

CLEARBRIDGE ENERGY MLP OPPORTUNITY FUND INC.

By:
Name:
Title:

Acknowledged and agreed to:

THE BANK OF NOVA SCOTIA, as
Administrative Agent

By:
Name:
Title: